UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Abercrombie & Fitch Co.

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LITTLE ANTHONY

2022

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Abercrombie & Fitch Co.

Abercrombie & Fitch | abercrombie kids | HOLLISTER | GILLY HICKS | SOCIAL TOURIST

April 25, 2022
TO OUR FELLOW STOCKHOLDERS:
We invite you to join us for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 8, 2022. The Annual Meeting will be held as a virtual meeting, to be conducted exclusively via webcast at www.virtualshareholdermeeting.com/ANF2022. Details regarding how to participate in the webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.
In Fiscal 2021, we continued to work stronger, smarter, faster, and more agile. With the launch of Social Tourist and the evolution of the Gilly Hicks brand, we now have five clearly defined brands, all of which we believe have global growth opportunity. Additionally, we have made significant progress on our transformation initiatives, which include: optimizing our global store network; enhancing our digital and omnichannel capabilities; increasing the speed and efficiency of our concept-to-customer lifecycle; and improving customer engagement. As we continued to navigate the ongoing challenges of the COVID-19 pandemic, our strong balance sheet has enabled us to double-down on our transformation initiatives. As a result, today, we are firmly in our growth phase.
In Fiscal 2021, even as stores reopened, roughly half of our sales were digital, compared to about a third in Fiscal 2018. We have thoughtful plans in place to continue to invest in digital and omnichannel capabilities and enhancements to create best-in-class customer experiences while growing profitably across channels. On our path to strategically refine our global footprint, since Fiscal 2018, we have removed 1.5 million gross square feet, or 23% of our global base, reflecting the closure of 228 locations, including 14 flagship stores. We have closed oversized and unproductive locations, and found new ways to meet our customers through enhanced shopping experiences, both in stores and through our digital channels. In terms of customer engagement, with our clearly defined brand purposes and competitive positioning, our teams have evolved how we stay close to our customers and their ever-changing needs.
We are proud of our Fiscal 2021 accomplishments. We delivered our best reported and adjusted operating margin(1) in over a decade, maintained a strong balance sheet, and prioritized returning excess cash to our shareholders, repurchasing 10.2 million shares for $377 million during Fiscal 2021. Although we were faced with many unexpected challenges throughout the year, including the rise of new COVID-19 variants and supply chain disruption, we again successfully navigated the headwinds. We will continue to expect ongoing unknowns, and we look forward to thoughtfully executing to our long-term view of strategic, global growth across our brands.
Whether or not you plan to join us for the Annual Meeting, it is important that your shares be represented. We encourage you to submit your proxy by telephone, by mail, or by logging in to www.proxyvote.com after reading the Notice and Proxy Statement.
Always Forward,

Fran Horowitz Chief Executive Officer	. Terry L. Burman Independent Chairperson of the Board

(1)Please refer to Appendix A to this Proxy Statement for information regarding the use of non-GAAP measures in this Proxy Statement.

Notice of Annual Meeting of Stockholders

DATE & TIME	LOCATION	RECORD DATE
June 8, 2022 10:00 a.m., Eastern Daylight Time	Via webcast: www.virtualshareholdermeeting.com/ANF2022 The meeting will be conducted virtually, and you will not be able to attend the meeting in person.	April 11, 2022
Items of Business

Proposal		Our Board’s Voting Recommendation

1	Elect the eleven director nominees named in the Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	✓	FOR each director nominee
2	Approve, on a non-binding, advisory basis, the compensation of our named executive officers for Fiscal 2021 (“Say on Pay”)	✓	FOR
3	Approve an amendment to our 2016 Long-Term Incentive Plan for Associates to increase the number of authorized shares	✓	FOR
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2022	✓	FOR

The Proxy Statement describes each of these items in detail. In addition, we will transact any other business that may properly come before the Annual Meeting, and at any adjournments or postponements thereof.
Important Voting Information
Even if you plan to participate in the Annual Meeting, we urge you to vote as soon as possible in one of the following ways:

Vote online by going to: www.proxyvote.com	Vote by calling toll-free U.S., U.S. Territories, and Canada Call 1-800-690-6903	Vote by mail (if you received a printed copy of the proxy materials): complete, sign, and date your proxy card and return it in the enclosed postage-paid envelope
Participating in the Annual Meeting
All stockholders are invited to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANF2022. Our goal is to ensure that stockholders have the same rights and opportunities to participate in the Annual Meeting as you would at an in-person meeting. You will be able to attend the meeting online, examine a list of our stockholders, vote your shares electronically, and submit questions during the meeting. To do so, you will need the unique 16-digit control number printed in the box on your Notice of Internet Availability of Proxy Materials or proxy card. Please see page 91 for more information.

By Order of the Board of Directors, Gregory J. Henchel Executive Vice President, General Counsel and Corporate Secretary Abercrombie & Fitch Co. 6301 Fitch Path, New Albany, Ohio 43054 April 25, 2022

YOUR VOTE IS IMPORTANT
Please carefully review the proxy materials for the 2022 Annual Meeting and cast your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

We have elected to furnish our Proxy Statement and our 2021 Annual Report (the “Annual Report”) which includes our Annual Report on Form 10-K for Fiscal 2021 (our “Fiscal 2021 Form 10-K”) to certain of our stockholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the Annual Meeting.

Beginning on April 25, 2022, we will first release to certain stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), containing instructions on how to access the Proxy Statement and Annual Report online. The Notice of Internet Availability contains instructions as to how you may elect to receive printed copies of the Proxy Statement and the Annual Report. All other stockholders will receive printed copies of the Proxy Statement and Annual Report, which will first be mailed to such stockholders on or about April 25, 2022.

The Notice of Internet Availability, Proxy Statement, and Annual Report are available online, free of charge, at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site. Our proxy materials also are available on our corporate website at corporate.abercrombie.com/investors.

Only stockholders who held our Class A Common Stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 11, 2022 (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

Please vote as soon as possible. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. If you do not plan on voting at the Annual Meeting, please submit your proxy prior to 11:59 p.m., Eastern Daylight Time, on June 7, 2022.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “approximate,” “outlook,” “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “goal,” “should,” and similar expressions may identify forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of our Fiscal 2021 Form 10-K and in our other filings made with the SEC could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this Proxy Statement: the ongoing impact of COVID-19 to our business; changes in global economic and financial conditions and the resulting impact on consumer confidence and consumer spending; failure to anticipate customer demand and changing fashion trends and manage our inventory commensurately; failure to operate effectively in a highly competitive industry; the impact of government sanctions, conflict, war, social unrest, civil disturbance, or disobedience; the impact of extreme weather; failure to successfully develop and/or successfully invest in customer, digital, and omnichannel initiatives; failure to appropriately address emerging environmental, social, and governance matters, including new and emerging government regulations designed to address climate change; failure to protect our reputation; cyber- and data privacy-related risks; adverse conditions affecting our supply chain; or ability to attract or retain talent. There can be no assurance that the forward-looking statements included in this Proxy Statement will prove to be accurate. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Incorporation by Reference

Neither the Report of the Compensation and Human Capital Committee on Executive Compensation nor the Report of the Audit and Finance Committee included herein shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference.
In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Other Information

References in this Proxy Statement to “Abercrombie,” “the Company,” “we,” “our,” and “us” refer to Abercrombie & Fitch Co., a Delaware corporation. References to “Fiscal 2021” refer to our fiscal year ended January 29, 2022, and references to “Fiscal 2022” refer to our fiscal year ending January 28, 2023. Further, references to “Fiscal 2019” refer to our fiscal year ended February 1, 2020, and references to “Fiscal 2020” refer to our fiscal year ended January 30, 2021. References to “GAAP” refer to generally accepted accounting principles in the United States.

Proxy Statement Summary
ABOUT ABERCROMBIE & FITCH CO.

We are a global, digitally-led omnichannel retailer offering a broad assortment of apparel, personal care products, and accessories for men, women, and kids through our five brands: Abercrombie & Fitch, abercrombie kids, Hollister, Gilly Hicks, and Social Tourist. The brands share a commitment to offering unique products of enduring quality and exceptional comfort that allow customers around the world to express their own individuality and style. We operate primarily in North America, Europe, and Asia.
OUR GLOBAL BRANDS

Since 1892, the brand has been a specialty retailer of quality apparel, outerwear and fragrance - designed to inspire our global customers to feel confident, be comfortable and face their Fierce.

BRAND PURPOSE
We believe that every day should feel as
exceptional as the start of the long weekend.

abercrombie kids is a global specialty retailer of quality, comfortable, made-to-play favorites.

BRAND PURPOSE
we see the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better everything.

The quintessential apparel brand of the global Gen Z consumer. At Hollister, summer isn’t just a season, it’s a state of mind. Hollister creates carefree style designed to make everyone feel celebrated and comfortable in their own skin, so they can live in a summer mindset all year long, whatever the season.

BRAND PURPOSE
We believe in liberating the spirit of an endless summer inside everyone.

Gilly Hicks was reintroduced in 2021. Gilly Hicks focuses on underwear, loungewear, and activewear designed to give all Gen Z customers their daily dose of happy.

BRAND PURPOSE
Everyone has their own unique happy place. We exist to help you find yours.

We introduced our fifth brand in 2021. Social Tourist is the creative vision of Hollister and social media personalities Dixie and Charlie D’Amelio. The lifestyle brand creates trend forward apparel that allows youth to experiment with their style, while exploring the duality of who they are both on social media and in real life.

BRAND PURPOSE
when ur in that life stage where every single thing you do is social, both irl & digitally, we exist to help u feel connected to all of it – the world, ur friends & urself

2022 Proxy Statement	1	Abercrombie & Fitch Co.

PROXY STATEMENT SUMMARY
CORPORATE CULTURE HIGHLIGHTS

Corporate Purpose
In 2021, we introduced our corporate purpose. We arrived at our corporate purpose after conducting listening sessions with our associates and our customers, and by weaving in key themes from each of our brand purposes. Our corporate purpose informs our mission, shapes our vision, and supports our brand positioning. It’s our North Star and “why” we do what we do every day.

We are here for you on the journey to being and becoming who you are.

2021 Recognitions
We are proud to be recognized in 2021 for our strong corporate culture and our associates’ workplace experience:

Designated as a best place to work for the LGBTQ+ community for the 16th consecutive year by the Human Rights Campaign

Named one of the Best Workplaces in Retail™ by Fortune magazine

Became a Great Place to Work-Certified™ organization

Recognized by Forbes as a Best Employer for Diversity and a Best Employer for Women
CORPORATE GOVERNANCE HIGHLIGHTS

Corporate Governance Practices
We consistently seek to follow best practices in corporate governance. Some of our corporate governance practices are highlighted:

Board and Committee Independence
✓	All director nominees are independent, except our CEO	✓	All committee members are independent (except the Executive Committee, which only meets on an as-needed basis)

Board and Committee Diversity
✓	64% of directors self-identify as diverse as to gender or race/ethnicity	✓	Three of five committee chairs self-identify as female

✓	Our Corporate Governance Guidelines require that any director search include women and minorities among the pool of potential new director candidates	✓	We publicly disclose diversity information on an individual director basis

Other Board and Committee Practices
✓	Separate Chairperson and CEO positions	✓	Meaningful stock ownership guidelines

✓	Overboarding policy limiting other public company board and audit committee service	✓	Robust annual Board, Board committee, and peer director evaluations

✓	Regular executive sessions of non-associate directors	✓	Active succession planning by Board

✓	Continuing education opportunities and reimbursement for outside educational programs	✓	Stringent Code of Business Conduct and Ethics that requires waivers to be approved by the independent directors and publicly disclosed

Stockholder Rights
✓	Declassified Board with annual election of directors	✓	Majority voting for director elections, with resignation policy

✓	Proxy access for director candidates nominated by stockholders, reflecting market standards	✓	No poison pill

Abercrombie & Fitch Co.	2	2022 Proxy Statement

PROXY STATEMENT SUMMARY
Board and Committee Refreshment
Our Nominating and Board Governance Committee (sometimes referred to herein as the “Nominating Committee”) is charged with the responsibility of evaluating each incumbent director’s qualifications, performance, and ability to continue to contribute productively to help ensure the appropriate composition and tenure of the Board.
Over the past several years, the Nominating Committee has recommended to the Board the nomination of directors who we believe bring fresh perspectives and certain specialized skills or expertise, which we believe are well balanced by the contributions of our directors with longer tenures who have over time gained significant institutional knowledge. Our commitment to bringing fresh ideas and perspectives to the Board is demonstrated by our current Board composition. Six of our ten independent directors joined the Board since the beginning of Fiscal 2019. Additionally, in recognition of our commitment to maintaining the appropriate balance of tenure and specialized experience on our Board, we do not believe that establishing arbitrary term limits based on age or years of service for our directors is in the best interest of the Company or our stockholders. Such limits may force the Company to lose the contribution of directors who have over time gained significant institutional knowledge and/or who provide certain specialized skills or expertise to the Board.
Our Nominating Committee is also responsible for evaluating and making recommendations to our Board regarding Board committee assignments. In June 2021, following the departure of two former directors, our Nominating Committee evaluated the Board committees’ composition. Following such evaluation, the Nominating Committee recommended, and the Board approved, the refreshment of the membership of our Audit and Finance Committee (sometimes referred to herein as the “Audit Committee”) and our Environmental, Social, and Governance Committee (formerly known as our Corporate Social Responsibility Committee, and sometimes referred to herein as the “ESG Committee”).
Board Snapshot

2022 Proxy Statement	3	Abercrombie & Fitch Co.

PROXY STATEMENT SUMMARY
Director Nominee Overview

Name		Primary Occupation	Director Since	Independent	Committee Membership					Other Public Company Boards
					AFC	CHCC	NBGC	ESGC	EC

	Kerrii B. Anderson	Former President and CEO Wendy’s International, Inc.	2018	✓	©		●			3
	Terry L. Burman	Chairperson of the Board Abercrombie & Fitch Co.	2014	✓					©	0
	Felix J. Carbullido	EVP, Chief Marketing Officer Williams-Sonoma, Inc.	2019	✓		●		●		0
	Susie Coulter	Founder and CEO Arq Botanics LLC	2020	✓				©		0
	Sarah M. Gallagher	Former Executive Chairperson Rebecca Taylor	2014	✓			●	●		1
	James A. Goldman	Senior Advisor Eurazeo SE	2020	✓		●	●			1
	Michael E. Greenlees	Chairman Scoota Inc.	2011	✓		●				0
	Fran Horowitz	CEO Abercrombie & Fitch Co.	2017						●	1
	Helen E. McCluskey	Former President and CEO The Warnaco Group, Inc.	2019	✓	●	©				1
	Kenneth B. Robinson	Former SVP, Audit Services, Exelon Corporation; Former Senior Finance Executive, The Procter & Gamble Company	2021	✓	●			●		1
	Nigel Travis	Former Chairman Dunkin’ Brands Group, Inc.	2019	✓	●		©		●	1

AFC	Audit and Finance Committee					●	Member
CHCC	Compensation and Human Capital Committee					©	Committee Chair
NBGC	Nominating and Board Governance Committee
ESGC	Environmental, Social, and Governance Committee
EC	Executive Committee

Stockholder Engagement
In Fiscal 2021, despite the ongoing challenges posed by the COVID-19 pandemic, we engaged in active dialogues with sell-side analysts and buy-side investors. These efforts included engagement with our top actively-managed stockholders and conversations with new investors. As a matter of policy and practice, we foster and encourage engagement with our stockholders on progress against the key transformation initiatives that will enable us to drive strategic, global growth.

Abercrombie & Fitch Co.	4	2022 Proxy Statement

PROXY STATEMENT SUMMARY
ENVIRONMENTAL AND SOCIAL HIGHLIGHTS

Environmental and Social Practices
We operate and invest in our business with a focus on the long term, which requires taking into consideration environmental and social matters that are important to our stakeholders, including our customers, our associates, and our partners. In our efforts to create positive impacts within our organization and within communities we operate in, we have implemented practices and established targets to promote inclusion and diversity, community involvement, and environmental and social stewardship. A few environmental and social highlights from Fiscal 2021 are as follows:

Inclusion and Diversity
✓	Hosted our inaugural Inclusion and Diversity Month: a month-long associate enrichment, inclusive-leadership, and educational initiative reaching associates globally across our home offices, stores, and distribution centers

✓	Held our first HBCU Summit, with student attendees represented from the top six Historically Black colleges and universities in the United States

✓
Continued investments in, and expansion of, our associate resource groups (“ARGs”), including:
•Ongoing programming for our BIPOC and LGBTQIA+ communities and allies through our BIPOC ARG and Pride ARG
•Establishing a new associate resource group for families, parents, and caregivers (Families ARG)

✓	Deployed brand inclusion and diversity training for our brands’ global merchandising, marketing, and design teams

✓	Launched our third installment of the Abercrombie & Fitch brand’s “For Justice” collection: a gender-inclusive, purpose-led product capsule designed by members of our BIPOC ARG

✓
Launched capsule collections celebrating Pride:
•Hollister launched a gender-inclusive product collection co-created with GLSEN’s National Student Council Members
•Abercrombie & Fitch and abercrombie kids each launched gender-inclusive collections co-created with The Trevor Project

Environmental and Sustainability
✓	Participant in the United Nations Global Compact (“UNGC”) and reaffirmed our commitment to the UNGC’s Ten Principles

✓	Trained third-party factory workers on anti-human trafficking, gender equality, and health and safety

✓	Made progress against our previously published sustainability goals and established additional goals

Global Giving and Community Involvement
✓	Donated over $5.8 million to charitable causes and $3.0 million through in-kind giving in Fiscal 2021, with the help of our partners, our customers, and our associates

✓	Our global associates remained committed to our communities, volunteering approximately 14,000 hours

2022 Proxy Statement	5	Abercrombie & Fitch Co.

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS

For a detailed discussion of our executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 41. For purposes of the Proxy Statement (other than in the “Compensation Discussion and Analysis” section), our Compensation and Human Capital Committee is sometimes referred to as the “Compensation Committee.”
Compensation Practices
The following compensation practices demonstrate how we believe our executive compensation program reflects best practices and reinforces our culture and values:

✓	Practices We Employ	X	Practices We Avoid

✓	Emphasis on at-risk pay	X	Excise tax gross-up payments
✓	Rigorous performance metrics	X	Derivatives or hedging of equity securities
✓	Robust stock ownership guidelines	X	Pledging of equity securities
✓	Incentive compensation clawback policy	X	Liberal share recycling provisions
✓	Benchmark NEO pay against a compensation peer group	X	Multi-year employment agreements with NEOs
✓	Compensation Committee retains an independent compensation consultant	X	Modification of out-of-the money stock options or stock appreciation rights
✓	Annual “say on pay” vote	X	Dividend equivalents on certain equity awards
✓	Conservative compensation risk profile
✓	Double-trigger equity vesting in the event of a change of control
Fiscal 2021 Compensation Program Elements
The following table summarizes the compensation elements provided for our named executive officers (sometimes referred to herein as our “NEOs”) in Fiscal 2021:

Element	Purpose	Metric

Base Salary	Fixed annual cash compensation to attract and retain executive officers	Established after review of base salaries for executive officers at companies in our compensation peer group and the performance of each of our NEOs
Annual Cash Incentive Program	Performance-based variable pay that delivers cash incentives when the Company meets or exceeds key financial results	Based on an assessment of Adjusted EBIT(1) performance against pre-established goals (seasonal based measurement means that goals are weighted 30% for Spring and 70% for Fall)
Long-Term Equity Incentive Awards	Performance-based and service-based equity compensation to reward our executive officers for a balanced combination of the Company meeting or exceeding key financial results and creating long-term stockholder value
50% Performance-based Performance Share Awards (“PSAs”) measure a three-year period spanning Fiscal 2021 to Fiscal 2023 and are based on the following measures:
•33.33% on Net Sales Compound Annual Growth Rate (“CAGR”)
•33.33% on Average EBIT Margin %(1)
•33.34% on Relative Total Shareholder Return (“TSR”)

50% Service-based Restricted Stock Units (“RSUs”) that vest in equal installments over three years from the grant date

(1)These are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for additional detail on these performance metrics.

Abercrombie & Fitch Co.	6	2022 Proxy Statement

PROXY STATEMENT SUMMARY
Recent Evolution of Our Compensation Program and Changes in Fiscal 2021
As a result of the ongoing pandemic, the future state of the economy remained highly uncertain at the start of Fiscal 2021. However, after having focused on actions to generate cash flow and preserve liquidity through the early days of the COVID-19 pandemic in Fiscal 2020, the Compensation Committee decided that it was in the best interests of the Company and our stockholders to return to a more steady-state, pre-pandemic incentive program design for Fiscal 2021 that:
•was similar to the design used in Fiscal 2019;
•measured profitability in the annual cash incentive program; and
•based achievement of the long-term incentive awards on a mix of sales growth, profitability, and stock price performance over a three-year period. We elected to measure profitability margin instead of returning to average return on invested capital (“Average ROIC”) in support of our focus on long-term profitable growth.

Program	Feature	FY19 Design	FY20 Design	FY21 Design

Annual Cash Incentive Program	Metric	Adjusted EBIT	Operating Cash Flow	Adjusted EBIT(1)
	Cadence	30% Spring 70% Fall	100% Annual	30% Spring 70% Fall
Long-Term Equity Incentive Awards	Vehicle Mix	PSAs (60%) RSUs (40%)	PSAs (50%) RSUs (50%)	PSAs (50%) RSUs (50%)
	PSA Metrics	Net Sales CAGR (33.33%) Average ROIC (33.33%)(1) Relative TSR (33.34%)	Relative TSR (100%)	Net Sales CAGR (33.33%) Average EBIT Margin % (33.33%)(1) Relative TSR (33.34%)
	TSR Comparators	S&P Select Retail Industry Index	Primary peer group	Primary peer group
Compensation Program Changes for Fiscal 2022
The actions taken by management in recent years to transform our business, along with decisions made in Fiscal 2020 and Fiscal 2021 to respond to the COVID-19 pandemic, resulted in Fiscal 2021 net sales that exceeded Fiscal 2019 levels and delivered our best reported and adjusted operating margin(2) in over a decade, establishing a strong foundation for further growth and value creation. With this in mind, our Compensation Committee approved the addition of a Net Sales metric to the Fiscal 2022 annual cash incentive program with a 20% weighting (the Adjusted EBIT metric will be reduced to 80%). With the addition of the Net Sales metric, a sales-related performance metric will be included in both the short-term and long-term incentive plans, which reinforces management’s commitment to growing our business in the near-term, while simultaneously positioning the Company for successful long-term growth. No changes were made to the long-term equity incentive programs for Fiscal 2022.
Ongoing Commitment to Pay-for-Performance
We are committed to aligning the outcomes of our executives’ compensation programs with the Company’s financial performance. For our NEOs, the majority of their total compensation opportunity is at-risk, or contingent upon our financial performance and appreciation in the market price of our Common Stock.

Percentage of Chief Executive Officer’s compensation that was at-risk in Fiscal 2021	88%
Percentage of other NEOs’ compensation (on average) that was at-risk in Fiscal 2021	74%
Say on Pay Results
Our approach to executive compensation has driven high levels of support for our “Say on Pay” proposal over the past several years.

Percentage of stockholder votes in favor of our executive compensation program at our 2021 Annual Meeting of Stockholders	98%
(1)These are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for additional detail on these performance metrics.
(2)Adjusted operating margin is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on adjusted results and other important information regarding the use of non-GAAP or adjusted measures.

2022 Proxy Statement	7	Abercrombie & Fitch Co.

PROXY STATEMENT SUMMARY
VOTING MATTERS AND RECOMMENDATIONS

Proposal		Our Board’s Voting Recommendation	Page

1	Elect the eleven director nominees named in this Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	FOR each director nominee	9
2	Approve, on a non-binding, advisory basis, the compensation of our named executive officers for Fiscal 2021 (“Say on Pay”)	FOR	40
3	Approve an amendment to our 2016 Long-Term Incentive Plan for Associates to increase the number of authorized shares	FOR	73
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2022	FOR	88
ADDITIONAL INFORMATION

Refer to the “Additional Information About Our Annual Meeting and Voting” section of this Proxy Statement beginning on page 91 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholder proposals, and other pertinent information.
Additional questions about voting may be directed to Innisfree M&A Incorporated (“Innisfree”), our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Abercrombie & Fitch Co.	8	2022 Proxy Statement

PROPOSAL 1
Election of Directors
Our directors are elected annually for one-year terms. Notwithstanding the expiration date of his or her term, each director holds office until his or her successor is elected and qualified.
There are currently 11 directors serving on the Board, all of whose terms expire at the Annual Meeting. The Board is pleased to nominate all 11 current directors to stand for re-election at the Annual Meeting.
The persons named as proxies will vote for each of the nominees named, unless you vote against or abstain from voting for or against one or more of them. The 11 director nominees have agreed to serve if elected, and the Board has no reason to believe that any director nominee will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the Annual Meeting, then the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the number of directors. Each director nominee must be elected by a majority of the votes cast “for”, and votes may not be cumulated.
Under our Amended and Restated Bylaws (“Bylaws”), in an uncontested election of directors, which we expect to be the case at the Annual Meeting, each director nominee must be elected by a majority of the votes cast. Broker non-votes and abstentions will not be treated as votes cast. Under our Corporate Governance Guidelines, if an incumbent director does not receive a majority of votes cast in an uncontested election, he or she must tender his or her resignation to the Board. In determining whether to accept reject such resignation, our Nominating Committee and the Board (without participation by the impacted director) will evaluate the resignation in light of the best interests of the Company and our stockholders. If the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders or until the director’s successor is elected and qualified, subject to the director’s prior death, resignation, or removal. If the Board accepts the resignation, our Nominating Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. The Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

YOUR VOTE IS IMPORTANT	The Board unanimously recommends that you vote FOR each of the nominees identified below.

2022 Proxy Statement	9	Abercrombie & Fitch Co.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities, and other attributes discussed below in “Nominees for Our Board of Directors.” We also endeavor to have a Board that represents a range of qualifications, skills, and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s business, enterprise risks, and strategic priorities.
We describe below the key experiences, qualifications, skills, and attributes that each director nominee brings to the Board that, for reasons discussed below, are important to our businesses and structure. The Nominating Committee and the Board considered these key experiences, qualifications, skills, attributes, and the nominees’ other attributes, including diversity, in determining that they be nominated.
KEY EXPERIENCE, QUALIFICATIONS, AND ATTRIBUTES OF OUR NOMINEES

Director Skills Matrix
The Company has identified the following key experience, qualifications, and skills from questionnaires completed by each director nominee. We believe that this reflects the balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of our Board, and we believe that each nominee has a broad array of knowledge, experience, and skills.

Abercrombie & Fitch Co.	10	2022 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Diversity and Tenure Matrix
As described in our Corporate Governance Guidelines, the Board and the Nominating Committee consider, among other important factors, diversity with respect to race, ethnicity, gender, age, and experience when identifying and selecting nominees for our Board. Our directors’ tenure, age, and self-identified diversity traits (disclosed as of February 16, 2022) are shown in the matrix below.

	Kerrii Anderson	Terry Burman	Felix Carbullido	Susie Coulter	Sarah Gallagher	James Goldman	Michael Greenlees	Fran Horowitz	Helen McCluskey	Kenneth Robinson	Nigel Travis

TENURE
Years on Board	4	8	3	2	8	2	11	5	3	1	3

AGE
Age of Director	64	76	55	56	70	63	75	58	67	67	72

RACE/ ETHNICITY
Black or African American										✓
Native Hawaiian or Pacific Islander			✓
White	✓	✓		✓	✓	✓	✓	✓	✓		✓

GENDER
Female	✓			✓	✓			✓	✓
Male		✓	✓			✓	✓			✓	✓

NATIONALITY
Born Outside of the United States				✓			✓				✓

2022 Proxy Statement	11	Abercrombie & Fitch Co.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Our Board of Directors

Information regarding each director nominee is set forth below. We believe that each of the director nominees has a reputation for the highest character and integrity; works cohesively and constructively with the other members of our Board and with management of the Company; and demonstrates business acumen and an ability to exercise sound judgment.

Kerrii B. Anderson AGE | 64 INDEPENDENT DIRECTOR SINCE | 2018 COMMITTEES | AFC (Chair); NBGC	Executive Roles

•Former President and Chief Executive Officer of Wendy’s International, Inc. (n/k/a The Wendy’s Company), a restaurant operating and franchising company, until Wendy’s merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. (November 2006 to September 2008)

Other Public Company Boards

•Laboratory Corporation of America Holdings (NYSE: LH), a global life sciences company (May 2006 to present), Audit Committee (Chair); Nominating and Governance Committee
•Worthington Industries, Inc. (NYSE: WOR), an industrial manufacturing company (September 2010 to present), Audit Committee; Compensation Committee
•The Sherwin-Williams Company (NYSE: SHW), a company engaged in the development, manufacture, distribution and sale of paint, coatings and related products (April 2019 to present), Compensation and Management Development Committee (Chair); Nominating and Corporate Governance Committee

Previous Public Company Boards (Past Five Years): None

Key Qualifications
	•Technology and Information Security •Environmental and Social •Finance, Audit, and Accounting •Global Business Experience •Marketing •Risk Management and Compliance	•Supply Chain and Logistics •Public Company Board Experience •Corporate Governance •Executive Leadership Experience •Consumer Facing Business

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PROPOSAL 1 - ELECTION OF DIRECTORS

Terry L. Burman Chairperson of the Board AGE | 76 INDEPENDENT DIRECTOR SINCE | 2014 COMMITTEE | EC (Chair)	Company Roles

•Chairperson of the Board of the Company (since February 2018) and Chair of the Company’s Executive Committee (since February 2018), former Lead Independent Director of the Company (March 2017 to February 2018), former Chair of the Company’s Nominating and Board Governance Committee (June 2015 to February 2018), and former member of the Company’s Compensation Committee (February 2014 to February 2018)

Executive Roles

•Former Chief Executive Officer of Signet Jewelers Limited, a specialty jewelry retailer (March 2000 to January 2011) and former Chief Executive Officer and Chairman of Sterling Jewelers, Inc., the U.S. division of Signet Jewelers Limited (1995 to January 2006)

Other Public Company Boards: None

Previous Public Company Boards (Past Five Years)

•Tuesday Morning Corporation (Nasdaq: TUEM), a closeout retailer of upscale decorative home accessories, housewares, seasonal goods, and famous-maker gifts in the United States (February 2013 to December 2020), Chairman of the Board (December 2015 to December 2020); Nominating and Governance Committee (Chair) (September 2015 to December 2020)

Other Leadership Roles

•Director of Learning Care Group, a privately-held company operating over 900 learning and daycare centers in the United States (July 2014 to present)
•Member of the St. Jude Children’s Research Hospital Board of Governors (July 2004 to present), Chairman of the Board (July 2013 to June 2015; July 2020 to June 2021)
•Board member of ALSAC, the fundraising organization of St. Jude (July 2004 to present)
•Member of the Board of Trustees of the Norman Rockwell Museum (September 2016 to present)

Key Qualifications
	•Risk Management and Compliance •Public Company Board Experience •Retail Business Experience •Corporate Governance	•Finance, Audit, and Accounting •Merchandising •Global Business Experience •Executive Leadership Experience

Felix J. Carbullido AGE | 55 INDEPENDENT DIRECTOR SINCE | 2019 COMMITTEES | CHCC; ESGC	Executive Roles

•Executive Vice President and Chief Marketing Officer for Williams-Sonoma, Inc. (“WSM”), a specialty retailer of home products (August 2014 to present), where he oversees marketing strategy and operations across all seven WSI Brands – Pottery Barn, PB Kids, Pottery Barn Teen, Williams-Sonoma, West Elm, Rejuvenation, and Mark and Graham
•Former Senior Vice President of Pottery Barn Direct, overseeing all aspects of the online and catalog business and former Vice President, Pottery Barn E-Commerce (April 2009 to August 2014)
•Former Senior Vice President of Smith & Hawken, responsible for Retail and Direct-to-Consumer channels and overseeing all aspects of merchandising, marketing and creative (February 2006 to November 2008)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Other Leadership Roles
•Executive sponsor of WSI’s Inclusion and Diversity programs (February 2015 to December 2019) •Member of Gap Inc.’s Diversity Council (January 2004 to December 2005)

Key Qualifications
	•Environmental and Social •Retail Business Experience •Executive Leadership Experience	•Merchandising •Marketing •Consumer Facing Business

2022 Proxy Statement	13	Abercrombie & Fitch Co.

PROPOSAL 1 - ELECTION OF DIRECTORS

Susie Coulter AGE | 56 INDEPENDENT DIRECTOR SINCE | 2020 COMMITTEE | ESGC (Chair)	Executive Roles

•Founder of Arq Botanics LLC, a personal care company specializing in all-natural skin care products (January 2021 to present)
•Co-Founder and Chief Executive Officer of Bronty Beauty LLC, a beauty company specializing in all-natural skin care products (January 2017 to December 2020)
•Former President, Beauty – Victoria’s Secret Beauty, L Brands, Inc. (n/k/a Victoria’s Secret & Co., which was separated from L Brands, Inc. in 2021), the beauty division of a specialty retailer of women’s intimate and other apparel (November 2012 to March 2016)
•Former President, Polo Ralph Lauren Retail Stores, a subsidiary of an apparel retailer (November 2007 to October 2012)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Key Qualifications
	•Supply Chain and Logistics •Retail Business Experience •Marketing •Global Business Experience	•Merchandising •Executive Leadership Experience •Consumer Facing Business

Sarah M. Gallagher AGE | 70 INDEPENDENT DIRECTOR SINCE | 2014 COMMITTEES | NBGC; ESGC	Executive Roles

•Former Executive Chairperson of Rebecca Taylor, a women’s apparel division of Kellwood Company (August 2014 to August 2015)
•Former President of Ralph Lauren North America e-Commerce, a subsidiary of a lifestyle brand (April 2007 to April 2013)
•Former President of Ralph Lauren Media LLC, a subsidiary of a lifestyle brand (November 2001 to March 2007)

Other Public Company Boards

•La-Z-Boy Incorporated (NYSE: LZB), a leading residential furniture manufacturer with wholesale and retail distribution (August 2016 to present), Compensation and Talent Management Committee; Nominating and Governance Committee

Previous Public Company Boards (Past Five Years): None

Other Leadership Roles
•Member of the Advisory Board of ActionIQ, Inc., a customer data platform service provider (September 2018 to present) •Executive Advisor of FitforCommerce, retail consultants (August 2016 to present)

Key Qualifications
	•Public Company Board Experience •Retail Business Experience •Marketing •Executive Leadership Experience	•Merchandising •Corporate Governance •Consumer Facing Business

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PROPOSAL 1 - ELECTION OF DIRECTORS

James A. Goldman AGE | 63 INDEPENDENT DIRECTOR SINCE | 2020 COMMITTEES | CHCC; NBGC	Executive Roles

•Senior Advisor at Eurazeo SE, a global investment firm listed on the Paris Stock Exchange (December 2016 to present), and serves on the Boards of Directors of several of its privately-held portfolio companies: Q Mixers, a beverage company specializing in premium branded mixers (April 2019 to present), Waterloo Sparkling Water Corp., a company specializing in carbonated sparkling water products (September 2020 to present), and Dewey’s Bakery, a company specializing in premium cookie and cracker products (October 2020 to present)
•Former Chief Executive Officer and member of the Board of Directors of Godiva Chocolatier, Inc., an international premium chocolate company and retailer (February 2004 to May 2014)
•Former President of Food & Beverage Division at Campbell Soup Company, a manufacturer and marketer of soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products (September 2001 to February 2004)

Other Public Company Boards
•Domino’s Pizza, Inc. (NYSE: DPZ), a global restaurant and pizza corporation (March 2010 to present), Nominating and Corporate Governance Committee (Chair); Audit Committee
Previous Public Company Boards (Past Five Years): None

Key Qualifications
	•Public Company Board Experience •Corporate Governance •Executive Leadership Experience •Consumer Facing Business •Merchandising	•Global Business Experience •Marketing •Finance, Audit, and Accounting •Supply Chain and Logistics

Michael E. Greenlees AGE | 75 INDEPENDENT DIRECTOR SINCE | 2011 COMMITTEE | CHCC	Executive Roles

•Chairman of Scoota Inc, a privately-held programmatic advertising business based in the United Kingdom (August 2013 to present)
•Former member of the Board of Directors and an Executive Director of Ebiquity plc, a U.K.-based company providing data-driven insights to the global media and marketing community and listed on the London Stock Exchange’s AIM market (December 2015 to April 2016)
•Former Chief Executive Officer of Ebiquity plc (October 2007 to December 2015)
•Former Executive Vice President of Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses (March 2001 to March 2003)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Key Qualifications
	•Technology and Information Security •Retail Business Experience •Corporate Governance •Executive Leadership Experience	•Consumer Facing Business •Public Company Board Experience •Global Business Experience •Marketing

2022 Proxy Statement	15	Abercrombie & Fitch Co.

PROPOSAL 1 - ELECTION OF DIRECTORS

Fran Horowitz Chief Executive Officer AGE | 58 NOT INDEPENDENT DIRECTOR SINCE | 2017 COMMITTEE | EC	Executive Roles

•Chief Executive Officer and Principal Executive Officer of the Company (February 2017 to present)
•Former President and Chief Merchandising Officer for all brands of the Company (December 2015 to February 2017), former member of the Office of the Chairman of the Company (December 2014 to February 2017) and former Brand President of Hollister (October 2014 to December 2015)

Other Public Company Boards
•Conagra Brands, Inc. (NYSE: CAG), one of North America’s leading branded food companies (July 2021 to present), Audit/Finance Committee
Previous Public Company Boards (Past Five Years): None

Other Leadership Roles

•Member of the Board of Directors of SeriousFun Children’s Network, Inc., a non-profit corporation that provides specially-adapted camp experiences for children with serious illnesses and their families, free of charge (March 2017 to present)
•Member of the Board of Directors of Chief Executives for Corporate Purpose (CECP), a CEO-led coalition that helps companies transform their social strategy by providing customized resources (October 2019 to present)

Key Qualifications
	•Public Company Board Experience •Global Business Experience •Executive Leadership Experience	•Retail Business Experience •Marketing •Merchandising

Helen E. McCluskey AGE | 67 INDEPENDENT DIRECTOR SINCE | 2019 COMMITTEES | CHCC (Chair); AFC	Executive Roles

•Former independent director of PVH Corporation, which position she assumed following the acquisition of The Warnaco Group, Inc. (February 2013 to June 2014)
•Former President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc., a company which designed, sourced, marketed, licensed, and distributed a broad line of intimate apparel, sportswear, and swimwear products worldwide (February 2012 to February 2013)
•Former Chief Operating Officer of The Warnaco Group, Inc. (September 2010 to February 2012)

Other Public Company Boards
•Signet Jewelers Limited (NYSE: SIG), a retailer of diamond jewelry (August 2013 to present), Governance and Technology Committee (Chair); Audit Committee; Finance Committee
Previous Public Company Boards (Past Five Years)

•Dean Foods Company, food and beverage company (November 2015 to May 2020), Audit Committee
•Avon Products, Inc. (NYSE: AVP), beauty products company (July 2014 to January 2020), Compensation and Management Development Committee (Chair)

Key Qualifications
	•Risk Management and Compliance •Supply Chain and Logistics •Public Company Board Experience •Retail Business Experience •Marketing	•Environmental and Social •Finance, Audit, and Accounting •Merchandising •Global Business Experience •Executive Leadership Experience

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PROPOSAL 1 - ELECTION OF DIRECTORS

Kenneth B. Robinson AGE | 67 INDEPENDENT DIRECTOR SINCE | 2021 COMMITTEES | AFC; ESGC	Executive Roles

•Former Senior Vice President, Audit and Controls for Exelon Corporation, a Fortune 100 energy company with the largest number of electricity and natural gas customers in the United States (August 2016 to March 2020)
•Former Vice President, Global Diversity & Inclusion (July 2015 to June 2016); Former Vice President, Finance; Global Internal Audit & Governance, Risk & Compliance Leader (July 2006 to June 2015); and Former Chief Audit Executive (July 2002 to June 2006) with The Procter & Gamble Company, a leading consumer goods company

Other Public Company Boards
•Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of payroll and human capital management software solutions (March 2020 to present), Audit Committee
Previous Public Company Boards (Past Five Years): None

Other Leadership Roles
•Member of Board of Directors of Morgan Stanley US Banks, National Association, national banks (August 2015 to present), Audit Committee (Chair); Risk Committee

Key Qualifications
	•Technology and Information Security •Environmental and Social •Finance, Audit, and Accounting •Global Business Experience •Executive Leadership Experience	•Risk Management and Compliance •Supply Chain and Logistics •Public Company Board Experience •Corporate Governance •Consumer Facing Business

Nigel Travis AGE | 72 INDEPENDENT DIRECTOR SINCE | 2019 COMMITTEES | NBGC (Chair); AFC; EC	Executive Roles

•Former Non-Executive Chairman of the Board of Dunkin’ Brands Group, Inc., a quick-service restaurant franchisor (January 2019 to December 2020)
•Former Executive Chairman of the Board of Dunkin’ Brands Group, Inc. (May 2013 to December 2018) and former Chief Executive Officer of Dunkin’ Brands Group, Inc. (January 2009 to July 2018)

Other Public Company Boards
•Advance Auto Parts, Inc. (NYSE: AAP), automotive aftermarket parts provider (August 2018 to present), Compensation Committee, Nominating and Corporate Governance Committee (Chair)
Previous Public Company Boards (Past Five Years)

•Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) (July 2011 to December 2020)
•Office Depot, Inc. (now known as The ODP Corporation) (Nasdaq: ODP), provider of business services and supplies, products and technology solutions (March 2012 to May 2020), Audit Committee; Compensation Committee

Key Qualifications
	•Technology and Information Security •Environmental and Social •Public Company Board Experience •Global Business Experience •Marketing •Consumer Facing Business	•Risk Management and Compliance •Supply Chain and Logistics •Retail Business Experience •Corporate Governance •Executive Leadership Experience

2022 Proxy Statement	17	Abercrombie & Fitch Co.

Corporate Governance
The following section discusses our corporate governance, including the role of our Board and Board committees. Our Corporate Governance Guidelines, which were adopted to promote the effective functioning of the Board and Board committees and to reflect our commitment to high standards of corporate governance, are periodically reviewed by the Board to verify they reflect the Board’s evolving corporate governance practices, policies, and procedures. In addition, we have a Code of Business Conduct and Ethics, which applies to all associates and directors worldwide (including members of the Board) and incorporates an additional Code of Ethics applicable to our Chief Executive Officer, our Chief Financial Officer, and other designated financial associates. Additional information regarding corporate governance (including a copy of our Corporate Governance Guidelines), a copy of the charter of each of our Board committees, and a copy of our Code of Business Conduct and Ethics, may be found on our corporate website at corporate.abercrombie.com on the “Corporate Governance” page. The Company will provide copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, and any of the Board committee charters to any stockholder, free of charge, upon written request to our Corporate Secretary at 6301 Fitch Path, New Albany, Ohio 43054.
GOVERNANCE PRINCIPLES

Our Board and executive team believe that strong and effective corporate governance is essential to our overall success. Our Board reviews our major governance policies, practices, and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes, and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis, with a focus on delivering long-term stockholder value. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.

Governance Principles		Our Practice

1	Accountability to stockholders	•All directors are elected annually •Eligible stockholders may include their director nominees in our proxy materials

2	Appropriate stockholder voting rights	•Proxy access for director candidates nominated by stockholders, reflecting market standards •We do not have a “poison pill”

3	Regular and proactive stockholder engagement
•Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results
•Our directors are available to participate in stockholder engagement when it is helpful or required

4	Independent Board leadership structure
•We separate the roles of Chairperson of the Board and CEO and require that our Board be led by an independent director to aid in the Board’s oversight of management
•All members of the Audit Committee, Compensation Committee, and Nominating Committee are independent of the Company and our management

5	Effective Board policies and practices
•Our Corporate Governance Guidelines require a majority of our directors to be independent; 10 of our 11 director nominees are independent of the Company and our management
•Our Board is composed of accomplished professionals with deep and diverse experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board (the Director Skills Matrix is presented above under Proposal 1 – Election of Directors)
•The Board seeks to achieve diversity among its members
•Each standing Board committee has a charter that is publicly available on our corporate website, meets applicable legal requirements, and reflects good corporate governance
•The Nominating Committee reviews the Company’s governance policies and practices annually and makes recommendations to the Board

Abercrombie & Fitch Co.	18	2022 Proxy Statement

CORPORATE GOVERNANCE
ROLE OF THE BOARD

The business and affairs of the Company are managed by, and under the direction of, our Board, which serves as the ultimate decision-making body of the Company, except for those matters reserved to (or shared with) our stockholders. Our Board is responsible for overseeing management, who is, in turn, responsible for the operations of the Company. Our Board’s primary areas of focus are strategy, risk management, corporate governance, and compliance, as well as evaluating management and guiding changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to Board committees, which are responsible for reporting to the Board on their activities and actions. Refer to the “Corporate Governance – Committees of the Board and Meeting Attendance” section of this Proxy Statement beginning on page 23 for additional information on the Board committees.
BOARD LEADERSHIP STRUCTURE

Our Board is currently composed of ten non-associate directors, all of whom are independent under applicable New York Stock Exchange (“NYSE”) listing standards, and Fran Horowitz, the Company’s Chief Executive Officer (“CEO”). The Chairperson of the Board is selected from the independent members of the Board and elected annually by a majority of the independent directors of the Company. Terry L. Burman has served as the Chairperson of the Board since February 2018.
Separation of Chairperson of the Board and CEO
We separate the roles of Chairperson of the Board and CEO and require that our Board be led by an independent director to aid in the Board’s oversight of management. We believe that the service of Mr. Burman as our independent Chairperson and Ms. Horowitz as our CEO has allowed for effective management of the Company’s business. In addition, we believe that the independent Chairperson, together with a Board whose members (other than Ms. Horowitz) all qualify as independent including the chairs for each of our Board committees, represents the most appropriate Board leadership structure for the Company at this time. Regularly-scheduled executive sessions of the independent directors, as well as written duties and responsibilities for our independent Chairperson and for each of our standing Board committees, support this Board leadership structure.
Responsibilities of Chairperson of the Board
As the Chairperson, Mr. Burman has the primary responsibility for presiding over meetings of the Board and executive sessions of our independent directors and for managing the Board. The Chairperson’s specific duties and responsibilities are specified in our Corporate Governance Guidelines, and include, the following principal responsibilities:
•organizing Board discussion items and workflow;
•establishing procedures to govern the Board’s work and agendas for all Board meetings;
•facilitating the communication between and among the independent directors and management of the Company;
•leading the Board’s review of the succession plan for our CEO and other key members of senior management; and
•coordinating periodic Board input and review of management’s strategic plan for the Company and our ongoing transformation.
BOARD REFRESHMENT AND TENURE

Our Nominating Committee and our Board are committed to ongoing Board refreshment. We believe that the best evidence of our commitment to Board refreshment is demonstrated by our current Board composition. Six of our ten independent directors joined the Board since the beginning of Fiscal 2019: Felix J. Carbullido, Susie Coulter, James A. Goldman, Helen E. McCluskey, Kenneth B. Robinson, and Nigel Travis. In addition to years of experience as executives in the retail or consumer products industries, these individuals bring fresh perspectives to the Board.
Our Board also benefits from having directors with a range of tenures, and we believe fresh perspectives are well balanced by the contributions of directors with longer tenures. Accordingly, the Board does not believe it is advisable to establish arbitrary term limits for directors based on age or years of service, as such limits may at times force the Company to lose the contribution of

2022 Proxy Statement	19	Abercrombie & Fitch Co.

CORPORATE GOVERNANCE
directors who have, over time, developed invaluable institutional knowledge of the Company and its operations, and who provide continuity. At the same time, the Board recognizes that incumbent directors should not expect to be renominated automatically or continually. To this end, the Nominating Committee is required to evaluate each incumbent director’s qualifications, performance, and ability to continue to contribute productively before recommending the nomination of that director for an additional term. This evaluation includes a review of the results of the Board’s evaluation process, including the results of any peer evaluations, prior years’ voting results, and the Company’s needs at a particular point in time. Our Nominating Committee continues to assess the effectiveness of this policy through monitoring the changes in our Board’s composition.

■ 0-2 Years ■ 2-5 Years ■ 5-10 Years ■ 10+ Years
4.55 YEARS
Average tenure of our director nominees.

BOARD DIVERSITY

Our Board and our Nominating Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. We believe that the members of the Board, as a group, have such diversity in terms of background, including varied race, ethnicity, nationality, gender, age, experience, and other attributes. During the past few years, our Nominating Committee has focused on ensuring continued diversity in terms of backgrounds and qualifications during refreshment activities by requiring that director candidate pools include diverse individuals meeting the recruitment criteria. In November 2021, the Board formalized its commitment to diversity by revising the Corporate Governance Guidelines to include a policy that the Nominating Committee and/or any search firm that the Nominating Committee engages for a new director search must include women and minority candidates in the pool from which the Nominating Committee selects director candidates.

■ Racially/Ethnically Diverse	■ 55-60 Years
■ Gender Diverse	■ 61-65 Years
■ 66-70 Years
■ > 71 Years

64%	65.7 Years
A majority of our director nominees are diverse as to gender or race/ethnicity.	Average age of our director nominees.

Abercrombie & Fitch Co.	20	2022 Proxy Statement

CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS

Identifying Director Candidates
Our Nominating Committee is responsible for identifying and recommending qualified nominees for election or, in the case of a vacancy, appointment to the Board. The Board, taking into account the recommendations of the Nominating Committee, is the final arbiter for the selection of nominees to the Board.
Our Nominating Committee considers candidates for the Board recommended by stockholders of the Company, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. The Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, our Nominating Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. Any search firm that is engaged for a new director search must include women and minority candidates in its pool of candidates.
In prior years, we have used third-party search firms to help identify and evaluate director candidates. Kenneth B. Robinson was appointed to the Board in Fiscal 2021. Mr. Robinson’s candidacy was brought to the attention of our Nominating Committee as a result of a director search conducted by a third-party global search firm retained by the Nominating Committee.
Director Time Commitment Considerations
In evaluating nominees to serve on our Board, the Nominating Committee and the Board consider whether a director nominee has the ability to effectively fulfill his or her duties as a director of the Company, especially with respect to the director nominee’s expected time commitments with respect to his or her occupation and/or service as a director of other public companies.
Our Corporate Governance Guidelines set forth guidelines regarding the number of public company boards and audit committees on which members of our Board may serve:
•No member of the Board may simultaneously serve on the boards of directors of more than three public companies, other than the Company’s Board, unless the Board has determined, upon recommendation by our Nominating Committee, that the aggregate number of directorships held by the individual would not interfere with the individual’s ability to carry out his or her responsibilities as a director of the Company.
•In recognition of the enhanced time commitments associated with membership on a public company’s audit committee, the Board has adopted a policy that no member of the Audit Committee may serve simultaneously on the audit committees of more than two public companies other than the Company, unless a waiver of this requirement is affirmatively granted by the Board.
Stockholder Recommendations for Director Candidates
Stockholders may recommend director candidates for consideration by our Nominating Committee by giving written notice of the recommendation to the Chair of our Nominating Committee, in care of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054. In considering candidates recommended by stockholders, our Nominating Committee will take into consideration the needs of the Board and the qualifications of each candidate.
In addition, following thoughtful engagement with our stockholders, the Board adopted a “Proxy Access” bylaw for director nominations that permits a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years, shares of the Company’s Common Stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in Section 2.04 of our Bylaws. See page 91 in our “Additional Information About Our Annual Meeting and Voting” section of this Proxy Statement for more information.

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CORPORATE GOVERNANCE
DIRECTOR QUALIFICATIONS AND CONSIDERATION OF DIRECTOR CANDIDATES

When considering candidates for the Board, our Nominating Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a candidate.
In considering director candidates, our Nominating Committee considers those factors it deems appropriate in light of the needs of the Board, including:
•the nominee’s independence, judgment, strength of character, ethics, and integrity;
•the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; and
•the Company’s strong commitment to diversity and inclusion at all levels of the Company, including diversity with respect to race, ethnicity, nationality, gender, age, and experience.
The Company believes that the Board as a whole should have competency in the following areas:

•High character and integrity •Audit, accounting and finance •Management experience	•Industry knowledge •Leadership •Strategy/vision

Depending on the current needs of the Board, our Nominating Committee may weigh certain factors more or less heavily. Our Nominating Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director.

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CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

During Fiscal 2021, the Board held twelve regularly-scheduled meetings and held three special meetings. In accordance with the Company’s Corporate Governance Guidelines and applicable rules of the NYSE set forth in the NYSE Listed Company Manual (the “NYSE Rules”), the non-associate directors of the Company meet (without management present) at regularly-scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. The non-associate directors met alone without management present nine times during Fiscal 2021 in executive sessions. Executive sessions of the non-associate directors are regularly scheduled as agenda items at meetings of the Board, and all meetings of non-associate or independent directors are presided over by the Chairperson of the Board.
All of the incumbent directors attended at least 75% of the Board and Board committee meetings they were eligible to attend during Fiscal 2021. While we do not have a formal policy on director attendance at annual meetings, we strongly encourage our directors to attend our Annual Meeting of Stockholders. All incumbent directors then standing for re-election virtually attended the Company’s 2021 Annual Meeting.
Committees of the Board
The Board has five standing committees, each of which is described below. The responsibilities of each standing Board committee are set forth in a written charter. Committee charters are reviewed annually by the Nominating Committee and the Board. The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
Our Nominating Committee is responsible for evaluating and making recommendations to our Board regarding Board committee assignments. In June 2021, following the departure of two former directors, our Nominating Committee evaluated the Board committees’ composition. Following such evaluation, our Nominating Committee recommended, and the Board approved, the refreshment of the membership of our Audit Committee and our ESG Committee.

All standing committee charters are available on our website at corporate.abercrombie.com.

The Board’s five standing committees and their current members are as follows:

Director	Audit Committee	Compensation Committee	Nominating Committee	ESG Committee	Executive Committee

Kerrii B. Anderson	©Ⓕ		●
Terry L. Burman					©
Felix J. Carbullido		●		●
Susie Coulter				©
Sarah M. Gallagher			●	●
James A. Goldman		●	●
Michael E. Greenlees		●
Fran Horowitz					●
Helen E. McCluskey	●Ⓕ	©
Kenneth B. Robinson	●Ⓕ			●
Nigel Travis	●Ⓕ		©		●
© Committee Chair
● Member
Ⓕ Financial Expert

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CORPORATE GOVERNANCE

Audit and Finance Committee

MET 12 TIMES IN FISCAL 2021

COMMITTEE MEMBERS
•Kerrii B. Anderson (Chair)
•Helen E. McCluskey
•Kenneth B. Robinson
–Became a member February 4, 2021
•Nigel Travis

Michael E. Greenlees served as a member during Fiscal 2021 until June 9, 2021.

Primary Responsibilities

The primary responsibilities of the Audit Committee are to oversee:
•the integrity of our consolidated financial statements
•the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting, including reviewing and discussing any significant deficiency or any material weakness in the design of our internal controls and any steps taken to resolve such issue
•compliance with legal and regulatory requirements, including the financial reporting and disclosure process
•monitoring legal and regulatory matters, including Company litigation
•compliance with our Code of Business Conduct and Ethics
•the qualifications and independence of the Company’s independent registered public accounting firm
•the Company’s enterprise risk issues and enterprise risk management framework
•the annual independent audit of our consolidated financial statements
•the review and approval, as appropriate, of our financial plans and policies
•risks related to information technology and cybersecurity

In addition, the Audit Committee is responsible for:
•evaluating the performance of the internal audit function and the independent registered public accounting firm
•determining the appointment, compensation, and retention of both the independent registered public accounting firm and the chief audit executive who leads the Company’s internal audit function

FINANCIAL EXPERTISE AND INDEPENDENCE
The Board has determined that each current member of the Audit Committee meets, and during his period of service in Fiscal 2021, Michael E. Greenlees met, all applicable independence and financial literacy and expertise requirements under the NYSE Rules and applicable SEC rules.

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CORPORATE GOVERNANCE

Compensation and Human Capital Committee

MET 9 TIMES IN FISCAL 2021
COMMITTEE MEMBERS
•Helen E. McCluskey (Chair)
•Felix J. Carbullido
•James A. Goldman
•Michael E. Greenlees

Charles R. Perrin, a former director, served as a member during Fiscal 2021 until June 9, 2021.

Primary Responsibilities

The primary responsibilities of the Compensation Committee are:
•overseeing the Company’s overall compensation structure, policies, and programs
•evaluating the performance of the CEO in consultation with independent directors, and reviewing and approving the compensation for the CEO based on such evaluation
•approving compensation for the officers of the Company other than the CEO (as determined by the Compensation Committee), with input from the CEO
•reviewing and approving the metrics to be used for the determination of payouts under cash-based and equity-based incentive programs, and the administration of such programs
•recommending to the Board the compensation of non-associate directors of the Board
•reviewing and monitoring the Company’s human capital management strategies, programs, policies, and practices relating to organizational structure and key reporting relationships, as well as recruitment, retention and development of the Company’s associates
•reviewing the succession plans for our CEO and other select other officers of the Company
•overseeing associate welfare and retirement benefit plans

INDEPENDENCE
The Board has determined that each member of the Compensation Committee meets, and during his period of service in Fiscal 2021, Charles R. Perrin met, all applicable independence requirements under the NYSE Rules and applicable SEC rules, including the enhanced independent standards for compensation committee members under the NYSE Rules. Each member of the Compensation Committee also has been determined to be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

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CORPORATE GOVERNANCE

Nominating and Board Governance Committee

MET 5 TIMES IN FISCAL 2021
COMMITTEE MEMBERS
•Nigel Travis (Chair)
•Kerrii B. Anderson
•Sarah M. Gallagher
•James A. Goldman

Charles R. Perrin, a former director, served as a member during Fiscal 2021 until June 9, 2021.

Primary Responsibilities

The primary responsibilities of the Nominating Committee are:
•identifying, evaluating, and recommending director nominees for election, re-election or to fill any vacancies to or on the Board
•making recommendations to the Board on committee memberships, including chair positions
•overseeing the self-evaluation processes of the Board and Board committees
•reviewing regularly our governance structure and corporate governance matters and processes
•developing and recommending to the Board a set of corporate governance principles (the Corporate Governance Guidelines)
•reviewing and assessing any stockholder proposals submitted to the Company
•overseeing the Company’s stockholder engagement process
•reviewing our Related Person Transaction Policy and approving such related person transactions in accordance with the policy and applicable NYSE and SEC requirements
•reviewing and making recommendations to the Board regarding orientation for new directors and continuing education for all directors
•reviewing and approving the use of Company funds or property by any associate or officer, including our CEO, in support of any political party, organization or committee, or any candidate for public office, as permitted by law

INDEPENDENCE
The Board has determined that each member of the Nominating and Board Governance Committee meets, and during his period of service in Fiscal 2021, Charles R. Perrin met, all applicable independence requirements under the NYSE Rules and applicable SEC rules.

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CORPORATE GOVERNANCE

Environmental, Social, and Governance Committee

MET 3 TIMES IN FISCAL 2021
COMMITTEE MEMBERS
•Susie Coulter (Chair)
–Became Chair June 9, 2021
•Felix J. Carbullido
•Sarah M. Gallagher
•Kenneth B. Robinson
–Became a member June 9, 2021

Archie M. Griffin, a former director, served as a member during Fiscal 2021 until June 9, 2021.
Primary Responsibilities

The primary responsibilities of the ESG Committee are:
•overseeing environmental and social issues and trends, and reviewing and making recommendations on related strategies, policies, practices, and programs
•overseeing our governance and risk management of environmental and social matters
•reviewing with management any external reporting related to environmental and social matters
•monitoring significant programs and activities aimed at enhancing our global communications, crisis management, media relations, and community relations
•reviewing and monitoring the community investment support by the Company of charitable, educational, community, and business organizations

COMMITTEE REFRESHMENT AND NAME CHANGE
In June 2021, following the departure from the Board of committee Chair Archie M. Griffin, our Nominating Committee evaluated the composition of the ESG Committee. Following such evaluation, upon the Nominating Committee’s recommendation, the Board appointed Susie Coulter as Chair and appointed Kenneth B. Robinson as a member of the ESG Committee. In August 2021, in connection with the committee refreshment and the annual review of its charter, the Board approved changes to the committee charter to clarify the committee’s oversight role with respect to the Company’s ESG initiatives and approved the change of the name of the committee from the Corporate Social Responsibility Committee to the Environmental, Social, and Governance Committee.

Executive Committee

DID NOT MEET IN FISCAL 2021 COMMITTEE MEMBERS •Terry L. Burman (Chair) •Fran Horowitz •Nigel Travis	Primary Responsibilities

The primary responsibilities of the Executive Committee are:
•acting on behalf of the Board in between Board meetings with respect to matters that, in the opinion of our Chairperson of the Board, should not be postponed until the next scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may impose
•taking any action deemed necessary under exigent circumstances when a quorum of the Board cannot be satisfied, subject to any limitation imposed under applicable law or by the Board

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CORPORATE GOVERNANCE
BOARD EVALUATION PROCESS

On an annual basis, the members of the Board and each Board committee conduct a confidential self-assessment of the Board’s performance and committee performance, which entails a multi-part evaluation process managed by outside counsel. Our Nominating Committee oversees the evaluation process and reviews the procedures, which may vary from year to year. The Board believes it is important to assess its overall performance, the performance of the Board committees, and the individual performance of each director. In order to serve the best interests of our stockholders and position the Company for future success, the Board reviews its overall composition, including director tenure, Board leadership structure, diversity, and individual skill sets as part of the evaluation process. Based on feedback provided during the evaluation process and based on additional discussions last year, we increased the frequency of ESG Committee meetings held during Fiscal 2021.
Summary of Fiscal 2021 Board Evaluation Process

BACKGROUND

Our Nominating Committee approved the self-assessment process and the form of questionnaires used.	Ü	An outside law firm collected the completed questionnaires and conducted one-on-one follow up calls with each director to solicit supplemental comments.	Ü	Our Chairperson conducted one-on-one follow up calls with each director, focusing on general Board feedback and peer assessments.	Ü	The Chair of our Nominating Committee conducted one-on-one calls with each director, focusing on the evaluation of the Chairperson of the Board.

POST-EVALUATION

Results were reviewed by the Chairs of the applicable Board committee, the Nominating Committee, and the Chairperson of the Board.	Ü	Results of the peer assessment were provided to the subject director for director development purposes.	Ü	The Board and each Board Committee discussed the results of the assessments. The outside law firm participated in discussions with the Nominating Committee and the Board.	Ü	The Board and management will take steps to address or to improve upon any issues or opportunities disclosed during the evaluation process.

Description of Evaluation Process Changes for Fiscal 2021
In Fiscal 2021, in response to feedback from directors, we enhanced our self-assessment process to include more robust questions on peer evaluations. This peer feedback was provided to directors verbally by our Chairperson, as described in the chart above.
BOARD ROLE IN RISK OVERSIGHT

The Board has primary responsibility for risk oversight and, in this capacity, oversees the management of risks related to the operation of our Company. The Board executes its oversight duties in part by assigning responsibility to committees of the Board to oversee the management of risks that fall within their respective areas. In performing this function, each Board committee has full access to management, as well as the ability to engage advisors. The Chair of each Board committee reports on the applicable committee’s activities at Board meetings and has the opportunity to discuss risk management with the full Board at that time.
Enterprise Risk Management
The Company primarily manages enterprise risk through our management-led Enterprise Risk Management Committee (the “ERM Committee”). The ERM Committee is comprised of a group of cross-functional senior members of management across the Company, and is co-chaired by our General Counsel and our Chief Financial Officer.
The ERM Committee meets on a quarterly basis to review, prioritize, and address mitigation strategies for major risk exposures. The ERM Committee also considers new and emerging risks, and, as needed, a smaller subset of the ERM Committee meets in between the quarterly meetings to discuss emerging or growing risks. As part of its risk oversight role, the Audit Committee receives quarterly reports from representatives of the ERM Committee on our enterprise risk management program.

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CORPORATE GOVERNANCE
Key Areas of Risk Oversight

Board	•Strategy •Operational Risks •Capital Allocation •Significant Reputational Risk •Global pandemics, including COVID-19
Audit Committee	•Accounting and Financial Disclosure •Oversight of ERM Committee •Information Technology and Cybersecurity Risks •Financing Strategy •Ethics and Compliance Program •Litigation
Compensation Committee	•Executive Compensation Design •Company Incentive Plans •Human Capital Management •Director Compensation
Nominating Committee	•Board Succession Planning •Nominee Identification and Selection •Board Evaluations and Refreshment •Corporate Governance
ESG	•Environmental Matters, including Sustainability •Social Matters, including Diversity and Inclusion
The above list does not include all areas of risk management overseen by the Board and the Board committees.
COVID-19 Risk Oversight
Throughout Fiscal 2021, the Board and relevant Board committees received regular updates from management on COVID-19’s impact to the business. The Board continues to receive updates and will continue to address COVID-19-related risks as part of its management of risks related to the operation of our Company.
Information Technology and Cybersecurity Risk Oversight
Management of the Company manages cybersecurity as an enterprise risk and provides updates and reports to the ERM Committee. Additionally, members of management responsible for information technology and cybersecurity areas report multiple times a year to the Audit Committee and to the Board. As part of the management of cybersecurity as an enterprise risk, we perform various external information risk assessments each year, including formal audits of our Payment Card Industry (PCI) and Sarbanes-Oxley Act (SOX) obligations. Our global home office, stores, and distribution center associates are trained on cybersecurity matters on an ongoing basis, including regarding the handling of customer data and privacy best practices. We provide additional training to individual teams on privacy compliance best practices and emerging risks as needed. Targeted training occurs frequently throughout the year and regular audiences include associates on the Company’s marketing, data analytics, and user experience teams. In addition, we conduct ongoing, Company-wide training on email phishing. Additionally, in Fiscal 2021, the Chair of our Audit Committee completed the NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight.

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CORPORATE GOVERNANCE
Environmental, Social, and Governance Risk Oversight
The Board has primary responsibility for ESG oversight and, in this capacity, oversees the management of risks related to ESG matters. The Board executes its oversight duties in part by assigning responsibility to committees of the Board to oversee the management of ESG and ESG risks that fall within their respective areas.
Our ESG Committee is responsible for overseeing our strategies, policies, and practices regarding environmental and social issues and trends, as well as the governance and risk management of such matters. These environmental and social issues, trends, and matters include: diversity and inclusion initiatives; health and safety matters; human rights and ethical business practices; sustainability and climate change matters; significant philanthropic and community investment matters; and significant community relations. The ESG Committee was established as our Corporate Social Responsibility Committee in Fiscal 2009.
Our Nominating Committee is responsible for matters related to the corporate governance of the Company and the Board, including the composition of our Board and Board refreshment and succession planning.
Our Compensation Committee is responsible for human capital management and matters related to compensation and benefits.
Our Audit Committee is responsible for our audit practices, for risk oversight of cybersecurity and information technology programs, and for our Ethics and Compliance Program.
Compensation Programs Risk Assessment
Management of the Company and our Compensation Committee have assessed the Company’s compensation programs and based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management of the Company and our Compensation Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by our Compensation Committee in consultation with its independent counsel and its independent compensation consultant. This assessment considered, among other factors:
•Our compensation policies and practices in effect for our executive officers, members of senior management, and our associates (e.g., metrics selected and the weighting of those metrics, performance measurement periods for incentive compensation, mix of pay, stock ownership guidelines).
•Features built into our compensation programs to discourage excessive risk-taking (e.g., incentive caps, clawback provisions).
•The Compensation Committee’s review of market data for our designated officers when making all related pay decisions.
•The Compensation Committee’s approval of all annual cash incentive program and performance-based equity awards goals and metrics, and the Compensation Committee’s associated certification of performance achievement at the conclusion of the performance period.
•The Company’s enterprise risks, the degree to which those enterprise risks may be exacerbated by compensation, and the associated controls to manage enterprise risks.
Our performance-based executive compensation program, as described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 41, coupled with our stock ownership guidelines and implemented clawback provisions, aligns the interests of our executive officers with those of our stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking.

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CORPORATE GOVERNANCE
ENVIRONMENTAL AND SOCIAL MATTERS

We operate and invest in our business with a focus on the long term, which requires taking into consideration environmental and social matters that are important to our stakeholders, including our stockholders, our customers, our associates, and our partners. In our efforts to create positive impacts within our organization and within communities we operate in, we have implemented practices and established targets to promote inclusion and diversity, community involvement, and environmental and social stewardship.
Environmental and Sustainability Matters
We know it is our collective responsibility to prioritize the environment and make sustainable choices. We strive to create a positive impact on our community by advancing sustainability efforts in our global home offices, stores network, and supply chain.
Since March 2019, we have been a participant in the United Nations Global Compact (“UNGC”), the world’s largest corporate citizenship and sustainability initiative. As part of our participation, we publicly committed to the UNGC’s Ten Principles in the areas of human rights, labor, environment, and anti-corruption. We did so to make the UNGC principles a part of our strategy, culture, and day-to-day operations, and to engage in collaborative projects that will help advance the broader development goals of the UNGC.
As part of our commitment to the UNGC, in August 2019, we announced specific sustainability targets that build on our existing global social and environmental sustainability programs, some of which we have had in place for almost 20 years. These targets align with the United Nation’s Sustainable Development Goals, which address global challenges such as poverty, inequality, climate change, environmental degradation, prosperity and peace, and justice.
In Fiscal 2020, we reaffirmed our commitment to the UNGC’s Ten Principles, and we achieved several of our previously announced sustainability targets ahead of our 2025 timelines. We also established additional sustainability targets through 2030. In furtherance of our overall energy goals, in Fiscal 2020, we signed a 13-year, 100% renewable energy supply agreement for our global home office and two distribution centers in New Albany, Ohio, which is expected to begin in 2023.
In Fiscal 2021, we reaffirmed our commitment to the UNGC’s Ten Principles, and we tracked our performance against our previously announced sustainability targets. Specific actions we took in Fiscal 2021 include:
•Established additional sustainability targets, including the goals of reducing global store Scope 1 and 2 GHG emissions by 35% and reducing total Scope 1 and 2 GHG emissions by 47%, in each case by 2030.
•Implemented the Carbon Leadership Program (CLP) by the Apparel Impact Institute (Aii), with the goal of helping to drive carbon reduction in our supply chain.
•Furthered water usage savings by continuing to adopt eco wash in denim washing.
•Continued efforts to reduce waste at our global home office in New Albany, Ohio, including by implementing composting in our kitchens.
We know there is no finish line to these efforts, and we aspire to raise the bar for ourselves and our peers as we continue to make further progress across our global operations.
Outside of our global store network and global home offices, we continue to invest in improving our supply chain processes by partnering with vendors, suppliers, manufacturers, contractors, and subcontractors and their respective agents who respect local laws and have committed to follow the standards set forth in our Vendor Code of Conduct. Our Vendor Code of Conduct details our intentions to employ leading practices in labor and social rights, environmental responsibility, and workplace safety. We also support empowerment programs such as P.A.C.E. (Personal Advancement & Career Enhancement) to provide opportunities for women in the supply chain to advance their career, education, and life skills. In addition, we partner with PALS (Pacific Links), Better Work, and BRAC to train third-party factory workers on a variety of topics, including anti-human trafficking, gender equality, and health and safety management.

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CORPORATE GOVERNANCE
Global Giving and Community Involvement
We give back to the global communities in which we do business by providing support to organizations in the form of cash donations, volunteerism, and in-kind support. We have also co-created product collections with our community partners, we facilitate fundraising through customer round-up programs, and we amplify our community partners’ voices through features on our websites and social media pages. We are proud to support community partners serving youth, teens, and young adults with a focus on mental health and wellness, empowerment, and inclusion and diversity. Additionally, to continue our progress in inclusion and diversity in support of social justice and equity, we have made financial commitments and developed programs with organizations serving our global BIPOC communities. We also continue our historical support of our global LGBTQIA+ communities, furthering education, resources, and suicide prevention efforts through our product campaigns, cash donations, and programming.

Our Community Meet the global giving partners we work with and support.

In 2020, we committed to our partnership with The Academy Group. Together, we provide academic support, mentoring and work experience to youth from the most resilient communities across the U.S.	We first teamed up with GLSEN in 2017.
	GLSEN is a leading national education organization making K-12 schools safe and affirming for all, regardless of sexual orientation, gender identity or expression.	A 365-days-a-year people-powered initiative dedicated to helping all teens feel their most confident, comfortable, and capable. We provide grants to global causes that connect to this mission and champion confidence and wellness in teens.

A non-profit organization supporting suicide prevention and mental health for LGBTQ young people. We’re proud to continue our decade-long partnership and ongoing annual initiatives.	We launched our partnership with SFCN in 2016. SFCN helps children with serious illnesses and their families experience the magic of summer camp by creating opportunities to discover joy, confidence, and a new world of possibilities.	We started a partnership with The Steve Fund in 2020. The Steve Fund is the nation’s leading non-profit organization specifically devoted to the mental health and emotional well-being of young people of color.

Our associates are highly motivated and community minded, and in Fiscal 2021, our global associates volunteered approximately 14,000 hours. We support our associates in giving back to the community by offering our associates the opportunity to use a paid day to volunteer each year for eligible volunteer work. With the help of our partners, our customers, and our associates, in Fiscal 2021, we donated over $5.8 million to charitable causes and donated $3.0 million through in-kind giving.
Human Capital and Corporate Culture
We strive to create a culture that drives strategic and key business priorities forward, and also encourages associates to create a positive impact in their global communities. We believe that the strength of our unique culture is a competitive advantage, and we intend to continue building upon that culture to improve performance across our business. Therefore, we believe that the attraction, retention, and management of qualified talent representing diverse backgrounds, experiences, and skill sets, and fostering a diverse, equitable, and inclusive work environment are integral to our success.
We are proud to be recognized in 2021 for our strong corporate culture and our associates’ workplace experience:

Designated as a best place to work for the LGBTQ+ community by the Human Rights Campaign, receiving a 100% rating on their corporate equality index for the 16th consecutive year

Named one of the Best Workplaces in Retail™ by Fortune magazine

Became a Great Place to Work-Certified™ organization

Recognized by Forbes as a Best Employer for Diversity and a Best Employer for Women

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Below are highlights of our key human capital management programs and efforts:

Corporate Purpose	✓	Introduced a new corporate purpose of “Being here for you on the journey to being and becoming who you are” after conducting listening sessions with our associates and our customers, and by weaving in key themes from each of our brand purposes.
Compensation and Benefits	✓	Offers competitive compensation and benefits, including cash-based and equity-based incentive awards in order to align the interests of our associates and our stockholders. In the second half of Fiscal 2021, we expanded the pool of associates eligible to receive cash-based incentive awards by extending eligibility to additional associates across various job levels, roughly doubling the size of our eligible population.
	✓	Continues to evolve our approach to work flexibility, including supporting remote work arrangements for key roles and “work from anywhere days and weeks” for our corporate home office associates where feasible.
Associate Engagement	✓	Improves associate engagement through open communication channels with a focus on development.
	✓	Regularly holds all-company meetings to communicate with our associates.
	✓	Collects feedback through engagement surveys to better understand associate experience and drive improvements, with the most recent organization-wide survey conducted in August 2021.
Developing Associates	✓	Fosters associate development by providing a wide variety of growth and development opportunities throughout our associates’ careers. This includes stretch assignments, internal career pathing, self-awareness exercises, and active coaching.
	✓	Uses leadership standards to help associates identify the core behaviors essential for their career growth, as well as personal growth, on their journey with us.
Inclusion and Diversity	✓	Embraces diversity and inclusion in all forms, including gender, race, ethnicity, disability, nationality, religion, age, veteran, LGBTQIA+ status, and other factors.
	✓	Continuously reviews representation, pay, and promotion among associates with diverse backgrounds, including those in senior leadership positions.
	✓	Encourages associates to enhance their understanding of diversity and inclusion through our various associate resource groups which allow associates from different business functions around the world to discuss relevant topics and help address region-specific needs.
	✓	Invests in year-round competency building training for associates on topics of bias, allyship, and advocacy.
Community Involvement	✓	Encourages community involvement of our associates by promoting various charitable, philanthropic, and social awareness programs, which we believe fosters a collaborative and rewarding work environment.
	✓	Offers associates a paid volunteer day each year for eligible volunteer work.
Health and Safety	✓	Focuses on the health and safety of our associates by investing in various wellness programs that are designed to enhance the physical, financial, and mental well-being of our associates globally.
	✓	Provides our benefits-eligible associates and their families with access to free and confidential counseling through our Employee Assistance Program, as well as free access to Headspace, a meditation and mindfulness app. We also provide regular programming on financial planning and mental health.
	✓	Continues the use of health and safety measures to address the risks of the COVID-19 pandemic, continued to allow certain associates to work remotely, and, after thoughtful planning, implemented phased return-to-office protocols.
	✓	Provided access to vaccinations by hosting multiple vaccine and booster clinics for our global home office and distribution center associates.

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CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE AND RELATED PERSON TRANSACTIONS

Independence Determinations
Our Board has reviewed, considered, and discussed the relationships with the Company, both direct and indirect, of (i) each current director and (ii) each of Archie M. Griffin and Charles R. Perrin, who each served as a director during Fiscal 2021 until June 9, 2021, in order to determine whether such individual meets the independence requirements of the applicable NYSE Rules. The Board has determined that ten of the eleven current directors of the Company as well as Archie M. Griffin and Charles R. Perrin qualify as independent under the applicable NYSE Rules. Specifically, the Board has determined that each of Kerrii B. Anderson, Terry L. Burman, Felix J. Carbullido, Susie Coulter, Sarah M. Gallagher, James A. Goldman, Michael E. Greenlees, Helen E. McCluskey, Kenneth B. Robinson, and Nigel Travis has, and that during each of their periods of service as a director of the Company, Archie M. Griffin and Charles R. Perrin had, no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. Fran Horowitz does not qualify as independent because she is an executive officer of the Company.
Below is the relationship that was considered in connection with the independence determinations. The relationship described below was not considered a material relationship that impacted the named director’s independence.

Director	Description of Relationship

Nigel Travis	Mr. Travis served on the Board of Directors of Office Depot, Inc. (now known as The ODP Corporation) from March 2012 to May 2020. The Company and our subsidiaries have, from time to time, had ordinary course business transactions with The ODP Corporation and its subsidiaries, in both the United States and the United Kingdom. In these transactions, the Company and its subsidiaries made payments that in the aggregate have not exceeded $122,500 in any year since the beginning of Fiscal 2019. Mr. Travis’ only interest in the underlying business relationship arose from his service as a director of Office Depot, Inc. The service by Mr. Travis on our Board while also serving as a director of Office Depot, Inc. was approved by our Nominating Committee.
There are no family relationships among any of the current directors, director nominees and executive officers of the Company. Please see the text under the caption “INFORMATION ABOUT OUR EXECUTIVE OFFICERS” within “ITEM 1. BUSINESS” in Part I of our Fiscal 2021 Form 10-K for information about the Company’s executive officers.
Related Person Transaction Policy and Process and Conflicts of Interest
The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “RPT Policy”), which is administered by our Nominating Committee and the Company’s General Counsel. A copy of the RPT Policy is posted on the “Corporate Governance” page of our corporate website at corporate.abercrombie.com. The RPT Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of our subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest.
Each year our directors (including any director nominees), executive officers and key influencers complete a questionnaire designed to elicit information about potential related person transactions. Any potential related person transaction that is raised will be analyzed by our General Counsel, in consultation with management and outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship constitutes a related person transaction requiring compliance with the RPT Policy.
Pursuant to the RPT Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the RPT Policy) will be referred to our Nominating Committee for approval (or disapproval), ratification, revision, or termination. Our Nominating Committee may only approve or ratify those transactions that our Nominating Committee determines to be in the Company’s best interests. In making this determination, our Nominating Committee will review and consider all relevant information available. Any related person transaction previously approved or ratified by our Nominating Committee or otherwise already existing that is ongoing in nature is to be reviewed by our Nominating Committee annually.

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Transactions with Related Persons in Fiscal 2021

SeriousFun Children’s Network, Inc. (“SFCN”)
The Company had an arrangement with SFCN, in which we committed a total pledge of no less than $7,500,000 over a five-year period from January 2016 to December 2020, including in-kind products donations and a donation of service hours. Due to the COVID-19 pandemic, the arrangement was extended through December 2021. In Fiscal 2021, we donated approximately $1,662,000 to SFCN representing proceeds from the A&F Challenge, our annual fundraising campaign, and in-store campaigns and approximately $975,000 in goods and services. Of this donation to SFCN, approximately $551,000 in cash was distributed to Flying Horse Farms, Inc. (“FHF”), a member camp of SFCN. In Fiscal 2021, we donated approximately $5,000 of goods and services to FHF. Ms. Horowitz joined the Board of Directors of SFCN in March 2017. Her spouse joined the Board of Directors of FHF in April 2017.
Under the RPT Policy, any transaction where the related person’s interest derives solely from her position as a director of another corporation or organization that is a party to the transaction is considered pre-approved. To address any potential conflict of interest concerns, Ms. Horowitz was advised not to participate in any discussions, negotiations or decisions by our Board, our ESG Committee or any other persons associated with the Company with respect to contributions or donations proposed to be made to SFCN or FHF by or on behalf of the Company or our subsidiaries.

Gregory J. Henchel, Executive Vice President, General Counsel and Corporate Secretary
Gregory J. Henchel serves as our Executive Vice President, General Counsel and Corporate Secretary. Mr. Henchel’s spouse is a partner in the law firm of Jones Day, which provided legal services to the Company and our subsidiaries in Fiscal 2021 and continues to do so. For providing these services, Jones Day received fees in Fiscal 2021 totaling approximately $181,500 and fees in Fiscal 2022 through March 24, 2022 totaling approximately $23,000. Mr. Henchel’s spouse does not receive any direct compensation from the fees paid to Jones Day by us, her ownership in Jones Day is significantly less than 1%, and the fees paid by us to Jones Day in Fiscal 2021 were less than 1% of Jones Day’s annual revenues. The engagement of Jones Day was reviewed and approved in accordance with the RPT Policy.

Our Code of Business Conduct and Ethics, which was adopted by the Board, also addresses the potential conflicts of interest which may arise when a director, an officer, or an associate has an interest in a transaction to which the Company or one of our subsidiaries is a party. If a potential conflict of interest arises concerning an officer or a director, all information regarding the issue is to be reported to the Company’s Chief Ethics and Compliance Officer and the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s RPT Policy), submitted to our Nominating Committee for review and disposition.
Indemnification Arrangements with Directors and Executive Officers
We indemnify our directors and our executive officers to the fullest extent permitted by the laws of Delaware against personal liability in connection with their service to the Company. This indemnification is required under our Amended and Restated Certificate of Incorporation and our Bylaws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.
OTHER CORPORATE GOVERNANCE MATTERS

Directors Who Substantially Change Their Job Responsibility
A director must inform our Chairperson of the Board and the Chair of our Nominating Committee as promptly as feasible, in advance, if the director is contemplating a change in employment, membership on another public company board of directors or any other board membership, or other change in status or circumstances that might cause the Board to conclude that the director is no longer independent, is no longer qualified to serve on the Board, or might not be able to continue to serve effectively, or that such service otherwise is no longer appropriate. Such prior notice is intended to permit management of the Company to conduct a preliminary analysis of the potential impact of the proposed change on the director’s independence and/or service. If the determination is made that the potential change constitutes a conflict of interest or interferes with the director’s ability to carry out his or her responsibilities as a director of the Company, the director must immediately submit a letter of resignation or not proceed with the potential change.
If sufficient prior notice cannot be given, the director must immediately submit a letter of resignation to our Chairperson of the Board and the Chair of our Nominating Committee. Upon receipt of such a letter of resignation, our Chairperson of the Board and the Chair of our Nominating Committee will duly consider the matter and make a timely recommendation to the full Board of the appropriate action, if any, to be taken with respect to the resignation.

2022 Proxy Statement	35	Abercrombie & Fitch Co.

CORPORATE GOVERNANCE
Anti-Hedging Policy
The Company’s Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws (the “Insider Trading Policy”) applies to directors, officers, and certain associates, or “insiders,” designated by the Company’s General Counsel. Under the Insider Trading Policy, transactions that shift the economic consequences of ownership of Company securities to any third party, including the purchase or sale of puts, calls, or listed options and hedging transactions, such as caps and collars, are prohibited. In addition, under the Company’s Associate Handbook, associates, whether or not considered an insider, may not at any time engage in transactions which shift the economic consequences of ownership of Company securities to any third party, including the purchase or sale of puts or calls, or hedging transactions, such as caps and collars.
Communications with the Board
Communications by stockholders and other interested parties to individual directors or the Board can be addressed to 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.
All such letters must identify the author as a stockholder or other interested party and clearly state the intended recipient. Copies of all such letters will be circulated to the appropriate director or directors. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication,” “Stockholder/Interested Party — Independent Director Communication,” or “Stockholder/Interested Party — Chairperson of the Board Communication,” as appropriate.
Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Abercrombie & Fitch Co.	36	2022 Proxy Statement

Compensation of Directors
The Board believes that compensation paid to our non-associate directors should be competitive with other retailers of comparable size and enable us to attract and retain individuals of the highest quality to serve as our directors. To align director interests with the long-term interests of our stockholders, non-associate directors receive a combination of cash and equity-based compensation for their service.
Non-Associate Director Compensation Program
In February 2021, the independent compensation consultant to our Compensation Committee reviewed and evaluated the Company’s compensation program for the non-associate directors and determined that, at that time, average director compensation for the Board was within a competitive range of median for our peer group. As such, the Compensation Committee did not recommend changes to the non-associate director compensation program for Fiscal 2021. In February 2022, the independent compensation consultant to our Compensation Committee reviewed and evaluated the Company’s compensation program for the non-associate directors. Following this review and consideration by the Compensation Committee, the Board, upon the recommendation of the Compensation Committee, approved an increase to the annual cash retainer for non-associate directors. Effective immediately following the 2022 Annual Meeting, the annual cash retainer received by non-associate directors will increase to $80,000, which will maintain the positioning of our non-associate director compensation program within a competitive range of median for our peer group.
Any officer of the Company who is also a director receives no additional compensation for services rendered as a director. The annual cash retainer program for Fiscal 2021 was structured as follows (cash retainers were pro-rated for directors who did not serve the full year during Fiscal 2021):

Board Annual Cash Retainer Program

Non-associate director	$65,000

Board Committee Annual Cash Retainer Program	Chair	Member

Audit Committee	$40,000	$25,000
Compensation Committee	$30,000	$12,500
Nominating Committee, ESG Committee, or Executive Committee	$25,000	$12,500
Each of the cash retainers is paid quarterly in arrears. In addition to cash retainers, all non-associate directors receive an annual grant of RSUs as follows (pro-rated for a year of partial service):

Annual Grant of RSUs

Grant date fair value(1)	$150,000
(1)Granted on the date of the Company’s annual meeting of stockholders or upon the appointment of the director. These RSUs become fully vested on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of death or total disability or upon termination of service in connection with a change of control of the Company.
The Company also maintains two deferred compensation plans referred to collectively as the “Directors’ Deferred Compensation Plan.” Under the Directors’ Deferred Compensation Plan, a non-associate director may voluntarily elect to defer all or a part of his or her retainers and stock-based incentives the Company would otherwise pay him or her and/or the shares of our Common Stock he or she would otherwise receive upon settlement of his or her RSUs. The amount deferred by a non-associate director under the Directors’ Deferred Compensation Plan is credited to a deferred stock unit account where it is converted into a share equivalent. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent.

2022 Proxy Statement	37	Abercrombie & Fitch Co.

COMPENSATION OF DIRECTORS
Participating non-associate directors may elect the time of deferral and whether distribution of the deferred amounts will be in the form of a single lump-sum transfer or annual installments. If a non-associate director makes no election, all amounts deferred under the Directors’ Deferred Compensation Plan will be distributed upon termination of service and in a lump sum. Regardless of any election made by a non-associate director, all amounts deferred will be distributed in a single lump sum in the event of a change in control of the Company.
All non-associate directors are reimbursed for their expenses for attending meetings of the Board and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.
Chairperson Compensation
Mr. Burman receives additional compensation for his role as Chairperson of the Board. His scope of responsibilities include: (i) his active Board leadership and collaboration with management during the Company’s ongoing transformation; and (ii) the Board’s large workload and high meeting frequency as a result of the Company’s continued commitment to proactive and strong governance practices. The additional compensation to the Chairperson for Fiscal 2021 was unchanged from last year and structured as follows:

Chairperson Compensation

Additional Annual Cash Retainer	$100,000
Additional Annual Grant of RSUs, Grant date fair value(1)	$100,000
(1)Granted on the date of the Company’s annual meeting of stockholders. These RSUs become fully vested on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of death or total disability or upon termination of service in connection with a change of control of the Company.
Fiscal 2021 Director Compensation Table*
The following table summarizes the compensation paid to, awarded to or earned by, each individual who served as a non-associate director of the Company at any time during Fiscal 2021 for service on the Board.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)

Kerrii B. Anderson(3)	117,500	150,000	267,500
Terry L. Burman	190,000	250,000	440,000
Felix J. Carbullido	90,000	150,000	240,000
Susie Coulter	85,570	150,000	235,570
Sarah M. Gallagher	90,000	150,000	240,000
James A. Goldman	90,000	150,000	240,000
Michael E. Greenlees	86,360	150,000	236,360
Archie M. Griffin(4)	31,896	—	31,896
Helen E. McCluskey	120,000	150,000	270,000
Charles R. Perrin(4)	31,896	—	31,896
Kenneth B. Robinson(5)	97,081	150,000	247,081
Nigel Travis	127,500	150,000	277,500
*The aggregate value of the perquisites and other personal benefits received by each of the individuals named in this table for Fiscal 2021 was less than $10,000 and is not included in this table.

Abercrombie & Fitch Co.	38	2022 Proxy Statement

COMPENSATION OF DIRECTORS
(1)Fran Horowitz is not included in the table above since, as an officer of the Company, she receives no compensation for her services as a director of the Company. Ms. Horowitz’s compensation is reflected in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement
(2)Each of the current non-associate directors was granted an award of RSUs covering 3,615 shares of Common Stock on June 9, 2021, the date of the 2021 Annual Meeting. The amount of $150,000 included in the total amount shown in this column for each of the current non-associate directors is reported using the grant date fair value of the award, as computed in accordance with GAAP, of $41.50 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($41.50) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Fiscal 2021 Form 10-K for the assumptions used in calculating the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on the date of the 2021 Annual Meeting remained outstanding at January 29, 2022. Messrs. Griffin and Perrin were not granted an award of RSUs since they no longer served as directors of the Company after the 2021 Annual Meeting.
Mr. Burman was granted RSUs covering an additional 2,410 shares of Common Stock on June 9, 2021, the date of the 2021 Annual Meeting. The amount of $100,000 included in the total amount shown in this column for Mr. Burman is reported using the grant date fair value of the award, as computed in accordance with GAAP, of $41.50 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($41.50) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Fiscal 2021 Form 10-K for the assumptions used in calculating the amount shown and information regarding the Company’s share-based compensation. This award of RSUs granted to Mr. Burman on the date of the 2021 Annual Meeting remained outstanding at January 29, 2022.
The aggregate number of RSUs outstanding as of January 29, 2022 held by each individual who served as a non-associate director of the Company at any time during Fiscal 2021 is provided under the table captioned “Directors’ Outstanding RSUs” below.
(3)During Fiscal 2021, Ms. Anderson deferred $29,375 of her retainer, pursuant to the Directors’ Deferred Compensation Plan. The deferred portion of Ms. Anderson’s retainer is included in the amount shown in the “Fees Earned or Paid in Cash” column.
(4)The terms of Messrs. Griffin and Perrin as directors of the Company ended immediately prior to the Company’s 2021 Annual Meeting.
(5)Mr. Robinson first became a director of the Company upon his election by the Board on February 4, 2021.
Directors’ Outstanding RSUs
The following table summarizes outstanding RSUs as of January 29, 2022 held by each individual who served as a non-associate director of the Company at any time during Fiscal 2021.

Name(1)	Number of Outstanding RSUs

Kerrii B. Anderson	3,615
Terry L. Burman	6,025
Felix J. Carbullido	3,615
Susie Coulter	3,615
Sarah M. Gallagher	3,615
James A. Goldman	3,615
Michael E. Greenlees	3,615
Archie M. Griffin	—
Helen E. McCluskey	3,615
Charles R. Perrin	—
Kenneth B. Robinson	3,615
Nigel Travis	3,615
(1)Fran Horowitz is not included in the table above since, as an officer of the Company, she receives no compensation for her services as a director of the Company. Ms. Horowitz’s compensation is reflected in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement.

2022 Proxy Statement	39	Abercrombie & Fitch Co.

PROPOSAL 2
Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation
We are asking stockholders to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as reported in this Proxy Statement.
We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 41, which describes in more detail how our executive compensation policies and procedures are designed to align our compensation objectives with our financial goals and the creation of long-term stockholder value, as well as how and why our Compensation Committee made its executive compensation decisions for Fiscal 2021 and beyond. We also encourage stockholders to review the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement and the related compensation tables, notes, and narrative, which provide detailed information on the compensation of our named executive officers.
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by Rule 14a-21(a) under the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2021 Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the Board. Although non-binding, the Board and our Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs for Fiscal 2023 and future years. The Board’s current policy is to include a non-binding advisory resolution regarding approval of the compensation of our named executive officers as an agenda item for each annual meeting of stockholders. The advisory vote on executive compensation will occur every year until the next vote on the frequency of stockholder votes on executive compensation, which will occur at the 2023 Annual Meeting.

YOUR VOTE IS IMPORTANT	Our Compensation and Human Capital Committee and the full Board unanimously recommend that you vote FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

Abercrombie & Fitch Co.	40	2022 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides important information on our executive compensation programs and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” or “NEOs” means the individuals named in the executive compensation tables that follow and who are listed below.

NEO	Position During Fiscal 2021

Fran Horowitz	Chief Executive Officer
Scott Lipesky(1)	Executive Vice President, Chief Financial Officer
Kristin Scott	President, Global Brands
Samir Desai(2)	Executive Vice President, Chief Digital and Technology Officer
Gregory J. Henchel(3)	Executive Vice President, General Counsel and Corporate Secretary
(1)Mr. Lipesky was elevated to Executive Vice President from Senior Vice President in April 2021.
(2)Mr. Desai was hired July 19, 2021.
(3)Mr. Henchel was elevated to Executive Vice President from Senior Vice President in September 2021.

EXECUTIVE SUMMARY

Fiscal 2021 Financial Results
We are proud of the progress our global brands continue to make in the ever-evolving and complicated global retail landscape, and we believe that our performance during Fiscal 2021 is a testament to the fundamental changes we have made to strengthen our foundation and improve our profitability. For the second consecutive year, the COVID-19 pandemic challenged our team to pivot and develop a more agile business. Despite the challenges from new variants of COVID-19, supply chain disruption and rising freight costs, and store closures, we executed our key transformational initiatives and improved profitability. Fiscal 2021 results included:
•Net sales of $3.7 billion, with 47% of our sales in digital, compared to 33% in Fiscal 2019;
•Double-digit growth in average unit retail;
•Reported and adjusted operating income(1) of $343 million and $355 million, respectively, roughly 330% above Fiscal 2019 levels; and
•An operating margin of 9.2% on a reported basis and 9.6% on an adjusted(1) basis, our highest in over a decade.
A few other initiatives that we benefited from in Fiscal 2021 included our multi-year effort to re-position our brands through enhanced product development and quality; improved marketing, brand voice, and imagery across brands; and refined store and digital experiences. Our multi-year effort to further rightsize our global stores footprint from Fiscal 2018 through Fiscal 2021 has resulted in a 23% reduction in square footage, with 228 store closures over that period. Savings from our transformation activities, including savings on store occupancy expenses and thoughtful expense control, have created opportunities to allocate resources towards key investments and further fund an offensive mindset in Fiscal 2022.

(1)Adjusted operating income and adjusted operating margin are non-GAAP measures. Please refer to Appendix A attached to this Proxy Statement for additional detail on adjusted results and other important information regarding the use of non-GAAP or adjusted measures.

2022 Proxy Statement	41	Abercrombie & Fitch Co.

COMPENSATION DISCUSSION AND ANALYSIS
Recent Evolution of Our Compensation Program and Changes for Fiscal 2021
In early Fiscal 2020, the Compensation and Human Capital Committee (for purposes of this Compensation Discussion and Analysis section, the “Committee”) was necessarily focused on actions to generate cash flow and preserve liquidity, and thus based short-term compensation on the achievement of operating cash flow measures and long-term equity compensation on total stockholder return (“TSR”).
At the beginning of Fiscal 2021, while the macroenvironment remained largely uncertain due to the ongoing and significant impact of COVID-19 on our business and industry, the Committee nonetheless determined to return to a more steady-state incentive design that was similar to the design used in Fiscal 2019, as follows:
•Our Fiscal 2021 annual cash incentive program returned to measuring profitability based on Adjusted EBIT; and
•Our Fiscal 2021 long-term equity incentive compensation was set based on achievement of an equally-weighted mix of net sales growth, profitability, and relative TSR performance over a three-year period. We elected to measure profitability margin instead of returning to Average ROIC in support of our focus on long-term profitable growth. As in Fiscal 2020, long-term equity incentive awards were evenly weighted between performance shares (“PSAs”) and restricted stock units (“RSUs”). No changes were made to the existing vesting schedule for RSUs.
The following table summarizes our historical incentive-based compensation programs for Fiscal 2019 and Fiscal 2020, as well as program designs for our Fiscal 2021 program.

Program	Feature	FY19 Design	FY20 Design	FY21 Design

Annual Cash Incentive Program	Metric	Adjusted EBIT	Operating Cash Flow	Adjusted EBIT(1)
	Cadence	30% Spring 70% Fall	100% Annual	30% Spring 70% Fall
Long-Term Equity Incentive Awards	Vehicle Mix	PSAs (60%) RSUs (40%)	PSAs (50%) RSUs (50%)	PSAs (50%) RSUs (50%)
	PSA Metrics	Net Sales CAGR (33.33%) Average ROIC (33.33%)(1) Relative TSR (33.34%)	Relative TSR (100%)	Net Sales CAGR (33.33%) Average EBIT Margin % (33.33%)(1) Relative TSR (33.34%)
	TSR Comparators	S&P Select Retail Industry Index	Primary peer group	Primary peer group
Compensation Program Changes for Fiscal 2022
The actions taken by management in recent years to transform our business, along with decisions made in Fiscal 2020 and Fiscal 2021 to respond to the COVID-19 pandemic, resulted in Fiscal 2021 net sales that exceeded Fiscal 2019 levels and delivered our best reported and adjusted operating margin(2) in over a decade, establishing a strong foundation for further growth and value creation.
With this in mind, the Committee approved the addition of a Net Sales metric to the Fiscal 2022 annual cash incentive program with a 20% weighting (the Adjusted EBIT metric will be reduced to 80%). With the addition of the Net Sales metric, a sales-related performance metric will be included in both the short-term and long-term incentive plans, which reinforces management’s commitment to growing our business in the near-term, while simultaneously positioning the Company for successful long-term growth. No changes were made to the long-term equity incentive programs for Fiscal 2022.
(1)These are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for additional detail on these performance metrics.
(2)Adjusted operating margin is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on adjusted results and other important information regarding the use of non-GAAP or adjusted measures.

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COMPENSATION DISCUSSION AND ANALYSIS
Summary of Fiscal 2021 Compensation Program

Element	Purpose	Metric

Base Salary	Fixed annual cash compensation to attract and retain executive officers	Established after review of base salaries for executive officers at companies in our compensation peer group and the performance of each of our NEOs
Annual Cash Incentive Program	Performance-based variable pay that delivers cash incentives when the Company meets or exceeds key financial results	Based on an assessment of Adjusted EBIT performance against pre-established goals (seasonal based measurement means that goals are weighted 30% for Spring and 70% for Fall)
Long-Term Equity Incentive Awards	Performance-based and service-based equity compensation to reward our executive officers for a balanced combination of the Company meeting or exceeding key financial results and creating long-term stockholder value
50% Performance-based PSAs measure a three-year period spanning Fiscal 2021 to Fiscal 2023 and are based on the following measures:
•33.33% on Net Sales CAGR
•33.33% on Average EBIT Margin %
•33.34% on Relative TSR

50% Service-based RSUs that vest in equal installments over three years from the grant date

Pay-for-Performance Culture and Summary of Fiscal 2021 Results
We are committed to aligning the outcomes of our executives officers’ compensation with the Company’s financial performance. For our NEOs, the majority of their total compensation opportunity is at-risk, or contingent upon our financial performance and appreciation in the market price of our Common Stock.

Percentage of Chief Executive Officer’s compensation that was at-risk in Fiscal 2021	88%
Percentage of other NEOs’ compensation (on average) that was at-risk in Fiscal 2021	74%
We believe the Company’s pay-for-performance culture is evidenced by the Fiscal 2021 incentive outcomes described below.
In Fiscal 2021, under our annual cash incentive program we delivered Adjusted EBIT performance that exceeded Fiscal 2019 levels and that exceeded the target Fiscal 2021 performance level established by the Committee. This resulted in the following Fiscal 2021 annual cash incentive program achievement:

Fiscal 2021 Annual Cash Incentive Program Achievement

Overall Adjusted EBIT(1) (100% weighting)	177.6%
Our successes during Fiscal 2021 also helped drive, with respect to the PSAs granted by the Committee in Fiscal 2019, achievement of Average ROIC that reached the maximum goal established by the Committee; Net Sales CAGR performance, which was negatively impacted by the COVID-19 pandemic over the course of the performance period, above the threshold goal (but below the target goal); and Relative TSR at the 60th percentile of the comparator group, resulting in an above-target payout. The combination of the three components led to the following weighted average Fiscal 2019 to Fiscal 2021 PSA achievement:

Fiscal 2019 to Fiscal 2021 PSA Achievement

Fiscal 2019 to Fiscal 2021 Average ROIC(1) (33.33% weighting)	200%
Fiscal 2019 to Fiscal 2021 Net Sales CAGR (33.33% weighting)	6%
Fiscal 2019 to Fiscal 2021 Relative TSR vs. S&P Retail Select Index (33.34% weighting)	120%
Weighted Average	108.7%
(1)These are non-GAAP measures. Please refer to Appendix A to this Proxy Statement for additional detail on these performance metrics.

2022 Proxy Statement	43	Abercrombie & Fitch Co.

COMPENSATION DISCUSSION AND ANALYSIS
Strong performance execution has also driven share price performance as of Fiscal 2021 year-end above the 80th percentile of our Relative TSR comparator in our Fiscal 2020 to Fiscal 2022 and Fiscal 2021 to Fiscal 2023 PSAs, resulting in the following trending performance relative to the respective PSA goals:

Trending Performance of Outstanding PSA Cycles

Performance Period	Net Sales CAGR Tranche	Average EBIT Margin %(1) Tranche	Relative TSR Tranche
Fiscal 2020 to Fiscal 2022	N/A	N/A	Trending at maximum
Fiscal 2021 to Fiscal 2023	Trending at maximum	Trending at maximum	Trending at maximum
(1)This is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on these performance metrics.
Say on Pay Results and Stockholder Feedback
The Committee reviews and considers the outcome of the “Say on Pay” vote and will consider feedback from stockholders and the investment community on our executive compensation program and practices. In light of our stockholders’ continued strong support for our executive compensation program, no changes were made as a direct result of the “Say on Pay” vote at the 2021 Annual Meeting. Our approach to executive compensation has driven high levels of support for our “Say on Pay” proposal over the past several years.

Percentage of stockholder votes in favor of our executive compensation program at the 2021 Annual Meeting	98%

COMPENSATION STRUCTURE AND HIGHLIGHTS

Key Objectives of the Compensation Program
We operate in a fast-paced and highly-competitive specialty retail environment that is experiencing transformational disruption. To be successful, we must attract and retain key creative and management talents who thrive in this environment. We set high goals and expect superior performance from these individuals. We design the structure of the executive compensation program to support this culture, encourage a high degree of teamwork, and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation of sustained, long-term stockholder value. As such, the primary objectives of our executive compensation and benefit programs are to:

✓	✓	✓
Drive high performance to achieve financial goals and create long-term stockholder value	Reflect our strong team-based culture	Provide compensation opportunities that are competitive with those offered by similar specialty retailers and other companies that we compete with for high caliber executive talent

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Program Best Practices
The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

✓	Practices We Employ

✓	Emphasis on At-Risk Pay
For NEOs, the majority of their total compensation opportunity is contingent upon our financial performance and appreciation in the market price of our Common Stock.

✓	Rigorous Performance Metrics
Our annual cash incentive payouts and PSAs are earned based on us meeting challenging financial results. Fiscal 2021 annual cash incentive payouts were based on single-year Adjusted EBIT results and Fiscal 2021 to Fiscal 2023 PSAs were based on Net Sales CAGR, Average EBIT Margin %, and Relative TSR over a three-year period (with the Relative TSR target set at the 55th percentile versus the compensation peer group).

✓	Robust Stock Ownership Guidelines
Executive officers and directors are subject to stock ownership guidelines that align their long-term financial interests with those of our stockholders.

✓	Incentive Compensation Clawback Policy
Each of the plans pursuant to which annual and long-term incentive compensation may be paid to our executive officers includes a stringent “clawback” provision, which allows us to seek repayment of amounts that were erroneously paid, without a requirement of misconduct by the plan participant.

✓	Benchmark NEO Pay Against a Compensation Peer Group
The Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.

✓	Committee Retains an Independent Compensation Consultant
The Committee retains an independent compensation consultant to provide executive and director compensation consulting and advisory service. The only services that the independent compensation consultant perform for us are at the direction of the Committee.

✓	Annual “Say on Pay” Vote
We seek an annual non-binding advisory vote from our stockholders to approve our executive compensation programs.

✓	Conservative Compensation Risk Profile
We review our compensation programs on an annual basis. Our performance-based executive compensation program, coupled with our stock ownership guidelines and clawback provisions, aligns the interests of our NEOs with those of our stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking.

✓	Double-Trigger Equity Vesting in Event of a Change of Control
Double-trigger change of control provisions that limit acceleration of equity in a change-in-control unless the NEO is also terminated without cause.

X	Practices We Avoid

X	Excise Tax Gross-Up Payments
None of the NEOs are entitled to gross-up payments in the event that any payments or benefits provided to the NEO by us are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

X	Derivatives or Hedging of Equity Securities
We prohibit associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

X	Pledging of Equity Securities
We prohibit associates (including the NEOs) and directors from pledging any equity securities of the Company held by them.

X	Liberal Share Recycling Provisions
No liberal share recycling of shares of Common Stock withheld by the Company (or tendered by an associate) to cover taxes related to stock options or SARs.

X	Multi-Year Employment Agreements with NEOs
We do not have employment agreements with any of our NEOs that guarantee employment.

X	Modification of Out-of-the-Money Stock Options or SARs
We prohibit “repricing” of stock options or stock appreciation rights (“SARs”) and any other modification of out-of-the-money awards without stockholder approval.

X	Dividend Equivalents on Certain Equity Awards
We do not pay dividend equivalents on stock options and unvested RSUs.

2022 Proxy Statement	45	Abercrombie & Fitch Co.

COMPENSATION DISCUSSION AND ANALYSIS
BASE SALARY

We provide a base salary to each NEO to deliver a fixed component of compensation that reflects the NEO’s position and responsibilities.
The Committee reviews the base salaries of the NEOs annually in the first quarter of the fiscal year, with additional reviews upon significant changes in an individual’s role. The base salaries of the NEOs are determined based upon an assessment of a number of factors, including the individual’s current base salary, job responsibilities, internal pay equity considerations, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers, and base salaries for comparable positions within a compensation peer group. The Committee established Fiscal 2021 base salaries with reference to market data published by the companies in the peer group described below and surveys published by Equilar.
The Committee approved increases to the base salaries for Messrs. Lipesky and Henchel and Ms. Scott in Fiscal 2021 ranging from 2.7% to 15.4%, as reflected in the table below, and maintained the base salary for Ms. Horowitz. Base salaries in effect at the end of Fiscal 2020 and Fiscal 2021 are shown in the table below:

NEO	Fiscal 2020 Base Salary ($)	Fiscal 2021 Base Salary ($)	Percent Change (%)

Fran Horowitz	1,300,000	1,300,000	—
Scott Lipesky(1)	650,000	750,000	15.4
Kristin Scott	925,000	950,000	2.7
Samir Desai(2)	N/A	650,000	N/A
Gregory J. Henchel	575,000	600,000	4.3
(1)The larger increase to Mr. Lipesky’s base salary in comparison to the other NEOs was made in connection with his elevation to the Executive Vice President level at the beginning of Fiscal 2021.
(2)Mr. Desai was hired on July 19, 2021; his actual base salary received in Fiscal 2021 is shown in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement.

ANNUAL CASH INCENTIVE PROGRAM

Measurement of Annual Cash Incentive Program
For Fiscal 2021, the Committee believed it was appropriate to return to an annual incentive compensation program design similar to the design used in Fiscal 2019, after having focused on actions to generate cash flow and preserve liquidity through the early days of the COVID-19 pandemic in Fiscal 2020. To that end, the annual cash incentive program returned to measuring seasonal profitability in Fiscal 2021.

Change for Fiscal 2021		Rationale

✓	Returned to Adjusted EBIT after measuring Operating Cash Flow in Fiscal 2020	Returned focus to pre-pandemic priority of profitable growth following a focus on liquidity and expense management in the early days of the COVID-19 pandemic and throughout Fiscal 2020

✓	Returned to seasonal measurement (30% Spring, 70% Fall) after measuring Fiscal 2020 on an annual basis	Returned to pre-pandemic design that emphasizes strong operational and financial performance in our Spring and Fall seasons (weighted based on their approximate contributions to full-year results)

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COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2021 Achievement
The Committee seeks to establish threshold, target, and maximum goals for the annual cash incentive plan that are rigorous and reflect the underlying operating environment. When the Spring season targets were approved in March 2021, the Company anticipated ongoing macroeconomic challenges and uncertainty related to the COVID-19 pandemic, and such goals were approved prior to the announcement of additional federal stimulus and the availability of COVID-19 vaccines. Following a strong Spring season, the Committee established targets for the Fall season that required results above Fiscal 2019 levels to earn a target payout. In both the Spring and Fall seasons, the Committee sought to account for the higher degree of uncertainty in the macroeconomic environment by establishing a wider performance range from threshold-to-target and target-to-maximum than had been established in Fiscal 2019 or Fiscal 2018. In its assessment of the achievement of the Company’s financial performance against the Adjusted EBIT performance metrics, the Committee also discussed the quality and sustainability of the financial results.

Fiscal 2021 Adjusted EBIT(1) Goals and Achievement	Threshold ($MM)	Target ($MM)	Maximum ($MM)	Actual ($MM)	Payout Percentage (%)

Spring 2021 (30% weighting)	(75)	(40)	0	194	200
Fall 2021 (70% weighting)	105	181	241	222	168
Weighted Average					177.6
(1)This is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on this performance metric.
Determination of Fiscal 2021 NEO Award Amounts
We provide the annual cash incentive award opportunities to certain of our eligible associates (including the NEOs) under the Amended and Restated Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (the “Short-Term Cash Incentive Plan”). The Committee approved annual incentive target opportunities as a percentage of base salary for the NEOs in March 2021.
Each NEO is eligible to receive an award opportunity established as a percentage of base salary. Maximum award opportunities historically have been capped at two times target levels, as was the case for Fiscal 2021 awards. Potential award opportunities, and actual payouts, for the NEOs in Fiscal 2021 are detailed below. Target amounts are determined commensurate with the NEO’s role with the Company, her or his performance, market pay data, and considerations of the competitiveness of her or his overall compensation package. The cash incentive awards received by the NEOs are listed in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement in the column captioned “Non-Equity Incentive Plan Compensation.”

NEO	Target Award (% of Base Salary)	Actual Payout (% of Target)	Actual Payout ($)

Fran Horowitz	175	177.6	4,040,400
Scott Lipesky	100	177.6	1,332,000
Kristin Scott	125	177.6	2,109,000
Samir Desai(1)	100	177.6	621,600
Gregory J. Henchel	75	177.6	799,200
(1)Mr. Desai received a pro-rata payout from July 19, 2021, the date he began employment with the Company.
Effective March 21, 2021, the Board adopted and approved an amendment and restatement of the Short-Term Cash Incentive Plan. Amendments to the Short-Term Cash Incentive Plan included: (i) increasing the cap on a participating associate’s potential annual incentive compensation target opportunity from 150% to 175% of that participating associate’s base salary; and (ii) expanding the definition of performance goals to include, in addition to those business criteria that had been specifically identified in the Short-Term Cash Incentive Plan, any other objective or subjective performance criteria set by our Compensation Committee. These changes were adopted to ensure our Compensation Committee’s continued ability to provide market competitive short-term cash incentive opportunities and to establish metrics in the Short-Term Cash Incentive Plan that are aligned to our strategic, operational, and financial objectives and priorities.

2022 Proxy Statement	47	Abercrombie & Fitch Co.

COMPENSATION DISCUSSION AND ANALYSIS
LONG-TERM EQUITY INCENTIVES

We provide long-term equity incentive awards to the NEOs to balance the focus of the annual cash incentive program by tying a significant portion of total compensation to performance achieved by the Company over multi-year periods. While the annual cash incentive program rewards the NEOs for the achievement of annual financial goals, the long-term equity incentive awards encourage the NEOs to deliver long-term financial results and to create and sustain stockholder value over longer periods. The structure and design of our long-term equity incentive awards directly link the value of the awards granted to the NEOs with the Company’s long-term financial performance and increases in stockholder value.
Award Mix
We granted long-term equity incentive awards to our NEOs for Fiscal 2021 in the form of 50% PSAs and 50% service-based RSUs. The Committee believes it is important for at least half of long-term equity incentive opportunities to be based on achieving explicit performance objectives.

Fiscal 2021 Long-Term Equity Incentive Award Mix

PSAs	50%
Service-based RSUs	50%
Fiscal 2021 Long-Term Equity Incentive Award Opportunities
The aggregate grant date fair value of the long-term equity incentive awards granted to the NEOs for Fiscal 2021 is shown below. The aggregate grant date fair value represents each NEO’s annual equity grant, determined based on her or his performance, market pay data, and considerations of the competitiveness of her or his overall compensation package.

NEO	Target Long-Term Equity Incentive Award ($)

Fran Horowitz	7,470,357
Scott Lipesky	1,641,852
Kristin Scott	3,283,704
Samir Desai	1,315,392
Gregory J. Henchel	656,741
Performance Share Award Measurement
The PSAs granted in Fiscal 2021 may be earned based on the achievement of Net Sales CAGR, Average EBIT Margin %, and Relative TSR objectives for the three-year performance period, Fiscal 2021 to Fiscal 2023.

Fiscal 2021 to 2023 PSA Metrics	Weighting

Net Sales CAGR	33.33%
Average EBIT Margin %	33.33%
Relative TSR vs. compensation peer group (excluding L Brands, Inc.(1))	33.34%
(1)L Brands, Inc. was excluded from the TSR comparator group due to Bath & Body Works, a primary business unit of L Brands, Inc. at the time, being considered an essential retailer, which did not align with the remainder of the peer group composed of specialty retailers.
As previously noted, the Committee determined to return to an incentive design for Fiscal 2021 that was similar to the design used in Fiscal 2019, after having focused on actions to generate cash flow and preserve liquidity through the early days of the COVID-19 pandemic in Fiscal 2020. To that end, the PSA program returned to measuring a mix of sales growth, profitability, and stock price performance over a three-year period beginning with Fiscal 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Change for Fiscal 2021		Rationale

✓	Reintroduced sales component, with Net Sales CAGR (1/3 weighting)	Returned focus on pre-pandemic priority of profitable growth

✓	Added Average EBIT Margin % (1/3 weighting)	Returned focus on pre-pandemic priority of profitable growth
In support of our pay-for-performance philosophy, we sought to set aggressive goals for the PSA program awards in Fiscal 2021. In order to achieve a target payout for the PSAs, the Company must achieve mid-single digit sales growth beyond Fiscal 2021, with EBIT margins (as adjusted) that double Fiscal 2019 actuals by Fiscal 2023, and three-year Relative TSR that exceeds the 55th percentile of the compensation peer group. We believe these challenging performance goals will guide the execution of our updated operating playbook, and if achieved, will create value for our stockholders.
The number of PSAs earned will depend on the Company’s level of achievement with respect to each equally-weighted metric (Average EBIT Margin %, Net Sales CAGR, and Relative TSR performance), ranging from 25% of target for performance at threshold to 200% of target for performance at maximum. No PSAs will be earned if performance falls below the threshold level of performance for all three metrics. If the performance level falls between threshold and target or between target and maximum, the level of payout is determined through linear interpolation. PSA payouts are capped at target if absolute TSR is negative across the three-year performance period, to ensure that awards align pay for the NEOs with value creation for our stockholders.
When deemed appropriate, the Committee considers any unusual circumstances that are likely to have a material impact on PSA performance measures as it sets the relevant targets after considering input from the Committee’s independent advisors as well as the other independent directors and management of the Company. We repurchase shares of our Common Stock from time to time, dependent on market and business conditions, with the objectives of returning excess cash to stockholders and offsetting dilution from issuances of Common Stock associated with the exercise of associate SARs and the vesting of RSUs. We do not believe that share repurchases have had a material impact on the level of achievement with respect to the Relative TSR performance measures associated with our PSA awards and the repurchases did not affect the manner in which the Committee set the relevant targets for awards granted under our long-term equity incentive programs or the determination of whether such targets were achieved.
Completed and Outstanding Performance Share Award Cycles
The final measurement period for the Fiscal 2019 to Fiscal 2021 PSA cycle was completed as of the end of Fiscal 2021. A summary of Average ROIC, Net Sales CAGR, and Relative TSR achievement and payouts for the Fiscal 2019 to Fiscal 2021 PSAs is presented below:

Fiscal 2019 to Fiscal 2021 PSA Achievement	Threshold	Target	Maximum	Actual	Payout Percentage

Average ROIC(1) (33.33% weighting)	13.9%	14.5%	15.1%	15.2%	200%
Net Sales CAGR(2) (33.33% weighting)	1.00%	3.25%	4.00%	1.13%	6%
Relative TSR vs. S&P Retail Select Index (33.34% weighting)	30TH PERCENTILE	55TH PERCENTILE	80TH PERCENTILE	60TH PERCENTILE	120%
Weighted Average					108.7%
(1)This is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on this performance metric.
(2)The Net Sales CAGR performance metric was measured as the compound annual growth rate of net sales as reported in accordance with GAAP as in effect on the date of grant (March 26, 2019) in the Company’s consolidated financial statements for the three years in the performance period. The Net Sales CAGR formula is equal to ((Fiscal 2021 net sales/ Fiscal 2018 net sales)^(1/3 Years)) – 1) * 100.
Performance periods associated with the outstanding Fiscal 2020 to Fiscal 2022 and Fiscal 2021 to Fiscal 2023 PSA cycles have not been completed. We will continue to evaluate performance for these awards based on the goals that were established at the time of grant. A summary of trending performance (as of the end of Fiscal 2021) for the Fiscal 2020 and Fiscal 2021 PSA grants is shown below:

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Period	Net Sales CAGR(1) Tranche	Average EBIT Margin %(2) Tranche	Relative TSR Tranche

Fiscal 2020 to Fiscal 2022	N/A	N/A	Trending at maximum
Fiscal 2021 to Fiscal 2023	Trending at maximum	Trending at maximum	Trending at maximum
(1)The Net Sales CAGR performance metric will be measured as the straight three-year average of the growth rate in GAAP Net Sales in each fiscal year of the three-year 2021 to 2023 performance period, in each case calculated in comparison to the GAAP Net Sales for Fiscal 2020, where GAAP Net Sales reflects net sales as reported in the Company’s consolidated financial statements in accordance with GAAP as in effect on March 29, 2021.
(2)This is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on this performance metric.
Restricted Stock Units
Service-based RSUs granted to the NEOs in Fiscal 2021 vest in three equal installments over a three-year period, subject to continued employment, beginning on the first anniversary of the grant date.
New Hire Inducement RSU Grant to Mr. Desai
Upon hire, the Company granted Mr. Desai an inducement equity award. The award had a grant date fair value of approximately $1,000,000, and was in the form of RSUs. The actual number of RSUs granted was based on the closing share price on the date of the grant, August 18, 2021. The RSUs will vest in three equal installments over a three-year period, subject to continued employment, beginning on the first anniversary of the grant date.
APPROVED COMPENSATION DESIGN CHANGES FOR FISCAL 2022

The actions taken by management in recent years to transform our business, along with decisions made in Fiscal 2020 and Fiscal 2021 to respond to the COVID-19 pandemic, resulted in Fiscal 2021 net sales that exceeded Fiscal 2019 levels and delivered our best reported and adjusted operating margin(1) performance in over a decade, establishing a strong foundation for further growth and value creation. With this in mind, the Committee approved the addition of a Net Sales metric to the Fiscal 2022 annual cash incentive program with a 20% weighting (the Adjusted EBIT metric will be reduced to 80%). With the addition of the Net Sales metric, a sales-related performance metric will be included in both the short-term and long-term incentive plans, which reinforces management’s commitment to growing our business in the near-term, while simultaneously positioning the Company for successful long-term growth. No changes were made to the long-term equity incentive programs for Fiscal 2022.
(1) Adjusted operating margin is a non-GAAP measure. Please refer to Appendix A to this Proxy Statement for additional detail on adjusted results and other important information regarding the use of non-GAAP or adjusted measures.
EQUITY GRANT POLICY

The Committee follows an Equity Grant Policy pursuant to which the Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by PSAs, RSUs and, if applicable, SARs granted to all associates. The annual equity grants typically are reviewed and approved at the Committee’s regular meeting during the first quarter of the fiscal year, although sign-on equity awards are generally approved by the Committee at the time an executive officer commences employment with the Company. The grant date for the annual equity grants is the date of the Committee meeting at which they are approved. Administration of PSAs and RSU and SAR awards is managed by the Company’s human resources department with specific instructions related to the timing of grants given by the Committee. The Company has no intention, plan or practice to select annual grant dates for awards to NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award grant dates.
BENEFITS

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.
In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), we have a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified

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COMPENSATION DISCUSSION AND ANALYSIS
Savings and Supplemental Retirement Plan”), that allows eligible associates to defer a portion of their compensation over and above the Internal Revenue Service (“IRS”) limits imposed on the 401(k) Plan. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on a similar basis (as a percentage of their compensation) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive with members of our compensation peer group and other companies with which we compete for talent. Our Nonqualified Savings and Supplemental Retirement Plan is further described, and Company contributions and the individual account balances for the NEOs are disclosed, under the section captioned “Nonqualified Deferred Compensation” beginning on page 61 of this Proxy Statement. We previously provided matching contributions to Nonqualified Savings and Supplemental Retirement Plan participants but ceased to provide such matching contributions for base salary earned after December 31, 2019 and with respect to bonus payments for periods ending after the end of Fiscal 2019.
We offer a life insurance benefit for all full-time associates in the United States. Starting in Fiscal 2021, for associates below Vice President, the benefit is equal to one times base salary, up to a maximum of $1,000,000, and for Vice Presidents and above, the benefit is equal to two times base salary, up to a maximum of $2,000,000.
We offer a long-term disability benefit to all full-time associates in the United States which covers 60% of base salary for the disability period. In addition, we offer an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 10% of base salary and 70% of target annual cash incentive opportunity for the disability period.
We generally do not offer perquisites to our executive officers that are not widely available to all full-time associates.
PROCESS OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE

Decisions regarding the compensation of the NEOs are made by the Committee, which considers input from the Committee’s independent advisors as well as the other independent directors and management of the Company. Our Chairperson of the Board also provides input (in his capacity as a director) with respect to the recommended compensation of the NEOs. The Committee often requests certain Company executive officers to be present at Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions, or recommendations regarding executive compensation during periods of general discussion, but are not present and do not have a vote when compensation actions are determined.
In Fiscal 2021, Semler Brossy Consulting Group, LLC (“Semler Brossy”) served as the Committee’s independent compensation consultant. Additionally, in Fiscal 2021, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) served as the Committee’s independent outside counsel. The only services that Semler Brossy and Gibson Dunn perform for the Company are at the direction of the Committee. Neither Semler Brossy nor Gibson Dunn provided any services to the Company in Fiscal 2021 other than executive and director compensation consulting and advisory services. In this regard, the Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:
“If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act, or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.”
The Committee has the right to terminate the services of the independent compensation consultant and the outside counsel at any time. While the Committee retains Semler Brossy and Gibson Dunn directly, Semler Brossy and Gibson Dunn interact with our Chairperson of the Board, the Company’s Senior Vice President, Head of Global Human Resources, and the Company’s General Counsel and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding the advisors’ respective work product prior to presentation to the Committee in order to confirm information is accurate or address other similar issues. A representative from Semler Brossy is generally present at all Committee meetings, and generally attends executive sessions of the Committee. Both Semler Brossy and Gibson Dunn provide independent perspectives on any management proposals. In Fiscal 2021, the Committee reviewed and considered the independence standards prescribed by the SEC and NYSE and determined that each of Semler Brossy and Gibson Dunn was independent and their respective work did not raise any conflict of interest.

2022 Proxy Statement	51	Abercrombie & Fitch Co.

COMPENSATION DISCUSSION AND ANALYSIS
SETTING EXECUTIVE COMPENSATION

Pay Level — Determination of the Appropriate Pay Opportunity
The Committee approves the pay levels of certain associates of the Company designated by the Committee, which includes each of the NEOs listed in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement. Pay levels for these individuals are established based on a number of factors, including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships, and the performance of the individual and the Company as a whole. The Committee considers all elements of compensation and benefits when determining pay levels for the associates.
2021 Compensation Peer Group
The Company considers data from a compensation peer group to better understand market pay levels and competitive pay practices for the NEOs and non-associate directors. The Committee reviews the compensation peer group periodically and, where appropriate, adjusts the compensation peer group to ensure robust market comparisons.
For Fiscal 2021, the Committee approved the removal of J. Crew Group, Inc. and Ascena Retail Group, Inc. from the compensation peer group due to both companies filing for bankruptcy during 2020. The peer retail companies used by the Committee in determining the “competitive market” with respect to Fiscal 2021 compensation decisions are included in the table below.

Fiscal 2021 Compensation Peer Group Companies

American Eagle Outfitters, Inc.	Guess? Inc.	Ralph Lauren Corporation
Carter’s, Inc.	L Brands, Inc.	Tapestry, Inc.
Chico’s FAS, Inc.	Levi Strauss & Co.	The Children’s Place, Inc.
Express, Inc.	lululemon athletica inc.	Urban Outfitters, Inc.
Fossil Group, Inc.
The compensation peer group includes companies in the retail and apparel space of a comparable size. For purposes of determining comparable size, preference is given to revenue (as compared to market capitalization) to reflect our ongoing business transformation. Additionally, we give preference to companies that are key talent competitors, have a mall-centric store strategy, have a significant e-commerce business, and have material international operations. At the time the compensation peer group was determined for Fiscal 2021, our revenues approximated the median of the compensation peer group.
In addition to the peer group companies’ public proxy statement-disclosed information, we also reference Equilar survey data for the compensation peer group companies that participate in Equilar’s surveys when establishing pay levels. For each of our NEOs for whom we consider Equilar survey data, we reference data for positions that have similar responsibilities to those of our NEOs.
For Fiscal 2022, the Committee approved the additions of Capri Holdings Limited and Victoria’s Secret & Co., which was separated from L Brands, Inc. in 2021. L Brands, Inc. was renamed Bath & Body Works, Inc., which is not included in the Fiscal 2022 compensation peer group.

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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SEVERANCE AGREEMENTS AND CHANGE-IN-CONTROL BENEFITS

The Committee carefully considers the use and conditions of employment agreements. The Committee recognizes that, in certain circumstances, formal written employment agreements are necessary in order to successfully recruit and retain senior executive officers. Consistent with this approach, in connection with their commencement of employment with the Company, each of the NEOs entered into an offer letter with the Company that provided for certain benefits upon termination of employment and/or upon a change in control of the Company. The Committee believed that it was in the best interest of the Company to enter into these offer letters as a means of securing the employment of each of these individuals. Each of the NEOs has also entered into an executive severance agreement with the Company (collectively, the “Severance Agreements”).
In addition, all associates who participate in the Company’s stock-based compensation plans, including the NEOs, are entitled to certain benefits in the event of termination due to death or disability or in connection with a change of control as set forth in the plan documents for the Company’s stock-based compensation plans. The terms and conditions of these arrangements are discussed in further detail in the section captioned “Potential Payments Upon Termination or Change of Control” beginning on page 63.
Discussion of the terms of the Severance Agreements appears later in this Proxy Statement in the section captioned “Potential Payments Upon Termination or Change of Control” beginning on page 63.
CLAWBACK POLICY

Each of the plans pursuant to which annual and long-term incentive compensation is or will be paid to our executive officers (i.e., the Short-Term Cash Incentive Plan, the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan, the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan (the “2005 LTIP”), the Amended and Restated Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”)) includes a stringent “clawback” provision, which allows us to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been made given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to us, without any requirement of misconduct on the part of the participant. In addition, an amendment included in the Short-Term Cash Incentive Plan expands the clawback provision to allow the Committee to clawback payouts under additional circumstances, including pursuant to any clawback policies that may be adopted from time to time by the Board or the Committee.
STOCK OWNERSHIP GUIDELINES

The Board believes it is important that the executive officers and the directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. Accordingly, the Board adopted stock ownership guidelines for all executive officers and directors effective as of November 12, 2009, which were most recently amended effective as of August 18, 2021. We post the stock ownership guidelines on the “Corporate Governance” page of the corporate website at corporate.abercrombie.com. Ownership multiples for NEOs and directors are:

Population	Multiple	Includes

Chief Executive Officer	5x current annual base salary	Shares owned directly by the executive officer or director or her/ his immediate family members in the same household

Shares held in trust for the benefit of the executive officer or director or her/ his immediate family members

Shares obtained through the vesting of restricted stock or RSUs

Shares credited to bookkeeping accounts pursuant to one of the deferred compensation plans
Other Executive Officers, including NEOs	2x current annual base salary
Non-Associate Directors	5x current annual cash retainer

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COMPENSATION DISCUSSION AND ANALYSIS
Until the applicable guideline is achieved, an executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise of stock options or stock-settled SARs or the vesting of restricted stock or RSUs. “Net shares” for purposes of the guidelines are those shares that remain after shares are sold or netted to pay (i) the exercise price of stock options or SARs (if applicable) and any withholding taxes associated with such exercise or (ii) withholding or other taxes payable upon vesting of restricted stock or RSUs.
Failure to meet or, in unique circumstances, to show sustained progress toward meeting the stock ownership guidelines may be a factor considered by the Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.
At the time of the Company’s Fiscal 2021 annual review of stock ownership compliance, all executive officers and non-associate directors either: (i) had satisfied their applicable guideline; (ii) were on track to satisfy their applicable guideline; or (iii) were otherwise compliant with the Company’s policies (i.e., were in compliance with the applicable retention requirement until such time that their ownership guideline can be met).

TAX DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies (such as the Company) for compensation paid to certain “covered employees” in excess of $1,000,000 per covered employee in any year.
Neither the Committee nor the full Board has adopted a formal policy regarding tax deductibility of compensation paid to the Company’s executive officers. While the Committee carefully considers the net cost and value to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward the Company’s executive officers in a manner that enhances the Company’s ability to attract and retain individuals as well as to create longer term value for our stockholders. Thus, income tax deductibility is only one of several factors the Committee considers in making decisions regarding the Company’s executive compensation program. The Committee may authorize compensation that might not be deductible, if the Committee determines that such compensation decision is in the best interest of the Company.

COMPENSATION CONSIDERATIONS RELATED TO ACCOUNTING

When determining amounts of long-term equity incentive grants to executive officers and other associates, the Committee examines the accounting cost associated with the grants. Under GAAP, grants of options, SARs, RSUs, PSAs, and other share-based payments result in an accounting charge being taken by the Company. The Committee considers the accounting implications of the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

Abercrombie & Fitch Co.	54	2022 Proxy Statement

Report of the Compensation and Human Capital Committee on Executive Compensation
Our Compensation and Human Capital Committee has reviewed the “Compensation Discussion and Analysis” section of this Proxy Statement, and discussed it with management of the Company. Based on such review and discussion, our Compensation and Human Capital Committee recommended to the full Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation and Human Capital Committee:
Helen E. McCluskey, Chair
Felix J. Carbullido
James A. Goldman
Michael E. Greenlees

2022 Proxy Statement	55	Abercrombie & Fitch Co.

Executive Compensation Tables
FISCAL 2021 SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to, awarded to, or earned by our NEOs for Fiscal 2021, and, to the extent applicable, Fiscal 2020 and Fiscal 2019.

Name and Principal Position During Fiscal 2021	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)

Fran Horowitz	2021	1,300,000	—	7,470,357	4,040,400	12,557	28,085	12,851,399
Chief Executive Officer	2020	1,143,667	—	6,864,973	3,900,000	14,443	26,608	11,949,691
	2019	1,297,000	—	5,641,102	1,384,500	5,228	61,197	8,389,027
Scott Lipesky	2021	730,769	—	1,641,852	1,332,000	6,916	18,054	3,729,591
Executive Vice President, Chief Financial Officer	2020	600,500	—	2,862,578	1,300,000	5,172	17,587	4,785,837
	2019	631,760	—	1,025,668	364,832	1,125	44,969	2,068,354
Kristin Scott	2021	945,192	—	3,283,704	2,109,000	11,794	23,039	6,372,729
President, Global Brands	2020	857,404	—	5,270,161	2,127,500	11,828	19,770	8,286,663
	2019	922,865	—	3,076,956	656,750	3,750	63,135	4,723,456
Samir Desai	2021	325,000	600,000	2,315,409	621,600	—	100,997	3,963,006
Executive Vice President, Chief Digital and Technology Officer(7)

Gregory J. Henchel	2021	595,192	—	656,741	799,200	—	4,335	2,055,468
Executive Vice President, General Counsel and Corporate Secretary	2020	534,308	—	1,045,038	862,500	—	2,417	2,444,263
	2019	567,308	—	512,834	214,674	—	2,640	1,297,456
(1)The amount shown in this column for Mr. Desai in Fiscal 2021 reflects a sign-on bonus payment of $600,000. Cash bonus payments that are contingent on achieving pre-established and communicated goals, including payments under the Company’s annual cash incentive program, appear in the column titled “Non-Equity Incentive Plan Compensation.”
(2)The amounts shown in this column represent the grant date fair value of the PSAs and RSUs granted to each NEO, computed in accordance with FASB ASC Topic 718 using the assumptions described in “Note 14. Share-Based Compensation” of the Notes to the Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of our Fiscal 2021 Form 10-K. The actual number of PSAs and RSUs granted in Fiscal 2021 to each NEO is shown in the “Fiscal 2021 Grants of Plan-Based Awards” table on page 58 of this Proxy Statement.
Pursuant to the applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the NEOs.

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EXECUTIVE COMPENSATION TABLES
The maximum grant date fair value related to the PSAs granted in Fiscal 2021 (the NEOs can earn from 0% to 200% of target) was as follows:

Name	Maximum Grant Date Fair Value ($)

Fran Horowitz	4,057,852
Scott Lipesky	891,844
Kristin Scott	1,783,688
Samir Desai	715,374
Gregory J. Henchel	356,738
(3)The annual cash incentive compensation award for Fiscal 2021 for Mr. Desai was pro-rated based on his July 19, 2021 hire date.
(4)The amounts shown in this column for Fiscal 2021, Fiscal 2020, and Fiscal 2019 represent the above-market earnings on the NEOs’ respective Nonqualified Savings and Supplemental Retirement Plan balances. Above-market earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (APR). The APR for January 2022 was 2.16%.
(5)The amounts shown in this column included the following for Fiscal 2021:

NEO	Company Contributions to 401(k) Plan ($)(a)	Life and Long-Term Disability Insurance Premiums Paid ($)(b)	Relocation ($)(c)	Total ($)

Fran Horowitz	14,500	13,585		28,085
Scott Lipesky	14,663	3,391		18,054
Kristin Scott	14,343	8,696		23,039
Samir Desai	0	997	100,000	100,997
Gregory J. Henchel	0	4,335		4,335
(a)For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions to her or his accounts under the Company’s 401(k) Plan during Fiscal 2021.
(b)For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2021.
(c)For Mr. Desai, this amount reflects a $100,000 relocation bonus.
(6)The amounts shown in this column for each fiscal year may differ from the sum of the amounts shown in the other columns for such fiscal year due to the rounding convention used.
(7)On July 19, 2021, Mr. Desai began employment with the Company as Executive Vice President, Chief Digital and Technology Officer. As a result, the table shows information for Mr. Desai for Fiscal 2021 only.

2022 Proxy Statement	57	Abercrombie & Fitch Co.

EXECUTIVE COMPENSATION TABLES
FISCAL 2021 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value per Share of Stock Awards ($)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Fran Horowitz	Fiscal 2021	568,750	2,275,000	4,550,000
	3/23/2021							107,379	31.78	3,412,505
	3/23/2021				—	107,379	214,758		37.79	4,057,852
Scott Lipesky	Fiscal 2021	187,500	750,000	1,500,000
	3/23/2021							23,600	31.78	750,008
	3/23/2021				—	23,600	47,200		37.79	891,844
Kristin Scott	Fiscal 2021	296,875	1,187,500	2,375,000
	3/23/2021							47,200	31.78	1,500,016
	3/23/2021				—	47,200	94,400		37.79	1,783,688
Samir Desai	Fiscal 2021	162,500	650,000	1,300,000
	8/18/2021							27,663	36.15	1,000,017
	8/18/2021							16,598	36.15	600,018
	8/18/2021				—	16,598	33,196		43.10	715,374
Gregory J. Henchel	Fiscal 2021	112,500	450,000	900,000
	3/23/2021							9,440	31.78	300,003
	3/23/2021				—	9,440	18,880		37.79	356,738
(1)These columns show the potential cash payouts under the Company’s Short-Term Cash Incentive Plan for Fiscal 2021. These estimated future payouts reflect the full annualized amounts. Refer to the discussion beginning at page 46 of this Proxy Statement for the performance metrics related to the annual cash incentive program for Fiscal 2021. If threshold performance was not satisfied, then the payouts for all associates, including the NEOs, would be zero.
(2)Represents the threshold, target, and maximum number of PSAs granted under the Company’s 2016 Associates LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Net Sales CAGR, Average EBIT Margin %, and Relative TSR compared to the compensation peer group (excluding L Brands, Inc.).
(3)Represents the grant date fair value of the RSU or PSA, as appropriate, determined in accordance with FASB ASC Topic 718. The grant date fair values for service-based RSUs and performance-based PSAs are calculated using the closing price of the Company’s Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair values for market-based PSAs are based on the probable outcome of the performance conditions and are calculated using a Monte Carlo simulation.

Abercrombie & Fitch Co.	58	2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

	SAR Awards					Stock Awards
Name	SAR Grant Date	Number of Shares Underlying Unexercised SARs Exercisable (#)	Number of Shares Underlying Unexercised SARs Unexercisable (#)	SAR Exercise Price ($)	SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Fran Horowitz	12/3/2014	24,483	—	$28.81	12/3/2024
	3/24/2015	67,568	—	$22.46	3/24/2025
						3/27/2018	25,700(2)	937,793
						3/26/2019	141,517(3)	5,163,955
						3/26/2019	28,940(4)	1,056,021
						3/24/2020	160,468(4)	5,855,477
						8/28/2020	50,096(4)	1,828,003
						8/28/2020			253,859(5)	9,263,315
						3/23/2021	107,379(4)	3,918,260
						3/23/2021			107,379(6)	3,918,260
Scott Lipesky						3/27/2018	3,975(2)	145,048
						3/26/2019	25,732(3)	938,961
						3/26/2019	5,262(4)	192,010
						3/24/2020	36,470(4)	1,330,790
						8/28/2020	6,770(4)	247,037
						8/28/2020	121,853(7)	4,446,416
						8/28/2020			50,772(5)	1,852,670
						3/23/2021	23,600(4)	861,164
						3/23/2021			23,600(6)	861,164
Kristin Scott						3/27/2018	10,598(2)	386,721
						3/26/2019	77,191(3)	2,816,700
						3/26/2019	15,786(4)	576,031
						3/24/2020	87,528(4)	3,193,897
						8/28/2020	16,248(4)	592,890
						8/28/2020	162,470(7)	5,928,530
						8/28/2020			121,853(5)	4,446,416
						3/23/2021	47,200(4)	1,722,328
						3/23/2021			47,200(6)	1,722,328
Samir Desai						8/18/2021	27,663(4)	1,009,423
						8/18/2021	16,598(4)	605,661
						8/18/2021			16,598(6)	605,661
Gregory J. Henchel						11/19/2018	2,335(2)	85,204
						3/26/2019	12,865(3)	469,444
						3/26/2019	2,631(4)	96,005
						3/24/2020	14,588(4)	532,316
						8/28/2020	2,708(4)	98,815
						8/28/2020	40,618(7)	1,482,151
						8/28/2020			20,309(5)	741,075
						3/23/2021	9,440(4)	344,466
						3/23/2021			9,440(6)	344,466

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EXECUTIVE COMPENSATION TABLES
(1)Market value represents the product of the closing price of a share of the Company’s Common Stock on January 28, 2022 (the last business day of Fiscal 2021), which was $36.49, multiplied by the number of RSUs or PSAs.
(2)Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.
(3)Each of these PSAs granted for the Fiscal 2019 to Fiscal 2021 performance period, which are deemed to be earned because the performance condition was achieved at the end of Fiscal 2021, are included in this column even though the stock had not yet vested. The stock underlying the PSAs vested on April 4, 2022.
(4)Each of these RSU awards vests in three equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.
(5)The number shown assumes that the PSAs granted for the Fiscal 2020 to Fiscal 2022 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR.
(6)The number shown assumes that the PSAs granted for the Fiscal 2021 to Fiscal 2023 performance period will be earned at the target number based on the Company achieving the target metrics for Net Sales Growth CAGR, Average EBIT Margin %, and Relative TSR. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2021 Grants of Plan-Based Awards” table on page 58 of this Proxy Statement for the threshold, target, and maximum numbers of PSAs that can be earned.
(7)Each of these RSU awards vests on the third anniversary of the grant date, subject to the NEO’s continued employment with the Company.

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EXECUTIVE COMPENSATION TABLES
FISCAL 2021 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the gross number of shares received and the aggregate dollar value realized by the NEOs in connection with the vesting of RSUs during Fiscal 2021. No stock options or SARs were exercised by any of the NEOs during Fiscal 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)(3)

Fran Horowitz	254,867	8,435,875
Scott Lipesky	42,092	1,388,936
Kristin Scott	114,663	3,766,669
Samir Desai	—	—
Gregory J. Henchel	13,614	471,055
(1)The number of RSU shares shown reflects the gross number of shares received upon the vesting of RSUs during Fiscal 2021. The number of shares earned in connection with the Fiscal 2019 to Fiscal 2021 PSAs appear in the “Outstanding Equity Awards at Fiscal 2021 Year-End” table on page 59 of this Proxy Statement as those awards did not vest until April 4, 2022.
(2)Value realized on the vesting of RSU awards is calculated by multiplying the number of shares of the Company’s Common Stock underlying the vested portion of each RSU award by the closing price of a share of Common Stock on the vesting date. The number of shares actually received by the NEOs on the vesting of RSU awards was reduced in each case by the withholding of shares to pay income taxes associated with the value realized on the vesting of the RSU awards, with the net number of shares received by each of the NEOs as follow:

NEO	Net Shares Received on Vesting

Fran Horowitz	140,556
Scott Lipesky	23,210
Kristin Scott	62,701
Samir Desai	0
Gregory J. Henchel	7,505
(3)The PSAs granted for the Fiscal 2018 to Fiscal 2020 performance period were settled during Fiscal 2021 and the terms of the earning of the PSAs were reflected in the Proxy Statement for the 2021 Annual Meeting. The gross value realized upon vesting of the Fiscal 2018 to Fiscal 2020 PSAs for each NEO was: $1,606,263 for Ms. Horowitz; $248,417 for Mr. Lipesky; $662,402 for Ms. Scott; $0 for Mr. Desai; and $0 for Mr. Henchel.

NONQUALIFIED DEFERRED COMPENSATION

Nonqualified Savings and Supplemental Retirement Plan
The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 75% of cash payouts to be received by the participant under the Company’s Short-Term Cash Incentive Plan.
The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 5% per annum for Fiscal 2021. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times.
The following table provides information regarding the participation by the NEOs in the Nonqualified Savings and Supplemental Retirement Plan.

2022 Proxy Statement	61	Abercrombie & Fitch Co.

EXECUTIVE COMPENSATION TABLES

Nonqualified Deferred Compensation for Fiscal 2021

Name	Executive Contributions in Fiscal 2021 ($)(1)	Aggregate Earnings in Fiscal 2021 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate balance as of January 29, 2022 ($)(3)

Fran Horowitz	39,000	22,107	—	516,593
Scott Lipesky	117,885	12,176	—	312,746
Kristin Scott	92,181	20,764	—	490,305
Samir Desai	—	—	—	—
Gregory J. Henchel	—	—	—	—
(1)The amounts shown in this column reflect the base salary and Short-Term Cash Incentive Plan payouts for Fiscal 2021 which were deferred by NEOs participating in the Nonqualified Savings and Supplemental Retirement Plan in Fiscal 2021. All amounts in this column are included in the “Salary” and/or the “Non-Equity Incentive Plan Compensation” column totals for Fiscal 2021 reported in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement.
(2)Nonqualified deferred compensation balances earn fixed rates of interest. The rate for all account balances was fixed at 5% per annum for Fiscal 2021. The portion of the Fiscal 2021 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of their respective deferral contributions which are above-market for purposes of the applicable SEC rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for Fiscal 2021 reported in the “Fiscal 2021 Summary Compensation Table” beginning on page 56 of this Proxy Statement. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2021” column in the table above for: (a) Ms. Horowitz – $12,557; (b) Mr. Lipesky – $6,916; (c) Ms. Scott – $11,794; (d) Mr. Desai – $0; and (e) Mr. Henchel – $0.
(3)The following amounts are included in the balance as of January 29, 2022 and previously were reported as compensation to the NEOs in the Summary Compensation Tables for past fiscal years: (a) Ms. Horowitz – $215,624; (b) Mr. Lipesky – $63,378; (c) Ms. Scott – $185,652; (d) Mr. Desai – $0; and (e) Mr. Henchel – $0.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates employment with the Company before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines, including the IRS definition of an unforeseeable emergency.
Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established its Rabbi Trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the Supplemental Executive Retirement Plan for the Company’s former Chief Executive Officer.
In the event of a change in control of the Company, the Board has the authority to terminate the Nonqualified Savings and Supplemental Retirement Plan and accelerate the payment of the aggregate balance of each participant’s account.
The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code (“Section 409A”) and is being administered in compliance with the applicable regulations under Section 409A.

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EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Executive Severance Agreements
On May 10, 2017, Abercrombie & Fitch Management Co., a subsidiary of the Company (“A&F Management”), executed and entered into executive severance agreements with Fran Horowitz and Kristin Scott (the “May 2017 Agreements”). In anticipation of his rejoining the Company, effective as of September 7, 2017, A&F Management executed and entered into an executive severance agreement with Scott Lipesky (the “Lipesky Agreement”). In anticipation of his joining the Company, effective as of September 13, 2018, A&F Management executed and entered into an executive severance agreement with Gregory J. Henchel (the “Henchel Agreement”). In anticipation of his joining the Company, effective as of May 24, 2021, A&F Management executed and entered into an executive severance agreement with Samir Desai (the “Desai Agreement” and, collectively with the May 2017 Agreements, the Lipesky Agreement, and the Henchel Agreement, the “Severance Agreements”).
The Severance Agreements have an initial two-year term, followed by automatic renewal on an annual basis, unless otherwise determined by the Company or the NEO by providing notice to the contrary at least 90 days prior to the date on which the additional term would have automatically begun. However, if a change of control (as defined in the Severance Agreements) occurs during the original term or an additional term, the term of the Severance Agreements will extend until the later of the expiration of the original term or the additional term, as applicable, or the 18-month anniversary of such change in control.
The Severance Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits the NEOs from engaging in certain activities with identified competitors of the Company during their employment and for a period of 12 months after the termination of their employment. The non-solicitation covenant prohibits the NEOs from engaging in certain solicitation activities during their employment and for a period of 24 months after the termination of their employment.
If the employment of an NEO terminates during the term of the NEO’s Severance Agreement, the Company will, in all cases, pay to the NEO all accrued but unpaid compensation earned by the NEO through the date of the NEO’s termination.
If the employment of an NEO is terminated by the Company without “cause” (as defined in the Severance Agreements) or by the NEO for “good reason” (as defined in the Severance Agreements) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and the NEO executes a release of claims acceptable to the Company:
•The Company will continue to pay the NEO’s base salary in bi-weekly installments for 18 months following the termination date;
•The Company will pay the NEO, at the time specified in the NEO’s Severance Agreement, a pro-rated portion of the NEO’s bonus under the short-term cash bonus plan of the Company in which the NEO would have been eligible to participate in the year of the NEO’s termination date, based on the Company’s actual performance during the applicable bonus period and the number of days in such bonus period that would have elapsed prior to the termination date;
•The Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s Severance Agreement; and
•The outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.
If the employment of an NEO is terminated by the Company without cause (other than as a result of the NEO’s death or disability) or by the NEO for good reason during the three months prior to, or the 18 months following, a change of control of the Company and the NEO executes a release of claims acceptable to the Company:
•In the case of Ms. Horowitz, the Company will continue to pay her base salary in bi-weekly installments for 18 months following the termination date;
•In the case of Mr. Lipesky, Ms. Scott, Mr. Desai, and Mr. Henchel, the Company will pay them, at the time specified in their respective Severance Agreements, a lump-sum amount equal to 18 months of their respective base salaries;

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EXECUTIVE COMPENSATION TABLES
•The Company will pay the NEO, at the time specified in the NEO’s Severance Agreement, a lump-sum payment in an amount equal to 1.5 times the NEO’s target bonus opportunity under the Company’s short-term cash bonus plan in which the NEO would have been entitled to participate in respect of the Company’s fiscal year in which the termination date occurred;
•The Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s Severance Agreement; and
•The outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.
In the case of Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable under her offer letter with respect to a “Change of Control.”
Other Arrangements
If the employment of an NEO is terminated by reason of the NEO’s disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason, or by reason of the NEO’s death or disability, the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements. Our typical treatment of unvested equity awards upon various termination scenarios is captured in the table below (although individual equity awards may be subject to different treatment under their respective award agreements):

Award Type	Voluntary Resignation	Involuntary Termination (Without Cause)	Death/ Disability	For Good Reason	Change of Control / Double-Trigger

PSAs	Forfeited	Pro-Rated	Accelerated	Forfeited	Pro-Rated(1)
RSUs	Forfeited	Forfeited	Accelerated	Forfeited	Accelerated(2)
SARs	Forfeited	Forfeited	Accelerated	Forfeited	Accelerated(2)
(1)In the case of a “double-trigger” event, defined as an involuntary termination of employment without cause, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement, and termination due to death or disability), outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved by the Company through a date occurring within three months of the change of control, as determined by our Compensation Committee prior to the change of control.
Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.
(2)In the case of a “double-trigger” event, defined as an involuntary termination of employment without cause, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement, and termination due to death or disability), in addition to the benefits under the plans mentioned in the paragraph following this table, the vesting of outstanding SARs and RSUs held by the NEO would accelerate.
Each NEO will receive the value of the NEO’s accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause, or voluntary termination by the NEO).

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EXECUTIVE COMPENSATION TABLES
The following table describes the approximate payments that would have been made to the NEOs pursuant to agreements, plans or individual award agreements in effect on January 29, 2022, the last day of Fiscal 2021, in the event of the termination of employment of these NEOs under the circumstances described below, assuming such termination took place on January 29, 2022. The table captioned “Outstanding Equity Awards at Fiscal 2021 Year-End” beginning on page 59 of this Proxy Statement contains more information regarding the vested SARs held by the NEOs as of the end of Fiscal 2021.

	Voluntary Resignation ($)	Involuntary Termination (Without Cause) ($)		Death (1) / Disability (2) ($)		For Good Reason ($)	Change of Control / Double-Trigger ($)

Fran Horowitz
Cash Severance(3)	—	5,990,400		—		5,990,400	5,362,500	⁽⁴⁾
Benefits Continuation(5)	—	43,809		—		43,809	43,809
Equity Value	—	12,640,361	⁽⁷⁾	31,941,084	⁽⁶⁾	—	26,235,914	⁽⁸⁾
Retirement Plan Value(9)	858,917	858,917		858,917		858,917	858,917
Total	858,917	19,533,487		32,800,001		6,893,126	32,501,140
Scott Lipesky
Cash Severance(3)	—	2,457,000		—		2,457,000	2,250,000	⁽⁴⁾
Benefits Continuation(5)	—	28,549		—		28,549	28,549
Equity Value	—	2,460,037	⁽⁷⁾	10,875,261	⁽⁶⁾	—	9,682,502	⁽⁸⁾
Retirement Plan Value(9)	522,534	522,534		522,534		522,534	522,534
Total	522,534	5,468,120		11,397,795		3,008,083	12,483,585
Kristin Scott
Cash Severance(3)	—	3,534,000		—		3,534,000	3,206,250	⁽⁴⁾
Benefits Continuation	—	36,493		—		36,493	36,493
Equity Value	—	6,352,675	⁽⁷⁾	21,385,840	⁽⁶⁾	—	18,753,072	⁽⁸⁾
Retirement Plan Value(9)	658,638	658,638		658,638		658,638	658,638
Total	658,638	10,581,806		22,044,478		4,229,131	22,654,453
Samir Desai
Cash Severance(3)	—	1,596,600		—		1,596,600	1,950,000
Benefits Continuation	—	24,962		—		24,962	24,962
Equity Value	—	201,517		2,220,745		—	1,816,601
Retirement Plan Value(9)	20,281	20,281		20,281		20,281	20,281
Total	20,281	1,843,360		2,241,026		1,641,843	3,811,844
Gregory J. Henchel
Cash Severance(3)	—	1,699,200		—		1,699,200	1,575,000	⁽⁴⁾
Benefits Continuation	—	18,521		—		18,521	18,521
Equity Value	—	1,077,879	⁽⁷⁾	4,193,942	⁽⁶⁾	—	3,716,836	⁽⁸⁾
Retirement Plan Value(9)	—	—		—		—	—
Total	—	2,795,600		4,193,942		1,717,721	5,310,357
(1)Although not shown in the above table, the NEOs participate in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if an NEO passed away, the NEO’s beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If an NEO’s death were accidental as defined by the plan, the NEO’s beneficiaries would receive an additional $2,000,000.
(2)Although not shown in the above table, the NEOs also participate in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay an annual benefit of $330,000 for each of Ms. Horowitz and Ms. Scott and $240,000 for the remaining NEOs for the duration of the disability period.

2022 Proxy Statement	65	Abercrombie & Fitch Co.

EXECUTIVE COMPENSATION TABLES
(3)Under her or his Severance Agreement, if the employment of an NEO is terminated by the Company without cause or by an NEO for good reason, subject to the NEO executing an acceptable release of claims, the Company would be required to continue the NEO’s base salary for a period of 18 months. The Company would also be required to pay the NEO a pro-rated portion of the NEO’s annual cash incentive opportunity under the Short-Term Cash Incentive Plan (as in effect on January 29, 2022) based on actual performance in the year of termination, subject to the discretion of our Compensation Committee.
(4)Under her or his Severance Agreement, if the employment of an NEO is terminated by the Company without cause or by an NEO for good reason, during the three months prior to, or the 18 months following, a change of control, subject to the NEO executing an acceptable release of claims, the Company would be required, with respect to each NEO other than Ms. Horowitz, to pay the NEO a lump-sum payment equal to 18 months of the NEO’s base salary or, in the case of Ms. Horowitz, to continue to pay her base salary in bi-weekly installments for 18 months following the termination date. The Company would also be required to pay the NEO a lump-sum payment equal to 1.5 times the NEO’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan (as in effect on January 29, 2022).
(5)Under her or his Severance Agreement, the Company would be required to continue an NEO’s medical, dental, and other associate welfare benefits for a time period of 18 months, subject to the NEO’s election of such coverage and the additional eligibility requirements set forth in the NEO’s Severance Agreement.
(6)The value of equity holdings relates to unvested RSUs and unearned PSAs at January 29, 2022 and is calculated as the sum of: (a) the product of (i) the number of unvested RSUs multiplied by (ii) $36.49 (the market price of the Company’s Common Stock as of January 28, 2022 (the last business day of Fiscal 2021)) plus (b) the product of (i) the number of unearned target PSAs multiplied by (ii) $36.49 (the market price of the Company’s Common Stock as of January 28, 2022 (the last business day of Fiscal 2021)).
(7)The value of equity holdings relates to unearned PSAs at January 29, 2022 and is calculated as the product of: (a) the number of pro-rated unearned target PSAs multiplied by (b) $36.49 (the market price of the Company’s Common Stock as of January 28, 2022 (the last business day of Fiscal 2021)).
(8)The value of equity holdings relates to unvested RSUs and unearned PSAs at January 29, 2022 and is calculated as the sum of: (a) the product of (i) the number of unvested RSUs multiplied by (ii) $36.49 (the market price of the Company’s Common Stock as of January 28, 2022 (the last business day of Fiscal 2021)) plus (b) the product of (i) the number of pro-rated unearned target PSAs multiplied by (ii) $36.49 (the market price of the Company’s Common Stock as of January 28, 2022 (the last business day of Fiscal 2021)).
(9)Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Abercrombie & Fitch Co.	66	2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
CEO PAY RATIO

The following information about the relationship between the compensation of our associates and the compensation of Ms. Horowitz, our Chief Executive Officer, is provided in compliance with the requirements of Item 402(u) of Regulation S-K (“Item 402(u)”). In Fiscal 2021, the total compensation of our median-compensated associate, excluding Ms. Horowitz, was $3,915.
In identifying the median-compensated associate, we used the following methodology, which was identical to the steps we took in Fiscal 2017, Fiscal 2018, Fiscal 2019, and Fiscal 2020. We determined that, as of October 31, 2021, the first day of our fourth fiscal quarter, our associate population was equal to 31,675 individuals. This number includes all individuals determined to be associates, whether full-time, part-time, or temporary as of that date.
Next, we identified the associate receiving the median amount of compensation in our associate population. To do this, we compared the amount of wages and other compensation received by each associate, other than Ms. Horowitz, as reflected in our payroll records and reported to the applicable taxing authority in each country from which we operate, for the calendar year ended December 31, 2021. Compensation values were not annualized for mid-year hires, as we do not use a “standard hour” staffing model in many of our operating jurisdictions. Compensation values for our foreign associates were converted to United States dollars by using the foreign currency exchange rate on December 31, 2021. The median-compensated associate we identified for Fiscal 2021 was a different associate from the one identified for Fiscal 2020. As required by Item 402(u), we measured our median associate’s annual total compensation for 2021 by adding together the same elements of compensation that are included in Ms. Horowitz’s total 2021 compensation, as reported in the “Fiscal 2021 Summary Compensation Table” (beginning on page 56 of this Proxy Statement). Ms. Horowitz’s total compensation for Fiscal 2021, as reported in the “Fiscal 2021 Summary Compensation Table”, was $12,851,399.
The resulting estimated ratio of the annual total compensation of Ms. Horowitz to the annual total compensation of our median-compensated associate was 3,282 to 1, which was calculated in a manner consistent with Item 402(u). As additional context, the magnitude of our ratio is influenced by our store staffing model which relies on a significant number of part-time, temporary, and seasonal associates. This approach to store staffing provides flexible, entry-level employment opportunities to students — many of whom are among our core customer demographic — that can become the foundation for a career at the Company. As a result, we maintain a “promote from within” mentality, and we provide opportunities for students to shape themselves into top candidates and potential future leaders of the Company. Students and young professionals who are motivated, creative, and strategic are natural leaders to drive results in our team-based culture. For reference, our median associate is a part-time associate who worked for, on average, twenty hours a week for a period of five months.
Further, other public companies will use methods and assumptions that differ from those we have chosen, but that are appropriate for their circumstances. Therefore, it may be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

2022 Proxy Statement	67	Abercrombie & Fitch Co.

Ownership of Our Shares
The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G/A filed with the SEC and the percentage such shares comprised of the outstanding shares of Common Stock of the Company as of April 11, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,334,889(2)	18.52%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,294,800(3)	14.47%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	4,239,410(4)	8.41%
(1)The percent of class is based upon 50,414,864 shares of Common Stock outstanding on April 11, 2022.
(2)Based on information contained in a Schedule 13G/A, filed by BlackRock, Inc. with the SEC on February 7, 2022, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2021, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this Proxy Statement. In the Schedule 13G/A, BlackRock, Inc. reported that, through its subsidiaries (BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (which was reported to beneficially own 5% or more of the outstanding shares of Common Stock); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd), BlackRock, Inc. is deemed to be the beneficial owner of 9,334,889 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 9,165,394 shares of Common Stock and sole dispositive power as to 9,334,889 shares of Common Stock.
(3)Based on information contained in a Schedule 13G/A, filed by The Vanguard Group with the SEC on February 9, 2022, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2021, and, consequently, the beneficial ownership of The Vanguard Group may have changed prior to the printing of this Proxy Statement. In the Schedule 13G/A, The Vanguard Group reported shared voting power as to 61,526 shares of Common Stock, sole dispositive power as to 7,180,828 shares of Common Stock, and shared dispositive power as to 113,972 shares of Common Stock.
(4)Based on information contained in a Schedule 13G/A, filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on February 8, 2022, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2021, and, consequently, the beneficial ownership of Dimensional Fund Advisors LP may have changed prior to the filing of this Proxy Statement. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 4,153,063 shares of Common Stock and sole dispositive power as to 4,239,410 shares of Common Stock, all of which shares of Common Stock were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The shares of Common Stock reported were owned by the investment companies, commingled funds, group trusts and separate accounts and Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported shares of Common Stock.

Abercrombie & Fitch Co.	68	2022 Proxy Statement

OWNERSHIP OF OUR SHARES
The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, by each of the director nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 11, 2022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)

Kerrii B. Anderson(4)	42,217	*
Terry L. Burman	95,877	*
Felix J. Carbullido(4)	24,343	*
Susie Coulter	19,690	*
Samir Desai	—	*
Sarah M. Gallagher(4)	29,489	*
James A. Goldman(4)	16,820	*
Michael E. Greenlees(4)	14,964	*
Gregory J. Henchel	28,347	*
Fran Horowitz	766,089	1.52%
Scott Lipesky	68,521	*
Helen E. McCluskey	29,113	*
Kenneth B. Robinson	3,615	*
Kristin Scott	149,199	*
Nigel Travis	32,030	*
Current directors and executive officers as a group (15 persons)	1,320,314	2.62%
* Less than 1%.
(1)Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.
Includes the following number of shares of Common Stock issuable by June 10, 2022 upon vesting of RSUs by June 10, 2022 or the exercise of outstanding in-the-money SARs which are currently exercisable or will become exercisable by June 10, 2022:

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Issuable(a)

Kerrii B. Anderson	3,615
Terry L. Burman	6,025
Felix J. Carbullido	3,615
Susie Coulter	3,615
Samir Desai	—
Sarah M. Gallagher	3,615
James A. Goldman	3,615
Michael E. Greenlees	3,615
Gregory J. Henchel	—

2022 Proxy Statement	69	Abercrombie & Fitch Co.

OWNERSHIP OF OUR SHARES

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Issuable(a)

Fran Horowitz	92,051
Scott Lipesky	—
Helen E. McCluskey	3,615
Kenneth B. Robinson	3,615
Kristin Scott	—
Nigel Travis	3,615
Current directors and executive officers as a group (15 persons)	130,611
(a)The Company has included for this purpose the gross number of shares of Common Stock deliverable upon the vesting of RSUs or the exercise of outstanding in-the-money SARs, but the actual number of shares received will be less as a result of the payment of applicable withholding taxes. The numbers reported do not include any unvested RSUs or any unvested in-the-money SARs held by directors or executive officers (other than those specified in this footnote).
(2)The actual number of shares of Common Stock that would be acquired upon exercise of SARs will vary depending on the fair market value of the Company’s Common Stock at the time of exercise and the payment of applicable withholding taxes.
(3)The percent of class is based upon the sum of 50,414,864 shares of Common Stock outstanding on April 11, 2022 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 10, 2022, either (i) through the vesting of RSUs or (ii) upon the exercise of SARs which are currently exercisable or will become exercisable by June 10, 2022, assuming the $32.24 fair market value of a share of Common Stock at April 11, 2022 and base prices of the SARs is less than such fair market value.
(4)The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan or that will be credited to such bookkeeping accounts by June 10, 2022 as a result of the deferral of RSUs which are to vest by June 10, 2022: Ms. Anderson — 2,151 shares; Mr. Carbullido — 2,151 shares; Ms. Gallagher — 26,073 shares; Mr. Goldman — 3,771 shares; Mr. Greenlees — 64,710 shares; and all current directors as a group — 98,856 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his or her bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.
Delinquent Section 16(a) Reports
To our knowledge, based solely on our review of the Section 16(a) forms filed electronically with the SEC during Fiscal 2021 and written representations that no other forms were required, with the exception of one inadvertently late Form 4 filing, reporting one transaction, for each of Kerrii B. Anderson, Terry L. Burman, Felix J. Carbullido, Susie Coulter, Sarah M. Gallagher, James A. Goldman, Michael E. Greenlees, Helen E. McCluskey, Nigel Travis, Archie M. Griffin, and Charles R. Perrin, all reporting persons timely complied with the filing requirements of Section 16(a) of the Exchange Act.

Abercrombie & Fitch Co.	70	2022 Proxy Statement

Equity Compensation Plans
The Company has two primary share-based compensation plans: (i) the 2016 Long-Term Incentive Plan for Directors (the “2016 Directors LTIP”) (with 900,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and deferred stock awards to non-associate directors of the Company; and (ii) the 2016 Associates LTIP (with 10,350,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs, and PSAs to associates of the Company and its subsidiaries. The Company also has four other share-based compensation plans under which the Company granted stock options, SARs, RSUs, and PSAs to associates of the Company and our subsidiaries and stock options and RSUs to non-associate directors of the Company in prior years: (i) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (ii) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (iii) the 2005 LTIP; and (iv) the 2007 LTIP. Since June 16, 2016, the Company has only issued awards under the 2016 Associates LTIP and the 2016 Directors LTIP.
Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on and after June 16, 2016; (ii) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between August 1, 2005 and June 15, 2016; (iii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iv) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.
The following table summarizes equity compensation plan information for the 1998 Director Stock Plan, the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP, all stockholder-approved plans, as a group, and for the 2003 Director Stock Plan, a non-stockholder-approved plan, in each case as of January 29, 2022:

Plan Category	Number of Shares to be Issued Upon Exercise/Vesting of Outstanding Options, Restricted Stock Units, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b) ($)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in column (a)) (c)

Equity compensation plans approved by stockholders (1)	4,015,434	⁽³⁾	32.55	⁽⁴⁾	3,848,272	⁽⁵⁾
Equity compensation plans not approved by stockholders (2)	2,604	⁽⁶⁾	—	⁽⁷⁾	—	⁽⁸⁾
Total	4,018,038		32.55		3,848,272
(1)The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of May 21, 2003. As of January 29, 2022, no options granted under the 1998 Director Stock Plan remained outstanding. The 2005 LTIP was terminated as of June 15, 2015 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2005 LTIP which remained outstanding as of June 15, 2015 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of June 15, 2016 and distributable in the form of shares of Common Stock. The 2007 LTIP was terminated as of June 16, 2016 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2007 LTIP which remained outstanding as of June 16, 2016.
(2)The 2003 Director Stock Plan was terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (b) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous

2022 Proxy Statement	71	Abercrombie & Fitch Co.

EQUITY COMPENSATION PLANS
deferrals) as of July 31, 2005 and distributable in the form of shares of Common Stock. As of January 29, 2022, no options or stock units granted under the 2003 Director Stock Plan remained outstanding.
(3)Represents the number of underlying shares of Common Stock associated with outstanding SARs, RSUs, PSAs, and share equivalents under stockholder-approved plans and includes 2,539 share equivalents attributable to compensation deferred by a former non-associate director participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 24,483 SARs granted under the 2005 LTIP, 80,854 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2005 LTIP, 1,560 RSUs granted under the 2007 LTIP, 211,656 SARs granted under the 2007 LTIP, 2,515,316 RSUs granted under the 2016 Associates LTIP, 1,020,333 PSAs granted under the 2016 Associates LTIP (including 283,200 PSAs granted in Fiscal 2019 for the Fiscal 2019 to Fiscal 2021 PSA cycle (the Relative TSR tranche of these PSAs was earned at 120% of target, the Average ROIC tranche was earned at 200% of target, and the Net Sales CAGR tranche was earned at 6% of target but the PSAs earned were not distributed as of January 29, 2022)), 15,364 RSUs granted under the 2016 Directors LTIP and 143,329 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2016 Directors LTIP. Outstanding PSAs granted under the 2016 Associates LTIP reflect actual or target award amounts as of January 29, 2022. Of the PSAs that were outstanding as of January 29, 2022, a maximum of 1,655,084 PSAs can be earned under the 2016 Associates LTIP.
(4)Represents the weighted-average exercise price of SARs outstanding under the 2005 LTIP, the 2007 LTIP, and the 2016 Associates LTIP and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan, the 2005 LTIP, or the 2016 Directors LTIP. See footnote (3) above with respect to RSUs and PSAs granted under the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP, and the 2016 Directors LTIP. The weighted-average exercise price does not take these awards into account.
(5)Represents the number of shares of Common Stock remaining available for future issuance under stockholder-approved equity compensation plans and is comprised of 3,618,052 shares of Common Stock remaining available under the 2016 Associates LTIP and 230,220 shares of Common Stock remaining available under the 2016 Directors LTIP. Under the 2016 Associates LTIP and the 2016 Directors LTIP, shares of Common Stock available for future issuance are reduced by the maximum number of PSAs which may be earned under each outstanding award.
Under the 2016 Associates LTIP and the 2016 Directors LTIP, shares of Common Stock available for future issuance are measured net of shares of Common Stock expected to be retained by the Company to cover tax withholdings upon vesting or exercise, which have been calculated using an estimated tax rate of 35%. On a net basis, as of January 29, 2022, there were 5,204,527 shares of Common Stock available for future issuance under the 2016 Associates LTIP and 230,220 shares of Common Stock available for future issuance under the 2016 Directors LTIP.
Except as described in footnote (3) to this table, no further shares of Common Stock may be issued or distributed under the 1998 Director Stock Plan, the 2005 LTIP, or the 2007 LTIP.
(6)Includes 2,604 outstanding share equivalents attributable to compensation deferred by a former non-associate director participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.
(7)Represents the weighted-average price of share equivalents attributable to compensation deferred by a former non-associate director participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.
(8)Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2003 Director Stock Plan.

Abercrombie & Fitch Co.	72	2022 Proxy Statement

PROPOSAL 3
Approve an Amendment to the 2016 Long-Term Incentive Plan for Associates to Authorize 315,000 Additional Shares
BACKGROUND OF THE ABERCROMBIE & FITCH CO. 2016 ASSOCIATES LTIP

The purpose of the 2016 Associates LTIP is to promote our long-term financial success and increase stockholder value by continuing to motivate performance by our associates through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and are essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan. The 2016 Associates LTIP serves these purposes by making equity-based awards available for grant to eligible participants in the form of (i) nonqualified stock options to purchase shares of Common Stock (“NQSOs”), (ii) incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”), (iii) SARs, (iv) restricted shares of Common Stock (“Restricted Stock”), and (v) RSUs, in each case, together with related rights and interests therein. We are asking our stockholders to approve an amendment to the 2016 Associates LTIP to increase the number of shares authorized for issuance thereunder by 315,000 shares.
The 2016 Associates LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:
•No Discounted Options or SARs - Options and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant.
•No Repricing Without Stockholder Approval - At any time when the exercise price of an Option or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such Option or SAR by reducing the exercise price or exchanging such Option or SAR for cash or other awards (including a new Option or SAR) at a reduced exercise price.
•Independent Committee Administration - The 2016 Associates LTIP is administered by our Compensation Committee, whose members satisfy the NYSE Rules for independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act, and the “outside director” requirements of Section 162(m).
•Minimum Vesting Requirements - All Restricted Stock and RSUs must meet minimum vesting requirements, subject to certain limited exceptions. For Restricted Stock or RSUs that are performance-based, performance must be measured over a period of at least one year and Restricted Stock or RSUs that are not performance-based must vest over a period of at least three years, in each case with certain limited exceptions. For example, vesting may occur earlier in the event of an associate’s death or total disability or termination of an associate’s employment in connection with a change of control of the Company. In addition, up to 5% of the shares of Common Stock reserved under the 2016 Associates LTIP may be issued with a shorter vesting schedule.
•No Annual “Evergreen” Provision - The 2016 Associates LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.
•Annual Limit on Awards to Participants - Participants under the 2016 Associates LTIP are subject to an annual limitation on the value of awards that may be granted to them.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
Certain milestones of the 2016 Associates LTIP are as follows:
•On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the 2016 Associates LTIP. At the 2016 Annual Meeting, our stockholders approved the 2016 Associates LTIP, as proposed, including approval of a reserve of 3,500,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP.
•On August 31, 2016, the Board amended the 2016 Associates LTIP to allow our Compensation Committee to delegate authority to grant awards under the 2016 Associates LTIP within limits established by our Compensation Committee and subject to the other requirements of the 2016 Associates LTIP.
•On April 3, 2017, the Board unanimously adopted, subject to approval by our stockholders, amendments to the 2016 Associates LTIP authorizing 1,200,000 additional shares of Common Stock and explicitly prohibiting the current payment of dividends (or dividend equivalents) in any form on unvested equity awards. At the 2017 Annual Meeting, our stockholders approved the proposed amendments.
•On April 9, 2018, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP authorizing 2,200,000 additional shares of Common Stock. At the 2018 Annual Meeting, our stockholders approved the proposed amendment.
•On April 8, 2019, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP authorizing 2,200,000 additional shares of Common Stock. At the 2019 Annual Meeting, our stockholders approved the proposed amendment.
•On March 28, 2020, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP authorizing 150,000 additional shares of Common Stock. At the 2020 Annual Meeting, our stockholders approved the proposed amendment.
•On April 17, 2021, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP authorizing 1,100,000 additional shares of Common Stock. At the 2021 Annual Meeting, our stockholders approved the proposed amendment.
If the proposed amendment to authorize an additional 315,000 shares of Common Stock is approved by our stockholders at the Annual Meeting, there will be an aggregate of 10,665,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP, which may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by us in the open market for such purpose.
REASONS TO APPROVE THE AMENDMENT TO THE 2016 ASSOCIATES LTIP

Additional shares of Common Stock are needed under the 2016 Associates LTIP to continue to make grants to associates of the Company and our subsidiaries consistent with historic grant practices. Effective April 18, 2022, based upon the recommendation of our Compensation Committee, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP which would authorize 315,000 additional shares of Common Stock for delivery in connection with awards under the 2016 Associates LTIP.
No changes to the 2016 Associates LTIP are proposed for consideration by our stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock by 315,000 additional shares of Common Stock.
Determination of Request for Shares
In determining the amount of additional shares to request for authorization for issuance under our 2016 Associates LTIP, the Board considered a number of factors, including the following:
•Historical Burn Rate. As of the end of Fiscal 2021, our three-year average annual equity grant rate, or “burn rate,” was 2.60%. Our burn rate calculated based on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was 3.78%. See the table below for additional details. These amounts are not necessarily indicative of the shares that might be awarded in the future under the 2016 Associate LTIP.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP

Fiscal Year	Service-Vested RSUs Granted	PSAs Granted	PSAs Earned	Weighted Average Number of Shares Outstanding	Burn Rate (As Granted)	Burn Rate (ISS methodology)(1)

2021	730,446	236,472	100,634	59,596,651	1.62%	2.09%
2020	2,299,339	519,905	831,751	62,550,955	4.51%	7.51%
2019	731,886	350,222	18,125	64,427,620	1.68%	1.75%
3-Year Average					2.60%	3.78%
(1) Multiplies the number of service-vested RSUs (when granted) and PSAs (when earned/vested) by a factor of 1.5 when calculating burn rate.
•Overhang Percentage. As of April 11, 2022, unvested RSUs and unearned/unvested PSAs held by associates and directors and total outstanding SARs held by associates represented 8.31% of diluted shares of Common Stock. Total shares remaining available for grant to our associates under the 2016 Associate LTIP as of April 11, 2022 represented an additional 5.42% of diluted shares of Common Stock, and total shares remaining available for grant to our non-associate directors under the 2016 Directors LTIP as of April 11, 2022 represented an additional 0.45% of diluted shares of Common Stock. The aforementioned shares combine for a total overhang from the 2016 Associate LTIP and 2016 Directors LTIP of 5.83% of diluted shares of Common Stock, as of April 11, 2022. The requested additional 315,000 shares would represent incremental dilution of 0.55% of Common Shares outstanding as of April 11, 2022. The following table details the number of shares outstanding used for the above overhang calculation:

Overhang Calculation	As of April 11, 2022

Full value awards outstanding	4,365,510
SARS outstanding	202,839
Weighted average exercise price of outstanding SARs	$29.24
Weighted average remaining term of outstanding SARs (in years)	2.45
Total shares available for future grants under the 2016 Associates LTIP	2,891,307
Total shares available for future grants under the 2016 Directors LTIP	230,220
Additional shares requested under the 2016 Associates LTIP	315,000
Shares of Common Stock outstanding	50,414,864
Shares Under All Equity Compensation Plans
As of April 11, 2022, shares of Common Stock which may be delivered under all six of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2003 Director Stock Plan; (iii) the 2005 LTIP; (iv) the 2007 LTIP; (v) the 2016 Directors LTIP; and (vi) the 2016 Associates LTIP, are shown below:

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of April 11, 2022

Total outstanding SARs, with a weighted-average exercise price of $29.24 per share and a weighted-average remaining term of 2.5 years — SARs are held solely by associates	202,839
Total unvested RSUs and PSAs, reflecting the maximum number of shares which may be earned under each award — performance-based PSAs are held solely by associates	4,365,510
Total shares available for future grants under the 2016 Directors LTIP	230,220
Total shares available for future grants under the 2016 Associates LTIP	2,891,307

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
SUMMARY OF THE 2016 ASSOCIATES LTIP, AS PROPOSED TO BE AMENDED

The material features of the 2016 Associates LTIP, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Associates LTIP, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix B.
Administration
Our Compensation Committee administers the 2016 Associates LTIP. Our Compensation Committee is comprised of at least three directors, each of whom must be independent under the applicable NYSE Rules, an “outside director” (within the meaning of Section 162 (m)) and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).
In its capacity as plan administrator, our Compensation Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. Our Compensation Committee also has full power and authority to: (i) establish, amend, and rescind rules and regulations relating to the 2016 Associates LTIP; (ii) interpret the 2016 Associates LTIP and all related award agreements; and (iii) make any other determinations that our Compensation Committee deems necessary or desirable for the administration of the 2016 Associates LTIP. Any action taken by our Compensation Committee is final, binding and conclusive on all persons interested in the 2016 Associates LTIP.
The 2016 Associates LTIP specifies the conditions under which our Compensation Committee may act through subcommittees or delegate the administration of the 2016 Associates LTIP to one or more officers or associates of the Company.
With respect to each award granted under the 2016 Associates LTIP, the Company has entered and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.
Available Shares of Common Stock
Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP, if the proposed amendment to authorize an additional 315,000 shares of Common Stock is approved by our stockholders at the Annual Meeting, will be 10,665,000 shares of Common Stock.
Our Compensation Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting, and make adjustments as described below. Except as described below, the following shares of Common Stock will not be counted against the number of shares available for the grant of awards under the 2016 Associates LTIP:
•Shares retained by the Company, or tendered by an associate, in connection with an award that expires or is forfeited, cancelled, surrendered, or otherwise terminated without issuance of shares to the associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award;
•Shares that are withheld from an award of Restricted Stock or RSUs to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes; and
•Shares issued or issuable in connection with an award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates, or enters into a similar corporate transaction.
Shares that are withheld, or that are tendered by an associate (either by delivery or attestation), in connection with an award of Options or SARs to cover tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.
During any calendar year during any part of which the 2016 Associates LTIP is in effect, our Compensation Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.
In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock, or any other corporate transaction or event affecting the Common Stock, our Compensation Committee will make such substitutions and adjustments as our Compensation Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (ii) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.
In addition, our Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations, or accounting principles.
Eligibility
Our Compensation Committee may select any of our associates and those of the Company’s subsidiaries or affiliates to receive awards under the 2016 Associates LTIP. As of April 11, 2022, there were approximately 270 associates of the Company and our subsidiaries or affiliates eligible to participate in the 2016 Associates LTIP. Because executive officers are eligible to participate in the 2016 Associates LTIP, they may be deemed to have a substantial interest in this Proposal 3.
Types of Awards
OPTIONS
Our Compensation Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as our Compensation Committee determines. The exercise price of any Option will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE, which was $32.24 as of April 11, 2022) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of Common Stock; (iii) by a cashless exercise; (iv) by tendering other awards previously granted under the 2016 Associates LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (v) through any other method approved by our Compensation Committee. Our Compensation Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or an NQSO. Our Compensation Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code. As of April 11, 2022, no Options have been granted under the 2016 Associates LTIP.
SARs
Our Compensation Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as our Compensation Committee determines. SARs may be granted by our Compensation Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. Our Compensation Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
RESTRICTED STOCK AND RSUs
Our Compensation Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as our Compensation Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. Our Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (i) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.
During the period that shares of Restricted Stock remain subject to forfeiture: (i) we may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless our Compensation Committee grants dividend equivalent rights as part of the RSU award.
At the end of the restriction period: (i) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (ii) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.
PERFORMANCE-BASED AWARDS
Under the terms of the 2016 Associates LTIP, our Compensation Committee may grant performance-based Restricted Stock and RSUs for which the grant, vesting, exercisability and/or settlement of such performance-based awards are conditioned on the attainment of performance goals during a specified performance period. Our Compensation Committee will base the performance goals on one or more of the performance criteria enumerated in the 2016 Associates LTIP.
As determined by our Compensation Committee, the selected performance criteria (i) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, our subsidiaries or affiliates, (ii) may be measured either annually or cumulatively over a period of years, and (iii) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.
Our Compensation Committee will establish in writing the applicable performance goals, performance period, and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain. After the end of each performance period, our Compensation Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. Our Compensation Committee has the authority to exercise negative discretion and reduce (but, to the extent that a performance-based award may be deductible under Section 162(m), as amended by the Tax Cuts and Jobs Act, not increase) the amount of a performance-based award actually paid to a participant.
No Dividends Payable with Respect to Unvested Awards
The 2016 Associates LTIP prohibits the payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Associates LTIP until such underlying shares of Common Stock have vested.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
Clawback
If at any time after the date on which a 2016 Associates LTIP participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, our Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by our Compensation Committee, (ii) such portion of the award that became vested will be deemed to not be vested and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) must be returned to the Company as provided by our Compensation Committee, and (iii) such portion of the award paid to the 2016 Associates LTIP participant must be repaid by the participant to the Company upon notice from the Company as provided by our Compensation Committee.
Termination of Employment
Our Compensation Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability, or retirement of an associate or termination of employment of an associate in connection with a change of control.
Additional Forfeiture Provisions
Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates, and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.
To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by our Compensation Committee, the following will apply to any award granted under the 2016 Associates LTIP:
•The unexercised portion of each Option and each SAR held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and
•The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or an SAR or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.
Change of Control
Except as otherwise provided by the Board or by our Compensation Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, an SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within the three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:
•In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of (a) the expiration of the Option or SAR under its original

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and
•In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.
Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:
•In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by our Compensation Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and
•In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by our Compensation Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.
Transferability
Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by our Compensation Committee, subject to any terms and conditions as our Compensation Committee may impose on such transfer in the applicable award agreement.
Tax Withholding and Tax Offset Payments
The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.
Awards to Participants Outside the United States
Our Compensation Committee may modify the terms of any award under the 2016 Associates LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by our Compensation Committee to be necessary or appropriate in order that such award will conform to the laws, regulations, and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Associates LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.
No Rights as a Stockholder
Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
No Repricing
The 2016 Associates LTIP expressly prohibits the Board or our Compensation Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.
Effective Date and Term
The 2016 Associates LTIP became effective on June 16, 2016 upon the approval of the 2016 Associates LTIP by our stockholders at the 2016 Annual Meeting. Unless earlier terminated by the Board, the authority of our Compensation Committee to make grants under the 2016 Associates LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP. Approval of the proposed amendment at the Annual Meeting will extend the term of the 2016 Associates LTIP for ten years after the date of the Annual Meeting (June 8, 2032).
Amendment or Termination
The Board may amend, suspend, or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (iii) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).
New Benefits Under the 2016 Associates LTIP
The associates to be granted awards and the amount and nature of awards to be granted to a particular associate under the 2016 Associates LTIP are within the discretion of our Compensation Committee. Therefore, the associates who will become participants in the 2016 Associates LTIP in the future and the amount and nature of awards to be granted to any individual participant cannot be determined at this time. None of the current non-associate directors has been or will be granted any awards under the 2016 Associates LTIP.
Existing Plan Benefits
The following table lists the number of PSAs and RSUs granted under the 2016 Associates LTIP as of January 29, 2022 (whether or not outstanding, vested, or forfeited, as applicable).

Name and Position	PSAs	RSUs

Fran Horowitz, Chief Executive Officer	995,779	973,735
Scott Lipesky, Executive Vice President, Chief Financial Officer	107,600	256,955
Kristen Scott, President, Global Brands	364,843	590,007
Samir Desai, Executive Vice President, Chief Digital Technology Officer	16,598	44,261
Gregory J. Henchel, Executive Vice President, General Counsel and Corporate Secretary	42,614	93,235
All current executive officers as a group	1,527,434	1,958,193
All current non-employee directors and director nominees as a group	—	—
Each associate of the above-mentioned executive officers, directors, and director nominees	—	—
Each other person who received or is to receive 5% of such PSAs and RSUs	—	—
All employees as a group (excluding executive officers)	4,426,954	404,716

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the general United States federal income tax consequences relating to participation in the 2016 Associates LTIP. This summary is based on United States federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the United States federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the United States federal income tax and other tax consequences of participating in the 2016 Associates LTIP.
Incentive Stock Options
The Company intends for ISOs to qualify for the special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an associate of the Company or a subsidiary of the Company during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability or death).
If a participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. We will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below). Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be taxed as a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.
Nonqualified Stock Options
A participant will not recognize any income when an NQSO is granted, and we will not receive a deduction at that time. However, when an NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of an NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When an NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognized (subject to the limitation described under “Section 162(m)” below).
If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
Stock Appreciation Rights
A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below). If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.
Restricted Stock
Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock. We generally will be entitled to a deduction equal to the income that the participant recognized (subject to the limitation described under “Section 162(m)” below).
If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.
If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognized at that time (subject to the limitation described under “Section 162(m)” below). However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.
Restricted Stock Units
A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below).
If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of a RSU is greater than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these

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PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2016 ASSOCIATES LTIP
shares of Common Stock is less than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after that time.
Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-traded companies for compensation, including stock awards, in excess of $1,000,000 for certain “covered employees” in any year. The Company expects that a portion of the compensation expense related to awards under the 2016 Associate LTIP will not be deductible.
Section 409A
Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Associates LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.
REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of Common Stock under the 2016 Associates LTIP, as it is proposed to be amended, with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2016 Associates LTIP, as it is proposed to be amended, by our stockholders.

YOUR VOTE IS IMPORTANT	Our Compensation and Human Capital Committee and the full Board unanimously recommend that you vote FOR the approval of the proposed amendment to the 2016 Associates LTIP.

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Audit and Finance Committee Matters
Report of the Audit and Finance Committee for Fiscal 2021
The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is organized and conducts its business pursuant to a written charter, a copy of which is posted on the “Corporate Governance” page of our corporate website at corporate.abercrombie.com.
The Audit Committee currently consists of four independent directors, each of whom has been determined by the Board to meet the heightened independence and financial literacy and expertise criteria for Audit Committee members under the NYSE Rules and applicable SEC rules. The Board has also designated each of the four members of the Audit Committee as an “audit committee financial expert” as defined under the applicable SEC rules.
The Audit Committee’s responsibility is to provide independent, objective oversight of:
•the integrity of the Company’s consolidated financial statements, including the review of major issues regarding accounting principles and financial statement presentation;
•the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting, including reviewing and discussing with management, the Company’s independent registered public accounting firm PricewaterhouseCoopers LLP (“PwC”), and the Company’s Chief Audit Executive (the head of the Internal Audit department), significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls, and any special audit steps adopted in response to such significant deficiencies or material weaknesses;
•compliance by the Company and our subsidiaries with legal and regulatory requirements, including the financial reporting and disclosure process;
•monitoring legal and regulatory matters, including Company litigation;
•compliance with the Company’s Code of Business Conduct and Ethics;
•the qualifications and independence of our independent registered public accounting firm;
•the Company’s enterprise risk management framework, the risk tolerance of the Company, the Company’s major financial risk exposures, including those related to information technology and cybersecurity, and the steps management had taken to monitor and control such exposures;
•the annual independent audit of the Company’s consolidated financial statements; and
•the review and approval, as appropriate, of the Company’s financial plans and policies.
In addition, the Audit Committee is responsible for:
•evaluating the performance of the internal audit function and the Company’s independent registered public accounting firm, including the resolution of disagreements between management of the Company and the Company’s independent registered public accounting firm regarding financial reporting; and
•determining the appointment, compensation, and retention of both the independent registered public accounting firm and Chief Audit Executive.
In fulfilling its oversight responsibilities, the Audit Committee engages in the review of the presentation of non-GAAP measures and metrics to understand how they are used to evaluate performance and whether they are consistently prepared and presented from period to period in accordance with the Company’s related policies and disclosure controls and procedures and in compliance with SEC rules and interpretations.
Management of the Company has the responsibility for the preparation, presentation, and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company, and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting.

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AUDIT AND FINANCE COMMITTEE MATTERS
The Audit Committee is responsible for authorizing the appointment, compensation, and retention of, and overseeing the work of, the Company’s independent registered public accounting firm. On an annual basis, the Audit Committee evaluates the qualifications, performance, tenure, and independence of PwC and determines, after also considering the impact of a change in the Company’s independent registered public accounting firm, whether to re-engage PwC. PwC has been the Company’s independent registered public accounting firm since 1996. PwC rotates its lead audit engagement partner every five years and the Audit Committee takes a lead role in the process for evaluating and selecting the new lead audit engagement partner. PwC’s lead audit engagement partner rotated in Fiscal 2021. The Audit Committee believes there are benefits to having an independent registered public accounting firm with an extensive history with the Company, including higher quality audit work and accounting advice due to PwC’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework, as well as operational efficiencies.
PwC is subject to independence controls that mitigate the risks that may be associated with long auditor tenure. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit Committee has considered PwC’s provision of permitted non-audit services to the Company and our subsidiaries and concluded that the provision of such services has been compatible with maintaining PwC’s independence.
PwC is responsible for auditing and reporting on the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.
In fulfilling its oversight responsibilities, the Audit Committee met with management of the Company, the Company’s Chief Audit Executive, and PwC throughout the year. The Audit Committee met with the Company’s Chief Audit Executive and PwC, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Company’s Chief Financial Officer to review the process undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements. The Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, and any significant deficiencies or material weaknesses discovered, if applicable. In addition, the Audit Committee reviewed and discussed with PwC all matters required by PCAOB and SEC standards, including PwC’s audit report and expected critical audit matter (“CAM”) to understand the nature of the CAM, PwC’s basis for determining the CAM, and the expected description of the CAM in PwC’s audit report.
Management of the Company and PwC have represented to the Audit Committee that the Company’s audited consolidated financial statements as of the end of and for the fiscal year ended January 29, 2022 were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and PwC.
As previously disclosed within “ITEM 9A. CONTROLS AND PROCEDURES” of the Company’s Annual Report on Form 10-K for Fiscal 2020 (the “Fiscal 2020 Form 10-K”), management of the Company evaluated the effectiveness of the Company’s internal control over financial reporting and concluded that a material weakness existed in the Company’s internal control over financial reporting as of January 30, 2021. The Company did not design and maintain effective controls over the presentation and disclosure of activities in its Consolidated Statements of Cash Flows. Specifically, the Company did not design and maintain controls to research and apply relevant accounting guidance in assessing the appropriate classification of cash flow activities associated with new transaction types. As a result of the identified material weakness, the Company restated its Condensed Consolidated Statements of Cash Flows in the Condensed Consolidated Financial Statements for the interim periods ended May 2, 2020, August 1, 2020, and October 31, 2020. For information regarding the restatement, please refer to “Note 21. Correction of Error in Previously Reported Interim Financial Statements (Unaudited)” of the Notes to Consolidated Financial Statements included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Fiscal 2020 Form 10-K.
During Fiscal 2021, the Audit Committee met with management, the Company’s Chief Audit Executive, and PwC, with and without management of the Company present, to discuss the material weakness, including discussion of remediation efforts. The Audit Committee monitored management’s efforts to remediate the material weakness, receiving regular updates on the status of the

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AUDIT AND FINANCE COMMITTEE MATTERS
remediation efforts from management and PwC. Such remediation efforts included designing and implementing new procedures to research and apply relevant accounting guidance regarding the classification of cash flow activities associated with new transaction types and to document conclusions of the Company’s management with respect to such analysis. The remediation efforts, including review of the testing and validation of the operating effectiveness of the implemented controls, were completed by management in the second quarter of Fiscal 2021. As disclosed in “Item 4. Controls and Procedures” of the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2021, management concluded that the material weakness was remediated as of July 31, 2021.
Based on the Audit Committee’s (i) discussions with management of the Company and PwC and (ii) review of the report of PwC to the Audit Committee, the Audit Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Fiscal 2021 Form 10-K filed on March 28, 2022.
Submitted by the Audit and Finance Committee:
Kerrii B. Anderson, Chair
Helen E. McCluskey
Kenneth B. Robinson
Nigel Travis

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AUDIT AND FINANCE COMMITTEE MATTERS
PROPOSAL 4
Ratification of Independent Registered Public Accounting Firm For Fiscal 2022
The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed PwC as the Company’s independent registered public accounting firm (an independent audit firm) to examine the consolidated financial statements of the Company and our subsidiaries for Fiscal 2022.
In deciding whether to retain our current independent registered public accounting firm or engage a different independent registered public accounting firm (also referred to as the “Company’s independent audit firm”), our Audit Committee reviews the Company’s current independent audit firm’s qualifications, performance, and independence in accordance with regulatory requirements and guidelines. As part of this evaluation, factors considered by our Audit Committee include: PwC’s capabilities and expertise; the recent performance of PwC on the Company’s audit; management’s assessment of PwC’s performance; external data on audit quality, including results of recent PCAOB reports on PwC and its peers; PwC’s independence; the terms of the audit engagement; and the quality and candor of PwC’s communications to our Audit Committee.
PwC has acted as the Company’s independent audit firm since 1996. Although the Company’s governing documents do not require the submission of PwC’s appointment to the Company’s stockholders for ratification, the Company believes that soliciting stockholders’ input is a matter of good corporate governance. If the appointment of PwC is not ratified, our Audit Committee will reconsider the appointment; however, it is not required to do so. Even if PwC’s appointment is ratified, the Audit Committee may select a different independent audit firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.
Subject to ratification by the stockholders of the Company, our Audit Committee has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for Fiscal 2022.

YOUR VOTE IS IMPORTANT
Our Audit and Finance Committee and the full Board unanimously recommend that you vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for Fiscal 2022.

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AUDIT AND FINANCE COMMITTEE MATTERS
Audit Fees
Fees billed for services rendered by PwC for each of Fiscal 2021 and Fiscal 2020 were as follows:

Type of Service	Fiscal 2021 ($)	Fiscal 2020(4) ($)

Audit Fees(1)	3,131,566	3,486,726
Audit-Related Fees	—	—
Tax Fees(2)	20,143	19,455
All Other Fees(3)	34,971	24,493
Total	3,186,680	3,530,674
(1)Audit Fees represent fees for Fiscal 2021 and Fiscal 2020 for professional services rendered by PwC in connection with the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q of $1,899,700 and $2,195,318, respectively; statutory audits of $1,224,300 and $1,281,342, respectively; and other services provided in connection with statutory and regulatory filings or engagements of $7,566 and $10,066, respectively.
(2)Tax Fees for Fiscal 2021 and Fiscal 2020 represent fees relating to tax compliance matters.
(3)All Other Fees for Fiscal 2021 and Fiscal 2020 represent fees for services other than those included above, including non-financial attestation services and payments made to PwC related to the use of accounting regulatory and disclosure databases.
(4)The previously presented Fiscal 2020 fees were revised to reflect the actual fees associated with the services rendered by PwC to the Company and our subsidiaries for Fiscal 2020.
Under applicable SEC rules, our Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent audit firm in order to ensure that the provision of these services does not impair the independence of the Company’s independent audit firm from the Company and our subsidiaries. Annually, the Company’s management and the Company’s independent audit firm must jointly submit to our Audit Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and non-audit services for the upcoming fiscal year. Our Audit Committee reviews each Pre-Approval Request with both the Company management and the independent audit firm.
During the course of the year, there may be additional audit or non-audit services that are identified by the Company management and are desired but were not contained in the annual Pre-Approval Request. Our Audit Committee has designated one or more of its members to have the authority to pre-approve interim requests for additional audit or non-audit services. These interim pre-approval procedures are to be used only for services that are less than $100,000 and requests for services greater than $100,000 must be approved by the full Audit Committee.
All of the services rendered by PwC to the Company and our subsidiaries during Fiscal 2021 and Fiscal 2020 were pre-approved by our Audit Committee.

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Stockholder Proposals for 2023 Annual Meeting
Any stockholder seeking to present a proposal pursuant to Exchange Act Rule 14a-8 to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting, must submit the proposal in accordance with Exchange Act Rule 14a-8 and deliver it to the address set forth below no later than the close of business on Monday, December 26, 2022. Only those proposals that comply with the requirements of Exchange Act Rule 14a-8 will be included in the Company’s proxy statement for the 2023 Annual Meeting.
Stockholders seeking to bring business before the 2023 Annual Meeting outside of Exchange Act Rule 14a-8, or to nominate candidates for election as directors at the 2023 Annual Meeting, must provide timely written notice to the Company and comply with certain other requirements specified in our Bylaws. The notice of a proposing stockholder must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by our Corporate Secretary, at the address set forth below, not less than 120 days nor more than 150 days prior to the June 8, 2023 anniversary date of the Annual Meeting. As a result, notices with respect to proposed business outside of Exchange Act Rule 14a-8, or nominations for election as directors, for the 2023 Annual Meeting must be received no earlier than the close of business on Monday, January 9, 2023 and not later than the close of business on Wednesday, February 8, 2023. The notice requirements applicable to nominations are described above in the “Corporation Governance — Director Nominations” section of this Proxy Statement beginning on page 21.
Under Section 1.09 of our Bylaws, a stockholder wishing to bring business (other than nominations for election to the Board) before the 2023 Annual Meeting must be a stockholder of record on both the date of the giving of the required notice of proposed business and the record date for determining the stockholders entitled to notice of and to vote at the 2023 Annual Meeting. The notice to be submitted by a proposing stockholder must include the following information:
•as to each matter the stockholder proposes to bring before the 2023 Annual Meeting (other than nominations for election to the Board), a brief description of the business desired to be brought before the 2023 Annual Meeting, including the complete text of any resolutions to be presented, and the reasons for conducting such business at the 2023 Annual Meeting;
•as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:
–the name and address of each such person;
–(A) the class and number of all shares owned beneficially or of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of Company shares owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such Company shares held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Company shares; and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Company shares) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Company shares;
–a description of all agreements, arrangements or understandings (written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;
–a representation that the stockholder giving notice intends to appear in person or by proxy at the 2023 Annual Meeting to bring the business described in the stockholder’s notice; and
–any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person pursuant to the SEC’s proxy rules.
Proposals by stockholders intended to be presented at the 2023 Annual Meeting and/or considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting must be delivered or mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.

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Additional Information About Our Annual Meeting and Voting
When will the Annual Meeting be held?
The Annual Meeting will be held virtually via a live webcast on Wednesday, June 8, 2022, at 10:00 a.m., Eastern Daylight Time.
Why am I being provided with access to this Proxy Statement?
We are required by the SEC to give you, or provide you access to, this Proxy Statement because the Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
What is a proxy?
A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy, or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Scott Lipesky and Gregory J. Henchel have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.
What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?
The Company is incorporated in the State of Delaware and our shares are listed on the NYSE. As a result, the Delaware General Corporation Law (“DGCL”) and NYSE listing standards govern the voting standards applicable to actions taken by our stockholders.
Under our Bylaws:
•a majority of votes cast is required to approve Proposal 1 (election of directors)
•the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voting thereon is required to approve Proposals 2, 3, and 4 as set forth below.
Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for Proposals 1, 2, 3, and 4 as set forth below:

Proposal		Voting Standard	Effect of Abstentions(1)	Effect of Broker Non-Votes(2)

1	Elect the eleven director nominees named in this Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	Majority of votes cast	No effect	No effect
2	Approve, on a non-binding, advisory basis, the compensation of our named executive officers for Fiscal 2021 (“Say on Pay”)(3)	Majority of votes present in person or by proxy and voting thereon	No effect	No effect
3	Approve an amendment to our 2016 Long-Term Incentive Plan for Associates to increase the number of authorized shares	Majority of votes present in person or by proxy and voting thereon	No effect	No effect
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2022	Majority of votes present in person or by proxy and voting thereon	No effect	Your broker, bank or nominee may vote in its discretion
(1)You may “abstain” from voting for Proposals 1, 2, 3, and 4. Abstentions will be excluded entirely from the vote and will have no effect.
(2)Under NYSE Rules, Proposal 4 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Proposals 1 through 3 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions.
(3)As an advisory vote, the proposal to approve executive compensation is not binding upon the Company but the Board and our Compensation Committee will give careful consideration to the results of voting on this proposal.

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ADDITIONAL INFORMATION ABOUT OUR ANNUAL MEETING AND VOTING
What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. The Board’s recommendations are summarized in the table below.

Proposal		Board Vote Recommendation	For More Information, See Page

1	Elect the eleven director nominees named in this Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	FOR each director nominee	9
2	Approve, on a non-binding, advisory basis, the compensation of our named executive officers for Fiscal 2021 (“Say on Pay”)	FOR	40
3	Approve an amendment to our 2016 Long-Term Incentive Plan for Associates to increase the number of authorized shares	FOR	73
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2022	FOR	88
Who can vote at the Annual Meeting?
Only holders of shares of the Company’s Common Stock of record at the close of business on April 11, 2022 or such stockholders’ proxies are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on April 11, 2022, there were 50,414,864 shares of Common Stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Stockholders as of the record date are entitled to one vote per share. Each share of Common Stock is entitled to one vote for each director nominee and one vote with respect to each of the other matters to be voted upon at the Annual Meeting. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares at the close of business on April 11, 2022.
How do I attend the Annual Meeting?
You can attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ANF2022. You will not be able to attend the Annual Meeting in person. The live webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 8, 2022. All stockholders may attend and listen to the live webcast of the Annual Meeting. If you are a stockholder of record, you may electronically vote your shares and submit questions at the Annual Meeting by using the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials). We recommend that you log in at least 15 minutes before the Annual Meeting to ensure ample time to complete the check-in procedures. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year following the Annual Meeting.
You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.
What is a Notice of Internet Availability of Proxy Materials?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report, by providing access to such documents over the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We began mailing a Notice of Internet Availability of Proxy Materials on April 25, 2022, to holders of record of shares of our Common Stock at the close of business on April 11, 2022. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. The Notice of Internet Availability of Proxy Materials contains

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information on how to access the Notice of Annual Meeting of Stockholders, the Proxy Statement, the form of proxy, and our Annual Report, over the Internet, as well as instructions on how to request a paper copy of the proxy materials. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.
The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. If you wish to request proxy materials by e-mail, please send a blank e-mail to sendmaterial@proxyvote.com including in the subject line the information that is printed in the box on your Notice of Internet Availability of Proxy Materials. Requests, instructions, and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 25, 2022 to facilitate timely delivery of the proxy materials.
A notice that directs beneficial owners of our shares to the website where they can access our proxy materials is to be forwarded to each beneficial stockholder by the brokerage firm, bank or other holder of record that is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank or other holder of record is to also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
What is the difference between holding shares as a holder of record and as a beneficial owner?
If, at the close of business on April 11, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC (“AST”), you are considered a holder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As a holder of record, you may vote your shares electronically at the Annual Meeting or by proxy.
If, at the close of business on April 11, 2022, your shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please direct your broker how to vote your shares following the instructions provided by your broker.
How do I vote my shares?
If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):
•Over the Internet. Go to www.proxyvote.com. Have available the information that is printed in the box on your Notice of Internet Availability of Proxy Materials and visit www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 7, 2022. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.
•By telephone. Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 7, 2022. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

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ADDITIONAL INFORMATION ABOUT OUR ANNUAL MEETING AND VOTING
•By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, dating, and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 7, 2022 to be voted at the Annual Meeting.
•During the Annual Meeting. Visit www.virtualshareholdermeeting.com/ANF2022. Registered stockholders may attend the Annual Meeting via the Internet and vote electronically during the Annual Meeting. Have available the information that is printed in the box on your Notice of Internet Availability of Proxy Materials or your proxy card (if you requested a printed copy of the proxy materials) in hand when you access the website and follow the instructions to vote during the Annual Meeting.
If, prior to the Annual Meeting, you vote over the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned a proxy card. If, prior to the Annual Meeting, you vote over the Internet or by telephone, do not return a proxy card unless you intend to revoke your previously submitted proxy.
If I am a stockholder holding shares in “street name,” how do I vote?
If you hold your shares in “street name” with a brokerage firm, bank or other nominee, the holder of record will send you instructions as to how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect to the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of your broker or other nominee.
What is a “broker non-vote”?
A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under NYSE Rules, your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.
How can I revoke my proxy or change my vote?
If you are a registered stockholder, you can revoke your proxy at any time before it is actually voted at the Annual Meeting by:
•Signing and returning a new proxy card with a later date — only your latest-dated proxy card received by June 7, 2022, will be counted;
•Submitting a later-dated vote by telephone or over the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on June 7, 2022, will be counted;
•Participating in the Annual Meeting live via the Internet and voting again; or
•Delivering a written revocation to our Corporate Secretary at 6301 Fitch Path, New Albany, Ohio 43054, to be received no later than June 7, 2022.
If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.
Who is paying for the cost of this proxy solicitation?
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card, and

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our Annual Report) to registered stockholders as of the close of business on April 11, 2022, the brokers, banks and other nominees holding our shares for beneficial owners must provide a notice as to where the beneficial owners can access our proxy materials to the beneficial owners for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers and select other Company associates telephonically, electronically or by other means of communications. Directors, officers and associates who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Innisfree to aid in the solicitation of proxies for a fee of $15,000, plus out-of-pocket expenses.
The Company will reimburse Innisfree, as well as brokerage firms, banks and other custodians, fiduciaries and nominees, who are record holders of shares of our Common Stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to stockholders.
What is householding?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to send: (i) a single annual report (including our Annual Report) and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. A registered stockholder at a shared address may call Broadridge, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, to: (i) request additional copies of this Proxy Statement, and our Annual Report, or the Notice of Internet Availability of Proxy Materials; (ii) notify the Company that such registered stockholder wishes to receive a separate annual report including our Annual Report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, in the future; or (iii) notify the Company that such registered stockholders sharing an address which to receive a single annual report including our Annual Report, proxy statement, or Notice of Internet Availability of Proxy Materials, if such stockholders are currently receiving multiple copies. If you hold shares of Common Stock in street name, you may revoke your consent to householding by notifying your broker.
Are there any cumulative voting rights in the election of directors?
No.
What constitutes a quorum to hold and transact business at the Annual Meeting?
A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. If you are a registered stockholder and submit a proxy, your shares of Common Stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of Common Stock are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares of Common Stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.
How many votes do I have?
Stockholders as of the record date are entitled to one vote per share. Each share of Common Stock is entitled to one vote for each director nominee and one vote with respect to each of the other proposals to be voted on.
How are votes tabulated?
The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.
How do I nominate a director using the “Proxy Access” provisions under the Company’s Bylaws?
The Company’s “Proxy Access” for director nominations bylaw permits a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of the Company’s Common Stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in Section 2.04 of the Company’s Bylaws.
A nominating stockholder must be a stockholder of record on both the date of the giving of the required notice of proposed nomination and the record date for determining the stockholders entitled to notice of and to vote at the relevant meeting of the

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ADDITIONAL INFORMATION ABOUT OUR ANNUAL MEETING AND VOTING
stockholders. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.
The informational requirements for stockholders with respect to the nomination of director candidates are detailed and include the disclosure of all derivative and synthetic instruments and short interests held by the nominating stockholder and such stockholder’s affiliates or associates as well as by any proposed nominees.
The notice of a nominating stockholder in respect of an annual meeting of stockholders must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which, for purposes of the Company’s 2023 Annual Meeting, means no earlier than the close of business on Monday, January 9, 2023 and no later than the close of business on Wednesday, February 8, 2023.
A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders must update and supplement such notice, if necessary, so that the information provided is true and correct as of the record date for determining the stockholders entitled to receive notice of and vote at the relevant annual meeting of stockholders, with such update and supplement to be received by the Company’s Corporate Secretary, at the Company’s principal executive offices, not later than five business days after such record date.
What should I do if I have other questions regarding voting or require any assistance with voting my shares?
If you have any questions or require any assistance with voting your shares, please contact Innisfree, our proxy solicitor, using the contact information listed below:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)
Stockholders May Call: (412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833
What should I do if I require technical support during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the Annual Meeting website log-in page.

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Other Matters
As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

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Appendix A — Non-GAAP Measures
This Proxy Statement includes references to certain adjusted non-GAAP financial measures, including adjusted operating income and adjusted operating margin. We believe that the use of the non-GAAP financial measures presented are useful to investors as they provide a measure of the Company’s operating performance excluding the effect of certain items which we believe do not reflect our future operating outlook. Non-GAAP financial measures should be used supplemental to, and not as an alternative to, our GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.
Adjusted Operating Income and Adjusted Operating Margin Reconciliation

(in thousands)
	2021
Net sales	$3,712,768

	2021
Operating income	$343,084	(1) Excluded items consist of pre-tax store asset impairment charges of $12.1 million.
Excluded items(1)	$(12,100)
Adjusted operating income	$355,184

Performance Metrics
We also use non-GAAP measures for certain of our performance metrics, including: (i) Adjusted EBIT, the performance metric used in our annual cash incentive performance plan, (ii) Average ROIC, a performance metric used in connection with our performance share awards, and (iii) Average EBIT Margin %, a performance metric used in connection with our performance share awards. The definitions of, and explanations of items excluded from the calculations of, these performance measures are included here.
Annual Cash Incentive Program
Adjusted EBIT
Adjusted EBIT is a performance metric used in the Company’s annual cash incentive program. “Adjusted EBIT” reflects GAAP net income (loss), excluding interest and taxes for each measurement season, and may include certain non-GAAP adjustments such as restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, and/or as otherwise determined by the Compensation Committee in its sole discretion.
In Fiscal 2021:
•30% of the Adjusted EBIT metric was determined based on Spring financial results, which included first and second fiscal quarter combined GAAP net income (loss) excluding interest and taxes less non-GAAP adjustments.
•70% of the Adjusted EBIT metric was determined based on Fall financial results, which included third and fourth fiscal quarter combined GAAP net income (loss) excluding interest and taxes less non-GAAP adjustments.
•The Adjusted EBIT metric excluded the effect of bonuses payable under the annual cash incentive program and foreign currency exchange rate fluctuations, as well as pre-tax store asset impairment charges of $12.1 million.

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APPENDIX A - NON-GAAP MEASURES
Long-Term Equity Incentive Awards
Average ROIC
Average ROIC is a performance metric used in the Company’s performance share awards for the Fiscal 2019 to Fiscal 2021 cycle.
The Average ROIC performance metric is measured as the three-year average of the Return on Invested Capital results for each of the three years (respectively) of the performance period, where “Return on Invested Capital” is defined as EBITDAR divided by Invested Capital for each such year.
“EBITDAR” is defined as net income less depreciation, amortization, rent costs, interest and taxes as reported in the Company’s consolidated financial statements for each such year in accordance with GAAP as in effect on the date of grant (March 26, 2019).
“Invested Capital” is defined as working capital less cash, current portion of deferred lease credits, and income taxes payable plus gross property and equipment and a 6x multiple of annual operating lease expense as reported in the Company’s consolidated financial statements for each such year in accordance with GAAP as in effect on the date of grant (March 26, 2019).
Certain exclusions and adjustments were approved by the Compensation Committee at the beginning of the performance period. The measurement of the level of achievement relative to the Average ROIC performance metric for the Fiscal 2019 to Fiscal 2021 cycle excluded or adjusted for the impact of the following: changes in lease accounting; items of gain, loss, and expense for the performance period related to exit activities (flagship store closures and related liquidation activity); and impairment of long-lived assets.
Average EBIT Margin %
EBIT Margin % is a performance metric used in the Company’s performance share awards for the Fiscal 2021 to Fiscal 2023 cycle.
Average EBIT Margin % will be equal to the straight average of the EBIT Margin % results for each of the performance years of Fiscal 2021, Fiscal 2022, and Fiscal 2023.
EBIT Margin % is equal to the EBIT for each fiscal year of the three-year performance period, divided by the corresponding fiscal year’s net sales, as reported in the Company’s consolidated financial statements in accordance with GAAP as in effect on March 29, 2021, and expressed as a percentage.
Certain exclusions and adjustments were approved by the Compensation Committee at the beginning of the performance period. The measure of EBIT Margin % will exclude or adjust for the impact of the following: impact of changes in accounting principles (i.e., cumulative effect of GAAP changes); impact from changes in accounting policies that were not contemplated in the initial targets; impacts from changes in tax structures or statutory rates that result in a cumulative EBIT impact of greater than $5.0 million for the performance period; all items of gain, loss or expense for the performance period related to an exit activity (including flagship closures); impairment of long-lived assets, finite or indefinite lived intangible assets, or goodwill; impacts from total legal settlements in excess of a cumulative amount of $5.0 million over the performance period; impacts from charges or gains from the early extinguishment of funded debt obligations and/or lease obligations; and impacts of direct and incremental effects of acquisitions of business(es), and direct and incremental effects of intangible asset acquisitions.

2022 Proxy Statement	A-2	Abercrombie & Fitch Co.

Appendix B — 2016 Associates LTIP
ABERCROMBIE & FITCH CO.
2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES (as proposed to be amended)
[NOTE: Strike-out text in Section 4(a) proposed to be deleted; text bolded and underlined in Section 4(a) proposed to be added.]
1.Purpose. The purpose of this 2016 Long-Term Incentive Plan for Associates (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain associates of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based incentives for Participants.
2.Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)“Annual Limit” shall have the meaning specified in Section 5(b).
(b)“Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.
(c)“Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.
(d)“Board” means the Company’s Board of Directors.
(e)“Change of Control” has the meaning specified in Section 9.
(f)“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.
(g)“Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.
(h)“Covered Associate” means an Eligible Person who is a Covered Associate as specified in Section 11(j).
(i)“Effective Date” means the effective date specified in Section 11(q).
(j)“Eligible Person” has the meaning specified in Section 5.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
(l)“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

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APPENDIX B - 2016 ASSOCIATES LTIP
(m)“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.
(n)“Option” means a right, granted under the Plan, to purchase Stock.
(o)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(p)“Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.
(q)“Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.
(r)“Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of employment after achieving 65 years of age.
(s)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(t)“Share Pool” has the meaning specified in Section 4.
(u)“Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).
(v)“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).
3.Administration.
(a)Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.
(b)Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as “performance-based compensation”, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to grant Awards under the Plan, as may be determined by the Committee from time to time, to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any

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subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.
(c)Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.Stock Subject to Plan.
(a)Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 10,665,000~~10,350,000~~ (the “Share Pool”). Subject to limitations provided in Section 6(b)(iv), up to 500,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
(b)Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.
5.Eligibility; Per-Person Award Limitations.
(a)Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an associate of the Company or any subsidiary or affiliate of the Company, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.
(b)Per-Person Award Limitations. During any calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6(b), Section 6(c), Section 6(d), or Section 6(e) up to the Annual Limit (such Annual Limit to apply in the aggregate for all types of Award authorized under the Plan). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c).

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6.Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e) and Section 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.
(b)Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.
(ii)No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option or exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).
(iii)Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period of one year) or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability or termination of employment in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k) and Section 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.
(iv)ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (B) termination of employment will occur when the person to whom an Award was granted ceases to be an associate (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (X) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the

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order in which they were granted, or (Y) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).
(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6 (b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.
(ii)No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).
(iii)Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period of one year), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.
(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.
(ii)Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

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(iii)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv)Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:
(i)Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.
(ii)Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.
(iii)Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.
7.Performance-Based Compensation.
(a)Performance Goals Generally. If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.
(b)Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance-based Award or (ii) the time 25% of such performance period has elapsed.
(c)Business Criteria. For purposes of the Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either

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individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:
(i)gross sales, net sales, comparable store sales or comparable sales;
(ii)gross margin, cost of goods sold, mark-ups or mark-downs;
(iii)selling, general and administrative expenses;
(iv)operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;
(v)net income or net income per common share (basic or diluted);
(vi)inventory turnover or inventory shrinkage;
(vii)return on assets, return on investment, return on capital, or return on equity;
(viii)cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;
(ix)economic profit or economic value created;
(x)stock price or total stockholder return; and
(xi)market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.
(d)Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Associate, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
(e)Settlement of Performance-Based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Section 6(d)(ii) and Section 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.
(f)Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.
8.Certain Provisions Applicable to Awards.
(a)Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards

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granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.
(b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.
(c)Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 11(k) and Section 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 11(k) and Section 11(l).
(d)No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.
9.Change of Control.
(a)Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9 (a), as applicable. The treatment provided for under this Section 9(a) is as follows:
(i)in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and
(ii)in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.
The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.
(b)Effect of Change of Control upon Performance-Based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if, at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

2022 Proxy Statement	B-8	Abercrombie & Fitch Co.

APPENDIX B - 2016 ASSOCIATES LTIP
Notwithstanding the foregoing, in no event shall the treatment specified in Section 9(a) and Section 9(b) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified associates”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a) (1)(B) of the Code on a Participant holding such Award.
(c)Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:
(i)any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.
10.Additional Award Forfeiture Provisions.
(a)Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), (iii) or (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:
(i)The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and
(ii)The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section 10, the term “Award Gain” shall mean (X) in respect of a given Option exercise, the product of (1) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (2) the number of shares as to which the Option was exercised at that date, and (Y) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.
(b)Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

Abercrombie & Fitch Co.	B-9	2022 Proxy Statement

APPENDIX B - 2016 ASSOCIATES LTIP
(i)The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (associate), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any associate of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity.
(ii)The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process.
(iii)The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.
(iv)The Participant, alone or in conjunction with another person, (A) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (B) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.
(c)Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 10(b)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 10 (b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and Section 10 (b).
(d)Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.
11.General Provisions.
(a)Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other

2022 Proxy Statement	B-10	Abercrombie & Fitch Co.

APPENDIX B - 2016 ASSOCIATES LTIP
required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.
(b)Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) and Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
(d)Tax Provisions.
(i)Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant

Abercrombie & Fitch Co.	B-11	2022 Proxy Statement

APPENDIX B - 2016 ASSOCIATES LTIP
of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.
(ii)Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
(iii)Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.
(e)Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:
(i)if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or
(ii)if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or
(iii)if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or
(iv)in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.
The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.
(f)Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
(g)Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(h)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

2022 Proxy Statement	B-12	Abercrombie & Fitch Co.

APPENDIX B - 2016 ASSOCIATES LTIP
(i)Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Associates and other Awards designated as Awards to Covered Associates subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Associate and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Associate with respect to a fiscal year that has not yet been completed, the term Covered Associate as used herein shall mean only a person designated by the Committee as likely to be a Covered Associate with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
(k)Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.
(l)Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 8(c), Section 11(c) and Section 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.
(m)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
(n)Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
(o)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

Abercrombie & Fitch Co.	B-13	2022 Proxy Statement

APPENDIX B - 2016 ASSOCIATES LTIP
(p)Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
(q)Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

2022 Proxy Statement	B-14	Abercrombie & Fitch Co.

Abercrombie & Fitch Co.

Abercrombie & Fitch | abercrombie kids | HOLLISTER | GILLY HICKS | SOCIAL TOURIST

Abercrombie & Fitch Co.

ABERCROMBIE & FITCH CO.
P.O. BOX 182168
COLUMBUS, OH 43218

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ABERCROMBIE & FITCH CO.

The Board of Directors recommends you vote "FOR" the election of each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kerrii B. Anderson	☐	☐	☐
1b. Terry L. Burman	☐	☐	☐
1c. Felix J. Carbullido	☐	☐	☐
1d. Susie Coulter	☐	☐	☐
1e. Sarah M. Gallagher	☐	☐	☐
1f. James A. Goldman	☐	☐	☐
1g. Michael E. Greenlees	☐	☐	☐
1h. Fran Horowitz	☐	☐	☐
1i. Helen E. McCluskey	☐	☐	☐
1j. Kenneth B. Robinson	☐	☐	☐
1k. Nigel Travis	☐	☐	☐

The Board of Directors recommends you vote "FOR" the proposals under Items 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers for the fiscal year ended January 29, 2022.	☐	☐	☐
3. Approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to increase the number of authorized shares.	☐	☐	☐
4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JUNE 8, 2022, AT 10:00 A.M., EASTERN DAYLIGHT TIME

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D72996-P68935

ABERCROMBIE & FITCH CO.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2022

Each holder of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") identified on this proxy card hereby constitute(s) and appoint(s) Scott Lipesky and Gregory J. Henchel, or either of them, the proxy or proxies of the stockholder(s), with full power of substitution in each, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held via live webcast only at www.virtualshareholdermeeting.com/ANF2022, on Wednesday, June 8, 2022, at 10:00 a.m., Eastern Daylight Time, and to vote all of the shares of the Company which the stockholder(s) is/are entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority, to the extent permitted by applicable law, on all other business (none known by the Company at the time of solicitation of this proxy) that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you specify. If no specification is made (except in the case of broker non-votes), this proxy will be voted "FOR" the election of each of the director nominees listed in Item 1, and "FOR" the proposals under Items 2, 3 and 4, and in accordance with the recommendations of the Company's Board of Directors. All proxies previously given or executed by the stockholder(s) identified on this proxy card are hereby revoked.

Continued and to be signed and dated on the reverse side